UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Action of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Energy XXI (Bermuda) Limited
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Canon’s Court, 22 Victoria Street
PO Box HM 1179
Hamilton HM EX, Bermuda

NOTICE OF 2007 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 13, 2007

October 8, 2007

Dear Shareholder:

You are cordially invited to attend Energy XXI (Bermuda) Limited’s 2007 Annual General Meeting of Shareholders (the “2007 Annual General Meeting”). The 2007 Annual General Meeting will be held on Tuesday, November 13, 2007, at 9:00 a.m. (local time) at the offices of Appleby, Canon’s Court, 22 Victoria Street, Hamilton HM EX, Bermuda, to:

1.	Elect three directors as Class II directors, each for a three-year term;
2.	Elect one director as a Class I director for the remaining two years of our Class I directors’ three-year term;
3.	Ratify and approve the appointment of UHY LLP as our independent auditors and to authorize the Audit Committee of our Board of Directors to set the auditors’ remuneration for the fiscal year ending June 30, 2008;
4.	Approve a proposal to amend various provisions of our Bye-Laws to reflect recent amendments to the Bermuda corporation law, to satisfy certain listing requirements of the NASDAQ, to eliminate provisions that no longer apply to us and to make certain other clarifying amendments;
5.	Approve an amendment to our 2006 Long-Term Incentive Plan to increase the number of our common shares available for awards under the plan to 5,000,000, and to restate the eligibility provisions and performance criteria, and establish annual award limits pursuant to section 162(m) of the Internal Revenue Code; and
6.	Address any other matters that properly come before the 2007 Annual General Meeting and any adjournments or postponements of the meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of 2007 Annual General Meeting of Shareholders. The close of business on October 25, 2007 is the record date for determining shareholders entitled to vote at the 2007 Annual General Meeting. Only holders of Energy XXI (Bermuda) Limited’s common shares, par value $0.001 per share (the “Common Shares”), as of the record date are entitled to notice of and to vote on the matters listed in this Notice of 2007 Annual General Meeting of Shareholders.

Whether or not you plan to attend the 2007 Annual General Meeting in person, please sign and date the enclosed proxy and return it promptly in the enclosed postage-paid return-addressed reply envelope. On behalf of Energy XXI (Bermuda) Limited, we appreciate your attention to and support on these matters.

BY ORDER OF THE BOARD OF DIRECTORS

John D. Schiller, Jr.
Chief Executive Officer

i

ENERGY XXI (BERMUDA) LIMITED
Cannon’s Court, 22 Victoria Street
PO Box HM 1179
Hamilton HM EX, Bermuda

PROXY STATEMENT FOR
ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 13, 2007

VOTING INFORMATION

General Information

Purpose of this Proxy Statement

We have prepared this Proxy Statement to solicit proxies on behalf of our Board of Directors for use at our 2007 Annual General Meeting of Shareholders and any adjournment or postponement thereof. We intend to mail this Proxy Statement and accompanying proxy card to all of our shareholders of record as of September 28, 2007 on or about October 8, 2007, but only our shareholders as of the October 25, 2007 record date will be entitled to vote at the 2007 Annual General Meeting. The specific proposals to be considered and acted upon at the 2007 Annual General Meeting are summarized in the accompanying Notice of 2007 Annual General Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

Time and Place of 2007 Annual General Meeting

We will hold the 2007 Annual General Meeting on Tuesday, November 13, 2007, at 9:00 a.m. (local time) at the offices of Appleby, Canon’s Court, 22 Victoria Street, Hamilton HM EX, Bermuda.

Admission Rules

Only shareholders of record as of October 25, 2007 and their accompanied guests, or the holders of their valid proxies, will be permitted to attend the 2007 Annual General Meeting. Each person attending the 2007 Annual General Meeting will be asked to present valid governmental-issued picture identification, such as a driver’s license or a passport, before being admitted to the meeting. In addition, shareholders who hold their shares through a broker or nominee (i.e., in “street name”) should provide proof of their beneficial ownership as of October 25, 2007, such as a brokerage statement showing their ownership of shares as of that date. Cameras, recording devices and other electronic devices will not be permitted at the 2007 Annual General Meeting.

Inspector of Elections

Our Board of Directors has appointed Reid Finance Limited, as the inspector of elections for the 2007 Annual General Meeting. The inspector of elections will separately calculate affirmative, negative and withheld votes, abstentions and broker non-votes for each of the proposals.

Quorum

We must have a “quorum”—at least two (2) shareholders and at least 25% of our outstanding Common Shares represented in person or by proxy—to conduct business at the 2007 Annual General Meeting. Common Shares represented in person or by proxy, including Common Shares that abstain or do not vote with respect to one or more of the matters presented for shareholder approval, will be counted for purposes of determining whether a quorum is present. If a quorum is not present at the 2007 Annual General Meeting, the meeting may be adjourned from time to time until a quorum is obtained.

Who Can Vote

There were 84,219,406 outstanding Common Shares of the Company at September 28, 2007, and each shareholder of record at such date is entitled to receive notice of the 2007 Annual General Meeting. However, only shareholders of record as of the October 25, 2007 record date will be entitled to one (1) vote for each Common Share held on each of the proposals for shareholders presented at the 2007 Annual General Meeting.

Vote Required for the Proposals

The nominees for director receiving the highest number of votes cast in person or by proxy at the 2007 Annual General Meeting in favor of their nomination will be elected. If you mark your proxy to withhold your vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” that nominee. The approvals for the proposal for selection of UHY LLP as the Company’s independent auditor for the year ending June 30, 2008, the proposal to amend various provisions of our Bye-Laws, and the proposal to amend our 2006 Long-Term Incentive to increase the number of our Common Shares available for awards under such plan each requires the affirmative vote of a majority of the votes cast on such proposal at the 2007 Annual General Meeting.

Common Shares that abstain from voting as to a particular proposal, and Common Shares held in street name or nominees that indicate on their proxies that they do not have discretionary authority to vote such Common Shares as to a particular proposal, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or Common Shares voting on such proposal. Accordingly, abstentions and “broker non-votes” will not be included in vote totals and will not affect the outcome of the voting for an applicable proposal.

If a Nominee Becomes Unavailable

If any of our director candidates becomes unavailable for any reason before the election, we may reduce the number of our directors serving on our Board of Directors or a substitute candidate may be designated. We have no reason to believe that any of our director candidates will be unavailable. If a substitute candidate is designated, the persons named in the enclosed proxy card will vote your Common Shares for such substitute if they are instructed to do so by our Board of Directors or, if our Board of Directors does not do so, in accordance with their own best judgment.

Other Matters at the 2007 Annual General Meeting

As of the date of this Proxy Statement, the Company’s management knows of no other matter that will be presented for consideration at the 2007 Annual General Meeting other than those proposals discussed in this Proxy Statement. If any other proposals properly come before the 2007 Annual General Meeting and call for a vote of shareholders, validly executed proxies returned to the Company will be voted in accordance with the recommendations of the Board of Directors, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

Shareholder Questions

The Company expects to make available its directors and other representatives to answer shareholders’ questions of general interest following the formal agenda of the 2007 Annual General Meeting.

Solicitation of Proxies and Expenses

We are asking for your proxy on behalf of our Board of Directors. The Company will bear the entire cost of preparing, printing and soliciting proxies. We will send proxy solicitation materials to all of our shareholders of record as of September 28, 2007, and to all intermediaries, such as brokers and banks, that held any of our Common Shares on that date on behalf of others. These intermediaries will then forward solicitation materials to the beneficial owners of our Common Shares and we will reimburse them for their reasonable forwarding expenses. Our directors, officers and employees may also solicit proxies (without additional compensation) in person or by telephone. The Company may, if appropriate, retain an independent proxy solicitation firm to assist the Company in soliciting proxies.

Proposals By Shareholders

Our Board of Directors does not intend to bring any other matters before the 2007 Annual General Meeting and has not been informed that any other matters are to be presented by others. Our Bye-Laws contain several requirements that must be satisfied in order for any of our shareholders to bring a proposal before one of our annual general meetings, including a requirement of delivering proper advance notice to us. Shareholders are advised to review our Bye-Laws if they intend to present a proposal at any of our annual general meetings.

Voting (Whether in Person or by Proxy)

How Do I Vote My Shares?

You may vote your Common Shares in person at the 2007 Annual General Meeting or you may give us or your designated representative your proxy. We recommend you vote by proxy even if you plan to attend the 2007 Annual General Meeting — you can always change your vote at the 2007 Annual General Meeting.

On What Proposals May I Vote?

Holders of our Common Shares may vote on the following proposals:

1.	To elect three Class II directors to serve on the Board of Directors until the Annual General Meeting in 2010 or until their successors are duly elected and qualified;
2.	To elect one Class I director to serve on the Board of Directors until the Annual General Meeting in 2009 or until his successor is duly elected and qualified;
3.	To ratify and approve the appointment of UHY LLP as independent auditors of the Company for the year ending June 30, 2008 and to authorize the Audit Committee of the Board of Directors to determine the auditors’ remuneration;
4.	To approve a proposal to amend various provisions of our Bye-Laws to reflect recent amendments to the Bermuda corporation law, to satisfy certain listing requirements of the NASDAQ, to eliminate provisions that no longer apply to us and to make certain other clarifying amendments;
5.	To approve an amendment to our 2006 Long-Term Incentive Plan to increase the number of our Common Shares available for awards under the plan to 5,000,000, and to restate the eligibility provisions and performance criteria, and establish annual award limits pursuant to section 162(m) of the Internal Revenue Code.
6.	Any other proposals that may properly come before the 2007 Annual General Meeting or any adjournments or postponements thereof.

What If My Common Shares Are Held in Someone Else’s Name?

If you want to vote at the 2007 Annual General Meeting, but your shares are held by an intermediary, such as a broker, dealer, bank, trustee or other nominee, you will need to obtain proof of ownership of your Common Shares as of October 25, 2007, or obtain a proxy to vote your shares from the intermediary. The intermediary should give you instructions for voting your Common Shares. Please refer to the enclosed proxy card for voting instructions. The instructions set forth below apply to record holders only and not those whose Common Shares are held in the name of a nominee.

How Do I Vote by Proxy If I Am a Record Holder?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the 2007 Annual General Meeting. If you give us your proxy to vote your Common Shares, we will be authorized to vote your Common Shares, but only in the manner you direct. You may direct us to vote for—or withhold authority to vote for—all, some or none of the nominees for director. You may also direct us to vote your Common Shares for or against each of the following proposals:

•	To ratify and approve the appointment of UHY LLP as our independent auditors and to authorize our Audit Committee of our Board of Directors to determine the auditors’ remuneration for our fiscal year ending June 30, 2008;
•	To approve a proposal to amend various provisions of our Bye-Laws to reflect recent amendments to the Bermuda corporation law, to satisfy certain listing requirements of the NASDAQ, to eliminate provisions that no longer apply to us and to make certain other clarifying amendments; and
•	To approve an amendment to our 2006 Long-Term Incentive Plan to increase the number of our Common Shares available for awards under the plan to 5,000,000, and to restate the eligibility provisions and performance criteria, and establish annual award limits pursuant to section 162(m) of the Internal Revenue Code.

You may also abstain from voting.

If you give us your proxy to vote your Common Shares and do not withhold authority to vote for the election of any of the nominees for director, all of your Common Shares will be voted FOR the election of the nominees. If you withhold authority to vote your Common Shares for any nominee, none of your Common Shares will be voted for that candidate, but all of your Common Shares will be voted FOR the election of each other nominee for whom you have not withheld authority to vote.

If you give us your proxy to vote your Common Shares on each of the other proposals for consideration at the annual meeting but do not specify how you want your Common Shares voted, all of your Common Shares will be voted FOR each of the other proposals:

If you give us your proxy to vote your Common Shares and any additional proposals properly come before our shareholders for consideration and a vote at the 2007 Annual General Meeting, the persons named in the enclosed proxy card will vote your Common Shares on those matters as instructed by our Board of Directors or, in the absence of any express instructions, in accordance with their own best judgment. As of the date of this Proxy Statement, we were not aware of any other matter to be raised at the 2007 Annual General Meeting.

What if I Change My Mind After I Give You My Proxy?

You may revoke your proxy at any time before your Common Shares are voted at the 2007 Annual General Meeting by providing us with either a new proxy with a later date (by any method available for giving your original proxy) or by sending our Corporate Secretary a written notice of your desire to revoke your proxy. You may also revoke your proxy at any time prior to your Common Shares having been voted by attending the 2007 Annual General Meeting in person and notifying the inspector of elections of your desire to revoke your proxy. However, your proxy will not automatically be revoked merely because you attend the 2007 Annual General Meeting.

If your Common Shares are held of record by an intermediary, you may submit new voting instructions by contacting your broker, bank or other nominee or you may vote in person at the 2007 Annual General Meeting if you obtain a legal proxy.

Why Did I Receive More Than One Proxy Card?

You may receive more than one proxy or voting card depending on how you hold your Common Shares. Please vote all of your Common Shares. If you hold your Common Shares through someone else, such as a broker or a bank, you may receive materials from them asking you how you want your Common Shares voted.

Will My Shares Be Voted If I Do Not Provide My Proxy?

Your Common Shares may be voted if they are held in “street name”, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under NASDAQ rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

The election of directors and the proposal to approve the selection of UHY LLP as the Company’s independent auditors for the fiscal year ending June 30, 2008 and authorization of the Audit Committee of our Board of Directors to determine the auditors’ remuneration are considered routine matters for which brokerage firms may vote shares where no specific voting instructions are given.

The proposals for approving amendments of our Bye-Laws and an increase in the number of our Common Shares available for awards under our 2006 Long-Term Incentive Plan are not considered routine matters. Thus, absent specific voting instructions from the beneficial owners of Common Shares on these proposals, NASDAQ member brokers may not vote on these proposals.

PRESENTATION OF FINANCIAL STATEMENTS

In accordance with Section 84 of the Companies Act 1981 of Bermuda, the audited consolidated financial statements of the Company for the year ended June 30, 2007 will be available for review before the 2007 Annual General Meeting. These statements have been approved by the Board of Directors of the Company. There is no requirement under Bermuda law that such statements be approved by shareholders, and no such approval will be sought at the 2007 Annual General Meeting.

The audited consolidated financial statements of the Company for the year ended June 30, 2007 have been provided to shareholders by inclusion in the Company’s Annual Report on Form 10-K (without exhibits) mailed with this Notice of 2007 Annual General Meeting of Shareholders and Proxy Statement, but such statements and the Form 10-K do not constitute part of the proxy solicitation materials. The Company’s Annual Report on Form 10-K is also available on our website at www.energyxxi.com.

PROPOSALS YOU MAY VOTE ON

PROPOSAL NO. 1:
ELECTION OF CLASS II DIRECTORS

Our full Board of Directors consists of seven directors. The Board of Directors is divided into three classes, with each of Class I and Class III having two directors and Class II having three directors. The directors in each class serve a three-year term, except that the terms for each of Class I and II were set to expire upon shorter initial terms upon establishment of the Company in 2005 so that the different classes of directors would have staggered terms. The terms of each class expire at successive annual general meetings so that the shareholders elect one class of directors at each annual general meeting.

The current composition of the Board of Directors is:

Director	Age	Director Since
Class I Director (serving until 2009 Annual General Meeting)
David West Griffin	46	July 2005
Hill A. Feinberg*	60	May 2007
Class II Directors (term expiring at 2007 Annual General Meeting)
Steven A. Weyel	53	July 2005
David M. Dunwoody	58	July 2005
Paul Davison	54	May 2007
Class III Directors (serving until 2008 Annual General Meeting)
John Daniel Schiller, Jr.	48	July 2005
William Colvin	48	July 2005

*	Subject to the approval of Proposal 2 as described in this Proxy Statement.

The election of the Class II directors will take place at the 2007 Annual General Meeting. At its meeting on July 17, 2007, our Board of Directors approved the recommendation of the Nomination Committee that each of Messrs. Davison, Dunwoody and Weyel be elected as Class II directors for a three-year term.

If elected, each of Messrs. Davison, Dunwoody and Weyel will serve on the Board of Directors as Class II directors until the 2010 Annual General Meeting, or until their successors are duly elected and qualified or until their earlier resignation or removal in accordance with the Company’s Bye-Laws. If any of the three nominees should become unable to accept election, the persons named on the proxy card as proxies may vote for other person(s) selected by the Board of Directors or the named proxies. For more information about each director, please see “Information About Directors” set forth later in this Proxy Statement. The Company expects each nominee for election as a director at the 2007 Annual General Meeting to be able to accept such nomination.

For more information regarding the independence of our directors, please see “Board of Directors and Governance — Independence.”

Vote Required for Approval

A plurality of votes duly cast by the holders of our Common Shares is required for the election of our directors. The three nominees receiving the highest number of affirmative votes of the Common Shares entitled to vote at the 2007 Annual General Meeting will be elected to our Board of Directors to serve until the 2010 Annual General Meeting or until their successors have been elected and qualified or until their earlier removal or resignation from the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF EACH OF THE CLASS II DIRECTOR NOMINEES.

PROPOSAL NO. 2:
ELECTION OF ONE CLASS I DIRECTOR

In addition to the foregoing, at the meeting on July 17, 2007, our Board of Directors approved the recommendation of the Nomination Committee that Mr. Feinberg be elected by our shareholders as a Class I director to complete the remaining two years of our Class I directors three-year term.

Our current Board of Directors elected Mr. Feinberg on May 7, 2007 to fill a Class I director vacancy created by our Board of Directors by its increase in the number of our directors. As part of such election, Mr. Feinberg entered into a letter agreement with us that provided he would stand for re-election as a Class I director by our shareholders at the 2007 Annual General Meeting.

If elected, Mr. Feinberg will serve on the Board of Directors as a Class I director until the 2009 Annual General Meeting, or until his successor is duly elected and qualified or until his earlier resignation or removal in accordance with the Company’s Bye-Laws. If Mr. Feinberg should become unable to accept election, the persons named on the proxy card as proxies may vote for another person selected by the Board of Directors or the named proxies. For more information about Mr. Feinberg, please see “Information About Directors” set forth later in this Proxy Statement. The Company expects Mr. Feinberg to be able to accept such nomination.

Vote Required for Approval

A plurality of votes duly cast by the holders of our Common Shares is required for the election of our directors. Unless Mr. Feinberg is opposed for election as a director by another nominee, he will be elected to our Board of Directors to serve until the 2009 Annual General Meeting or until his successor has been elected and qualified or until his earlier removal or resignation from the Board of Directors. There currently are no other nominees for Mr. Feinberg’s Class I directorship, and our Board of Directors does not expect to recommend any other nominees for election at the 2007 Annual General Meeting for such directorship.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION
OF MR. FEINBERG AS A CLASS I DIRECTOR.

PROPOSAL NO. 3:
APPROVAL OF APPOINTMENT OF
INDEPENDENT AUDITORS AND AUDITORS’ REMUNERATION

Our Audit Committee has selected UHY LLP as independent auditors of the Company to audit its consolidated financial statements for the year ending June 30, 2008 and our Board of Directors ask that the shareholders approve the appointment of UHY LLP as independent auditors for such year and authorize our Audit Committee to determine the auditors’ remuneration.

All services to be rendered by our independent auditors are subject to pre-approval and review by our Audit Committee.

UHY LLP has audited the Company’s financial statements since the inception of the Company on July 25, 2005.

While the Audit Committee is responsible for the appointment, remuneration, retention and oversight of the Company’s independent auditors, our Audit Committee and our Board of Directors are requesting that the shareholders approve the appointment of UHY LLP as our independent auditors and authorize our Audit Committee to determine the auditors’ remuneration for fiscal year 2008.

Vote Required for Approval

A majority of votes cast by the holders of our Common Shares is required for the approval of the appointment of UHY LLP as our independent auditors and to authorize the Audit Committee of the Board of Directors to set the auditor’s recommendation for the fiscal year ending June 30, 2008.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF
THE APPOINTMENT OF UHY LLP AS OUR INDEPENDENT AUDITORS AND
TO AUTHORIZE THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS TO SET THE AUDITORS’ REMUNERATION FOR THE FISCAL YEAR ENDING JUNE 30, 2008.

PROPOSAL NO. 4:
APPROVAL OF AMENDMENTS TO OUR BYE-LAWS

Our Bye-Laws were originally adopted by our shareholders in July 2005 when the Company was formed and contemplating an initial public offering of Common Shares on the Alternative Investment Market (“AIM”), the London Stock Exchange’s international market for investments in smaller-growth companies. Since that time, we have become a public reporting company in the United States and are now listed on The NASDAQ® Capital Market. Additionally, we established a depository interest facility for the purpose of electronic settlement of transfers of Common Shares in connection with our listing in the United Kingdom. In its continuing review of corporate governance matters, our Board of Directors has approved amendments to our Bye-Laws as outlined below. However, such amendments require the further approval of our shareholders.

Our Board of Directors is proposing all of the amendments be considered as a whole and voted on as a single proposal given the nature of the amendments. Generally, each of the amendments is either to delete a provision of our Bye-Laws that has no further application by its terms, to reflect recent amendments to the Bermuda corporation law or to satisfy certain NASDAQ and securities listing requirements and obligations. In addition, certain of the proposed amendments merely clarify the rights of shareholders that currently exist but are not expressly enumerated. The following summaries are intended to generally describe the substance of the material changes to our proposed Bye-Laws, but shareholders should refer to Appendix A of this Proxy Statement for a copy of our proposed Bye-Laws that is marked to indicate the actual text of all of the proposed amendments.

•	New Bye-Law 1.8 is inserted to clarify that references in the Bye-Laws to shares of the Company that have a right to vote at general meetings of the Company are references generally to any shares of the Company having a right to vote except those entitling the holder of such shares to vote only in limited circumstances or upon the occurrence of a specified event or condition (whether or not those circumstances have arisen or that event or condition has occurred). Our Board of Directors believes this amendment is simply a clarification of voting rights that already exist with respect to the Company.
•	Bye-Law 2 is amended to provide that the Company may, in addition to having its Registered Office at a place in Bermuda as our Board of Directors determines, establish other principal places of business as our Board of Directors from time to time determines. Our Board of Directors believes this amendment is simply a clarification of its rights to establish additional places of business for the Company.
•	New Bye-Law 3.6 provides that no shareholder of the Company has any preemptive rights to purchase shares or other securities of the Company. The proposed amendment does not alter the rights of current shareholders of the Company because such restriction already exists under the applicable statutory law of Bermuda. Nevertheless, our Board of Directors wishes to add the provision to ensure that our shareholders are aware of such restrictions and that any change in such law will not have the effect of providing such rights to our shareholders. Our Board of Directors believes it is extremely uncommon for shareholders in a NASDAQ listed company to have general preemptive or other preferential rights to purchase other shares and it should be clear that the shareholders of the Company do not possess such rights.
•	New Bye-Law 3.8, which generally replaces prior Bye-Law 3.6, provides that the Company may acquire and hold treasury shares and that the Company will be subject to the limitations imposed under Bermuda law with respect to such shares—primarily that the Company shall not have any voting or other rights (except for ownership and the right to transfer such ownership) in respect of such shares. When the Company was originally formed, Bermuda corporation law did not allow treasury shares. Bermuda corporate law has been amended to allow for treasury shares if a company’s Bye-Laws allow for treasury shares and therefore, we are providing for existence of treasury shares in our amended Bye-Laws.

•	Bye-Law 4.1 is amended to clarify that rights attached to any class of shares of the Company may be altered with a resolution of the shareholders of such class passed by a majority of votes cast at a separate general meeting of the holders of such shares. Our Board of Directors desires to include additional language to differentiate the vote required by consent or by general meeting. As currently drafted, the language is unclear.
•	New Bye-Law 5.2 provides that any treasury shares held by the Company are at the disposal of our Board of Directors for further transfer or sale. Our Board of Directors believes such right would generally accompany the right to acquire and hold treasury shares, but wants to make sure such rights are clarified and express.
•	Bye-Law 6.1 is amended to set forth specific procedures relating to issuing share certificates for shares in the Company, including the fact that such certificates may be signed (including by facsimile) by the authorized officers of the Company, as well as any transfer agent or registrar of the Company. Our Board of Directors believes the proposed provisions are customary for a company with publicly-registered shares and proposes such amendments to provide administratively feasible arrangements regarding share certificates for the Company.
•	New Bye-Law 6.2 provides further recognize that the Company may provide for evidence of ownership of shares of the Company by means other than physical share certificates. Our Board of Directors believes it is customary for companies with publicly-registered shares to keep records of ownership in book entry form to facilitate the settlement of transfers of such shares and wishes to make the Company’s right to maintain records in such form express.
•	Bye-Law 6.4 is amended to provide that our Board of Directors has the power to implement any arrangements it believes advisable for evidencing or transferring of title to any securities of the Company as may be permitted by the rules of any stock exchange on which the securities of the Company are listed. The original text only contemplated the permissive provisions of AIM rules, but the Company is now listed on The NASDAQ® Capital Market so our Board of Directors wanted to include language that would permit it to comply with other stock exchange rules under which the Company may be regulated.
•	Prior Bye-Laws 7.1, 7.2 and 7.3 are deleted. These Bye-Laws provided that the Company maintained a lien on its shares for further monies payable and could take action to sell any such shares to satisfy any debt or liability owed by a shareholder to the Company. Our Board of Directors believes any issuances of shares by the Company will be only of fully-paid shares and that a continuing lien on shares is extremely uncommon for a Company with publicly-registered securities. Therefore, our Board of Directors proposes to eliminate such provisions.
•	Prior Bye-Law 8 is removed. Such Bye-Law provided the Company the right to make calls for further capital in respect of any monies unpaid on issued shares. As with the proposed deletion of Bye-Laws 7.1, 7.2 and 7.3, our Board of Directors believes any issuances of shares by the Company will be only of fully-paid shares and that a continuing right to call for further capital in respect of issued shares is extremely uncommon for a Company with publicly-registered securities.
•	New Bye-Law 8 provides rights and procedures for the Company relating to the transfer of dematerialized depository receipts representing underlying securities of the Company (depository interests). As noted above, we have established a depository interest facility for purposes of electronic settlement of transfers of our Common Shares in connection with our listing in the United Kingdom (specifically the CREST electronic settlement system). New Bye-Law 8 clarifies our rights and duties in respect of the establishment and maintaining of such facility, including the right to make arrangements relating to the evidencing, issuance and transfer of depository interests, a statement that the underlying securities for such depository interest shall not form a separate class of securities and a provision that permits the Company to force a conversion of (into a certificated security) or exercise a power of sale in respect of a depository interest, in each case as subject to the legal requirements imposed by relevant United Kingdom and Bermuda law. In connection with such amendment, the proposal also provides for amending Bye-Law 1.1 by inserting the following defined terms: “Depository Interest”, “Regulations” and “Relevant Systems”.
•	Prior Bye-Law 9 is removed and replaced with “[Intentionally omitted].” The removed text provided the Company the right to cause the forfeiture or surrender of shares of the Company in the event a shareholder failed to make payment on any calls for further capital in respect of monies unpaid on issued shares. Because our Board of Directors is also proposing to remove from the Bye-Laws the provision providing a right of the Company to make such further calls on capital, it is correspondingly proposing to remove the related forfeiture right.
•	Bye-Law 18.1 is amended to change the Company’s requirement to provide adequate notice that a general meeting shall be called to not more than 60 days and not less than 10 days before the meeting for an Annual General Meeting and not more than 60 days and not less than 10 days before the meeting for a Special General Meeting. Our current Bye-Laws provide for not less than 20 clear days notice before an Annual General Meeting and not less than 10 clear days notice before a Special General Meetings. The Company believes that the current notice requirements do not allow a sufficient amount of time for the Company to distribute proxy materials, for shareholders to review the proxy materials and return their vote before a meeting of shareholders. The proposed change to our notice requirement, which is consistent with the notice requirements of other large, public U.S. companies, would give the Company sufficient time to distribute proxy materials and give the shareholders sufficient time to review and return their votes before any such meeting.
•	Bye-Laws 20.1 and 20.2 are amended to change the Company’s requirements to establish a quorum of shareholders for a meeting to an amount of shareholders present in person or by proxy and entitled to vote at the subject meeting holding not less than 33 and 1/3% of the issued shares entitled to vote at such meeting. Our current Bye-Laws provide that the threshold for such a quorum is 25%. However, The NASDAQ® Capital Market imposes as a listing requirement (and shareholder protection) a quorum threshold of not less than 33 and 1/3% and, as part of our application to become listed on The NASDAQ® Capital Market, our Board of Directors has agreed to recommend this amendment at our 2007 Annual General Meeting. The proposed change to our quorum requirements may make it more difficult to establish a quorum for purposes of a shareholders meeting, but generally will place a higher threshold for any controlling shareholder (or group of shareholders) of the Company to be able to take action at a shareholders meeting.
•	New Bye-Laws 20.4.4 and 20A set forth clearer procedures for shareholders to propose resolutions to be voted on at an annual general meeting. Our current Bye-Laws only generally require such shareholder proposals to be prescribed by and in accordance with the relevant provisions of Bermuda law applicable to limited companies. The proposed provisions, referred to in proposed new Bye-Law 20.4.4 but set out at length in proposed new Bye-Law 20A, generally require the following:
•	a shareholder wishing to raise a resolution or other business before an annual general meeting must give timely written notice of such resolution or business to the Secretary of the Company;
•	such written notice, to be timely, must be delivered or received at the Company’s Registered Office and the principal executive offices of the Company as set forth in the Company’s filings with the United States Securities and Exchange Commission not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual general meeting of shareholders, provided that, if the applicable annual general meeting is called for a date that is not within 30 days of the anniversary date of such immediately preceding annual meeting, then written notice, to be timely, must be received not later than the close of business on the 10th day following the date that is the earlier of (1) the day on which such notice of the date of the applicable annual general meeting was mailed and (2) the day on which public disclosure of the date for the applicable annual general meeting was made; and

•	a shareholder resolution or other proposed business, to be in proper written form, must set forth (as to each matter being proposed): (i) a brief description of the business desired to be brought before the annual general meeting and the reason for proposing to conduct such business at the annual general meeting, (ii) the name and record address of the proposing shareholder, (iii) the class or series and number of shares of the Company that are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person(s) (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the applicable annual general meeting to bring such business before such meeting.

Finally, the proposed provision permits the chairman of the annual general meeting to make the determination as to whether proposed business was properly brought before such meeting. Our Board of Directors believes these provisions are customary for companies with publicly-registered securities and provide needed clarity to the Company’s shareholders as to the proper procedures to follow in order to raise business before an annual general meeting.

•	Bye-Law 29.1 is amended and new Bye-Law 34.3 is added to eliminate the requirement for use of a corporate seal and instead make it permissable. Our Board of Directors believes the concept of a company’s “Seal” carrying legal significance has been amended under Bermuda corporation law and, therefore, our Board of Directors desires to change the requirement for use of a seal as merely permissive, rather than being required.
•	Bye-Law 30.6 is amended to remove the right of the Company’s President or any Vice-President to preside at meetings of our Board of Directors. Our Board of Directors believes that, as a company with publicly-registered shares, it is important that proceedings of our Board of Directors are presided over by members of such Board of Directors and not possibly by employees of the Company who are not members of our Board of Directors.
•	Bye-Law 31.1 is amended to remove the fixed requirements for the Company to have a President and Vice-President or a Chairman and a Deputy Chairman and generally to clarify that our Board of Directors will set the terms of office for our officers. Our Board of Directors believes the proposed arrangements—that the Board of Directors appoints the officers of the Company (including specifying their titles) and that such officers hold office as our Board of Directors determines—are consistent with standard limited company practice. Furthermore, our Board of Directors believes the previous text of Bye-Law 31.1 already provided our Board of Directors with such general authority.
•	Bye-Laws 38.1 and 38.2 are amended to change the record date for the purpose of identifying the persons entitled to receive notices of any general meeting of the Company’s shareholders to not more than 60 days and not less than 10 days before any such meeting. The Company believes that the current determination of the record date does not allow a sufficient amount of time for the Company to distribute proxy materials, for shareholders to review the proxy materials and return their vote before a meeting of shareholders. The proposed change to our determination of the record date, which is consistent with the record date provisions of other large, public U.S. companies, would give the Company sufficient time to distribute proxy materials and give the shareholders sufficient time to review and return their votes.
•	Prior Bye-Law 48.3 is deleted in its entirety from our Bye-Laws. Bye-Law 48.3 had provided that no revocation or amendment of Bye-Law 49 would be effective unless it is approved by not less than 95% of the shareholders of the Company having the right to vote at general meetings. However, Bye-Law 48.3 itself is subject to amendment generally under Bye-Law 48.1 upon shareholder approval by a majority of votes cast at the 2007 Annual General Meeting. As noted below, the Board of Directors believes that Bye-Law 49 no longer applies to the Company and therefore believes Bye-law 48.3 should be removed as well.
•	The text of prior Bye-Law 49 (other than the caption “Business Combinations”) is removed and replaced with “[Intentionally omitted].” The removed text of Bye-Law 49 was adopted to satisfy requirements in connection with the Company’s initial public offering of Common Shares on the AIM and generally provided a right of purchasers of Common Shares of the Company to approve any business combination using the funds from such offering and to require the Company to repurchase Common Shares in the event a shareholder didn’t approve of the proposed Business Combination. The Company satisfied such requirements with the acquisition of Marlin Energy Offshore, LLC and its affiliates which was approved by the shareholders on March 31, 2006. Therefore, and because such Bye-Law 49 has a somewhat confusing impact on other wording throughout the Bye-Laws, our Board of Directors believes it is in the best interest of the shareholders of the Company to delete the text of Bye-Law 49 and other correlative references in the Bye-Laws. The other correlative references in the Bye-Laws are principally the definition of the following terms in Bye-Law 1.1: “Business Combination”, “IPO”, “IPO Shares”, “Relevant Proportion”, “Target Business”, “Target Business Acquisition Period”, “Termination Date” and “Trust Fund”. Although the amendment or modification of Bye-Law 49 is subject to the terms of Bye-Law 48.3, upon such amendment to Bye-Law 48.3 as noted above, the amendments to Bye-Law 49 and the correlative provisions are subject to amendment only upon shareholder approval by a majority of votes cast at the 2007 Annual General Meeting.

Vote Required for Approval

A majority of votes cast by the holders of our Common Shares is required for the approval of the amendments to our Bye-Laws.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL
OF THE AMENDMENTS TO OUR BYE-LAWS.

PROPOSAL NO. 5:
APPROVAL OF AMENDMENT TO OUR 2006 LONG-TERM INCENTIVE PLAN

Our Board of Directors has adopted and is seeking shareholder approval of an amendment to Energy XXI Services, LLC’s 2006 Long-Term Incentive Plan (our “2006 Long-Term Incentive Plan”) to increase the number of our Common Shares available for awards under the plan by 3,750,000, from 1,250,000 Common Shares to 5,000,000 Common Shares, and to restate the eligibility provisions and performance criteria, and establish annual award limits pursuant to section 162(m) of the Internal Revenue Code, as described below. Our Board of Directors recommends this action in order to enable the Company to continue to provide incentives to attract and retain talented personnel, especially in the event of anticipated future growth. Set forth below is a summary of the 2006 Long-Term Incentive Plan. A copy of the amended 2006 Long-Term Incentive Plan is set forth as Appendix B to this Proxy Statement. The following summary is qualified in its entirety by reference to the full text of the 2006 Long-Term Incentive Plan as set forth as Appendix B.

Background

The 2006 Long-Term Incentive Plan was adopted as an equity-based compensation plan to provide incentives to, and to attract, motivate and retain the highest qualified employees, non-employee directors and other third-party service providers. The 2006 Long-Term Incentive Plan enables our Board of Directors to provide equity-based incentives through awards of options, stock appreciation rights, restricted stock, restricted stock units and other stock or performance-based awards. The 2006 Long-Term Incentive Plan is actually a plan of Energy XXI Services, LLC, our wholly owned Delaware subsidiary through which employment and consultancy and other advisory services are provided to the Company. Nevertheless, the 2006 Long-Term Incentive Plan provides for awards to be made on the basis of the Company’s Common Shares and for our Board of Directors to oversee the administration of the plan.

In addition, the deductibility of certain awards granted to certain of our executive officers (generally our Chief Executive Officer and next three highest paid officers, referred to as our “Covered Employees”) after the annual meeting will potentially be limited unless the performance standards currently in the 2006 Long-Term Incentive Plan are approved by stockholders. Similarly, the proposed amendment restates the eligibility provisions of the 2006 Long-Term Incentive Plan without modification in an effort to satisfy another requirement for deductible performance-based compensation. Specifically, the group of inidividuals eligible to receive awards under a plan designed to award fully deductible performance-based compensation must be approved by our stockholders. Finally, stockholders must approve the annual award limits to Covered Employees under the 2006 Long-Term Incentive Plan to ensure the deductibility of those awards by the Company.

Summary

Under our 2006 Long-Term Incentive Plan, we currently are authorized to issue up to an aggregate of 1,250,000 Common Shares with respect to any awards granted under the plan. As of September 17, 2007, we had made awards with respect to 545,684 Common Shares as restricted stock and 2,619,130 restricted stock units under the plan to certain employees as a component of their compensation package. The restricted stock units may be settled upon vesting, at the Company’s option, with cash or with Common Shares. If a restricted stock unit award is settled with cash, no Common Shares will be issued and therefore such award will have no impact on the limit of authorized Common Shares issuable under the 2006 Long-Term Incentive Plan. No other awards have been issued under our 2006 Long-Term Incentive Plan. If the amendment to the 2006 Long-Term Incentive Plan is approved, and if we settle all of our restricted stock unit awards with cash, we will have approximately 4,450,000 Common Shares available for awards under the plan, which our Board of Directors believes will be sufficient for a reasonable period of time.

As of September 17, 2007, the closing price of our Common Shares which would be underlying any restricted share awards or restricted stock units that may be made under the 2006 Long-Term Incentive Plan) was $5.52.

Administration

Our 2006 Long-Term Incentive Plan provides that it is to be administered by our Remuneration Committee to consist of not less than two independent members of our Board of Directors who qualify as “non-employee directors” (as such term is defined in Rule 16b-3 under the Exchange Act of 1934, as amended (the “Exchange Act”)). The 2006 Long-Term Incentive Plan also provides that any awards to our Chief Executive Officer and our other four highest paid officers (and any person at the time of an award who is likely to be such an officer) are to be administered by a “committee” of solely two or more outside directors (as described in Section 162(m)(4)(c)(i) of the Internal Revenue Code).

Our Remuneration Committee has the authority to make, prior to the expiration date of the 2006 Long-Term Incentive Plan, awards under the plan and interpret and make such rules under the plan as it deems necessary or advisable for the proper administration of the plan. Our Remuneration Committee may consider any factors it deems relevant in selecting the persons to receive awards, along with the type and size of the awards.

Types of Awards

Our 2006 Long-Term Incentive Plan provides for grants of:

•	stock options not intended to qualify under Section 422 of the Internal Revenue Code (“nonqualified stock options”);
•	incentive stock options intended to qualify under Section 422 of the Internal Revenue Code (“incentive stock options”);
•	stock appreciation rights;
•	restricted stock;
•	restricted stock units; and
•	performance and other stock-based awards.

To date, we have only granted awards of restricted stock and restricted stock units.

Stock Options. Our 2006 Long-Term Incentive Plan authorizes grants of incentive stock options and nonqualified stock options. Options granted under the 2006 Long-Term Incentive Plan entitle the grantee, upon exercise, to purchase a specified number of Common Shares from us at a specified exercise price per share. The Remuneration Committee will determine the period of time during which an option may be exercised, as well as any vesting schedule, except that no option may be exercised more than ten years after the date of grant. The exercise price for Common Shares covered by a stock option cannot be less than the fair market value of the underlying Common Shares on the date of grant.

Our 2006 Long-Term Incentive Plan permits the following forms of payment of the exercise price of stock options:

•	by cash or check;
•	with the consent of the Remuneration Committee, by tendering to the Company Common Shares owned by the participant for more than six months having a fair market value as of the date of exercise that does not exceed the full exercise price for the Common Shares with respect to which the stock option is being exercised and by paying the remaining amount of the exercise price by cash or check; or
•	subject to such instructions as the Remuneration Committee may specify, by “cashless exercise” through a broker.

As of the date of this Proxy Statement, we have not granted any stock options under our 2006 Long-Term Incentive Plan.

Stock Appreciation Rights. A stock appreciation right is an award entitling the holder upon exercise to receive an amount equal to the appreciation, from and after the date of grant, in the fair market value of Common Shares. Upon exercise of stock appreciation rights under our 2006 Long-Term Incentive Plan, we may make the required distribution of value in cash or in Common Shares, or a combination thereof, as determined by the Remuneration Committee. Stock appreciation rights may be issued in tandem with options or as stand-alone rights. We may grant stock appreciation rights only at an exercise price that is equal to or greater than the fair market value of our Common Shares on the date of grant.

As of the date of this Proxy Statement, we have not granted any stock appreciation rights under our 2006 Long-Term Incentive Plan.

Restricted Stock. Our 2006 Long-Term Incentive Plan also authorizes the grant of restricted stock awards on terms and conditions established by our Remuneration Committee, which may also include performance conditions. Such awards generally include the designation of a restriction period during which the Common Shares that are the subject of such award are not transferable and are subject to forfeiture. During the restriction period, we retain a right to repurchase all or part of such Common Shares from the participant at the price paid for such Common Shares or other stated formula or price in the event that the conditions specified in the applicable award are not satisfied.

Restricted Stock Units. Restricted stock unit awards entitle recipients to acquire Common Shares or a cash amount, at the Company’s option, equal to the fair market value of such Common Shares the subject of such award, in the future. We do not issue any Common Shares at the time of grant. Rather, we promise to complete the issuance of Common Shares to the recipient or make payment of the applicable cash amount promptly after the award vests. The Remuneration Committee establishes the terms and conditions relating to the vesting of restricted stock unit awards. Generally, the requirements with respect to restriction periods for restricted stock unit awards are the same as those for restricted stock awards. There is no limit to the number of restricted stock units which can be issued under the 2006 Long-Term Incentive Plan.

Performance Grants. The Remuneration Committee may make performance grants that are intended to comply with Section 162(m) of the Internal Revenue Code. Each performance grant will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions. Performance criteria may include earnings per share, increase in revenues, increase in cash flow, increase in cash flow return, return on net assets, return on assets, return on investment, return on capital, return on equity, economic value added, gross margin, net income, pretax earnings, pretax earnings before interest, depreciation and amortization, pretax operating earnings after interest expense and before incentives, service fees and extraordinary or special items, operating income, total stock holder return, debt reduction, any other operational criteria determined by the Remuneration Committee or any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Remuneration Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.

The Remuneration Committee will make all determinations regarding the achievement of performance goals. Actual payments to a participant under a performance grant will be calculated by applying the achievement of performance criteria to the performance goal. Our performance grants are payable in cash, Common Shares or a combination of cash and Common Shares.

Other Stock Awards. Our 2006 Long-Term Incentive Plan also entitles our Remuneration Committee to make any other stock-based or performance-based awards subject to terms and conditions as such committee may determine. Such awards would consist of a right that is not an award as otherwise specifically described under our 2006 Long-Term Incentive Plan and is denominated or payable in, valued in whole in part by reference to, or otherwise based on or related to, our Common Shares or cash.

Eligibility to Receive Awards

Our employees, non-employee directors and other individuals and entities that render consulting or advisory services to the Company or any of its affiliates are eligible to be granted awards under our 2006 Long-Term Incentive Plan. As of September 20, 2007, 80 employees, 4 non-employee directors, and no additional service providers were eligible to receive awards. Currently, the maximum number of Common Shares with respect to which awards may be granted under the 2006 Long-Term Incentive Plan may not exceed 1,250,000, however, included as a voting item for the 2007 shareholder meeting is an increase in the number of Common Shares available under the 2006 Long-Term Incentive Plan to 5,000,000.

The granting of awards under our 2006 Long-Term Incentive Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group. Such awards will be granted at the discretion of our Remuneration Committee. As of September 17, 2007, we have three employees and four non-employee directors, each of whom may receive awards at the discretion of our Remuneration Committee under our 2006 Long-Term Incentive Plan.

Notwithstanding the foregoing, the Company intends to continue its practice of making its annual restricted share awards for 6,000 of the Company’s Common Shares to each of our non-executive directors under the 2006 Long-Term Incentive Plan.

Annual Limitation on Awards

Stock based awards (other than awards that may only be settled in cash) may not be granted to any person under the 2006 Long-Term Incentive Plan in any calendar year relating to more than 5,000,000 shares of our common stock. Awards that may only be settled in cash and awards that are not based on a number of shares of our common stock may not be granted to any person under the 2006 Long-Term Incentive Plan in any calendar year having a value determined on the date of grant in excess of $3,000,000.

Duration, Amendment and Termination

Our Board of Directors retains the authority to amend, suspend or terminate the 2006 Long-Term Incentive Plan, provided that, unless earlier terminated, the 2006 Long-Term Incentive Plan will terminate on October 6, 2016. Notwithstanding the foregoing, our Board of Directors may not amend, suspend or terminate the plan in a manner that would have the effect of terminating an award or otherwise adversely affecting an award holder’s rights in any material respect relating to an award without the consent of any such holder of such an award. Furthermore, any amendment that would constitute a “material revision” of the 2006 Long-Term Incentive Plan requiring shareholder approval under the rules of the applicable exchange on which the Common Shares are listed (such as, for example, the current proposal of increasing the number of available Common Shares under the plan) shall be subject to the approval of the Company’s shareholders.

If the number of Common Shares underlying an award is reduced for any reason or any award under the 2006 Long-Term Incentive Plan can no longer be exercised or paid, then the number of Common Shares no longer subject to such award shall again be available for new awards under the plan (subject to legal limitations that may apply to the type of such applicable award). Common Shares covered under stock appreciation rights are counted against the number of Common Shares available for future awards under the 2006 Long-Term Incentive Plan. Common Shares tendered to purchase Common Shares upon the exercise of any award (a “cashless exercise”) or to satisfy tax withholding obligations are not added back to the number of Common Shares available for future awards under the 2006 Long-Term Incentive Plan.

The number of Common Shares or class of securities subject to any award is subject to ratable adjustment by our Remuneration Committee (whose determination will be final and binding) generally in the event the outstanding Common Shares of the Company are subdivided, consolidated, split-up, spun-off, reclassified, recapitalized or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or other similar action.

Transferability

Transfers of awards under our 2006 Long-Term Incentive Plan are limited to those by will or by the laws of descent and distribution and those pursuant to a domestic relations order.

U.S. Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards under the 2006 Long-Term Incentive Plan and with respect to the Common Shares acquired under the plan. This summary is based on the federal tax laws in effect as of the date of this Proxy Statement. Changes to these laws could alter the tax consequences described below. This summary is not intended to be a complete discussion of all federal income tax consequences associated with the 2006 Long-Term Incentive Plan. Accordingly, for precise advice as to any specific transaction or set of circumstances, participants should consult their own tax and legal advisors. Participants should also consult their own tax and legal advisors regarding the application of any state, local and foreign taxes and any U.S. federal gift, estate and inheritance taxes.

Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize income with respect to an incentive stock option only upon the sale of Common Shares acquired through the exercise of the option, provided the participant has not ceased to be an employee for more than three months before the date of exercise. However, the exercise of an incentive stock option may subject the participant to the alternative minimum tax.

Generally, the tax consequences of selling Common Shares acquired upon the exercise of an incentive stock option will vary depending on the date on which it is sold. If the participant sells such Common Shares more than two years from the date the incentive stock option was granted and more than one year from the date the option was exercised, then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of such Common Shares over the exercise price. If a participant sells Common Shares acquired upon the exercise of an incentive stock option before satisfying such waiting periods, called a “disqualifying disposition”, then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. The amount of ordinary gain will be the difference between the lesser of the amount realized on disposition of the shares or the fair market value of the Common Shares on the date of exercise and the exercise price of the Common Shares. The amount of capital gain will be the amount not already realized as ordinary gain that the participant realizes upon disposition of the Common Shares that exceeds the fair market value of those Common Shares on the date the participant exercised the incentive stock option. This capital gain will be a long-term capital gain if the participant has held such Common Shares for more than one year before the date of sale.

If a participant sells Common Shares acquired upon the exercise of an incentive stock option for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of such Common Shares. This capital loss will be a long-term capital loss if the participant has held such Common Shares for more than one year before the date of sale.

Non-Qualified Stock Options. As in the case of incentive stock options, a participant will not recognize taxable income upon the grant of a non-qualified stock option. However, unlike the case of an incentive stock option, a participant who exercises a non-qualified stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Shares acquired through the exercise of the non-qualified stock option on the exercise date over the exercise price. With respect to any Common Shares acquired upon the exercise of a non-qualified stock option, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling such Common Shares, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the Common Shares and the participant’s tax basis in such Common Shares. This capital gain or loss will be a long-term gain or loss if the participant has held such Common Shares for more than one year before the date of the sale.

Restricted Stock Awards. A participant will not recognize taxable income upon the grant of a restricted stock award unless the participant makes a Section 83(b) election. If the participant makes a valid Section 83(b) election within 30 days of the date of grant, then the participant will recognize ordinary compensation income for the year in which the award is granted in an amount equal to the difference between the fair market value of our Common Shares at the time the award is granted and the purchase price paid for the Common Shares. If a valid Section 83(b) election is not made, then the participant will recognize ordinary compensation income at the time that the forfeiture provisions or restrictions on transfer lapse in an amount equal to the difference between the fair market value of our Common Shares at the time of such lapse and the original purchase price paid for the Common Shares. A participant will have a tax basis in the Common Shares acquired pursuant to the restricted stock award equal to the sum of the price paid and the amount of ordinary compensation income recognized.

Upon the disposition of Common Shares acquired pursuant to a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Shares and the participant’s tax basis in such Common Shares. This capital gain or loss will be a long-term capital gain or loss if the Common Shares are held for more than one year from the earlier of the date that the participant made a Section 83(b) election or the forfeiture provisions and restrictions on transfer lapsed.

Restricted Stock Units. The tax consequences of restricted stock units are substantially the same as the tax consequences of restricted stock, except that no Section 83(b) election may be made with respect to restricted stock units.

Stock Appreciation Rights. A participant will not have income upon the award of a stock appreciation right. A participant will have compensation income upon the exercise of a stock appreciation right equal to the appreciation in the value of the Common Shares underlying the stock appreciation right. When the Common Shares distributed in settlement of the stock appreciation right are sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the Common Shares on the exercise date. Any capital gain or loss will be long-term if the participant held the Common Shares for more than one year.

Performance Awards/Other Stock Awards. A participant generally will not recognize taxable income upon the grant of a performance award or other stock award. The participant will recognize ordinary compensation income at the time that the forfeiture provisions for such performance award or other stock award lapses in an amount equal to such award (including, for purposes of a stock award, the value of such underlying Common Shares on the date of such lapse).

Additional Considerations in Regard to Changes in Control. Where payments to certain employees that are contingent on a change in control exceed limits specified in the Internal Revenue Code, such employees generally are liable for a 20% excise tax on, and the Company or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. The Remuneration Committee may make awards under the 2006 Long-Term Incentive Plan as to which the vesting thereof is accelerated by a change of control of the Company. Such accelerated vesting would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered with respect to certain employees of the Company and its subsidiaries.

Tax Consequences to the Company

The making of an award under the 2006 Long-Term Incentive Plan generally will have no tax consequences to us. Moreover, in general, neither the exercise of an incentive stock option nor the sale of Common Shares acquired under the 2006 Long-Term Incentive Plan will have any consequences to us. However, we and our subsidiaries generally will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant under the 2006 Long-Term Incentive Plan, including in connection with a restricted stock award, restricted stock unit or stock appreciation right or as a result of the exercise of a non-qualified stock option or a disqualifying disposition of an incentive stock option. Subject to certain exceptions, Section 162(m) of the Internal Revenue Code disallows United States federal income tax deductions for compensation paid by a publicly-held corporation to Covered Employees to the extent the amount paid to an executive exceeds $1 million for the taxable year. Our 2006 Long-Term Incentive Plan has been designed to allow the Remuneration Committee to award stock options, stock appreciation rights, restricted stock, restricted stock units and performance grants that qualify under an exception to the deduction limit of Section 162(m) for performance-based compensation.

Special Considerations under Internal Revenue Code Section 409A

Internal Revenue Code Section 409A is effective in general for any compensation deferred under a nonqualified deferred compensation plan on or after January 1, 2005. If at any time during a taxable year a nonqualified deferred compensation plan fails to meet the requirements of Section 409A, or is not operated in accordance with those requirements, all amounts (including earnings) deferred under the plan for the taxable year and all preceding taxable years, by any participant with respect to whom the failure relates, are includible in such participant’s gross income for the taxable year to the extent not subject to substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Section 409A, the amount also is subject to an additional income tax and enhanced interest. The additional income tax is equal to 20% of the amount required to be included in gross income. The interest imposed is equal to the interest at the underpayment rate specified by the Internal Revenue Service, plus one percentage point, imposed on the underpayments that would have occurred had the compensation been includible in income for the taxable year when first deferred, or if later, when not subject to a substantial risk of forfeiture.

In addition, the requirements of Section 409A are applied as if (i) a separate plan is maintained for each participant and (ii) all compensation deferred with respect to a particular participant under an account balance plan is treated as deferred under a single plan, all compensation deferred under a nonaccount balance plan is treated as deferred under a separate single plan, all compensation deferred under a plan that is neither an account balance plan nor a nonaccount balance plan (for example, equity-based compensation) is treated as deferred under a separate single plan, and all compensation deferred pursuant to an involuntary separation pay arrangement is treated as deferred under a separate single plan. Thus, if a plan failure under Section 409A relates only to a single participant, then only the compensation deferred by that particular participant will be includible in gross income and subject to the additional income tax and interest, but any amount deferred by the participant under a different plan of a similar basic type will be includible in the participant’s gross income and subject to the additional income tax and interest as well.

In general, stock options and stock appreciation rights do not provide for a deferral of compensation subject to Section 409A if (i) the underlying stock is “service recipient stock”, (ii) the exercise price per share is equal to and can never become less than 100% of the fair market value per shares of the underlying stock at the time of grant and (iii) the option or stock appreciation right is not modified, renewed or extended after the date of grant in a way that would cause the option or stock appreciation right to provide for a deferral of compensation or additional deferral feature. Restricted stock awards generally do not provide for a deferral of compensation subject to Section 409A, unless (i) the award is received more than 2½ months beyond the end of the first taxable year (employee’s or employer’s, whichever is later) in which the legally binding right to such award arises and is no longer subject to a substantial risk of forfeiture and (ii) the award includes at least some shares that are not subject to a substantial risk of forfeiture at the time the award is received. It is our intent that the arrangements under which participants receive stock options, stock appreciation rights and restricted stock do not provide for a “deferral of compensation” subject to Section 409A and our 2006 Long-Term Incentive Plan actually provides that such grants may only be made if they do not constitute a deferral of compensation within the meaning of Section 409A.

Restricted stock units, performance grants and stock awards provide for a deferral of compensation subject to Section 409A only if payment of such an award occurs more than 2½ months after the end of the first taxable year (employee’s or employer’s, whichever is later) in which a legally binding right to payment under the award arises and is no longer subject to a substantial risk of forfeiture. Under the 2006 Long-Term Incentive Plan, restricted stock units, performance grants and stock awards are generally paid within 2 ½ months after the end of the first taxable year in which a legally binding right to payment under the award arises and the awards are no longer subject to a substantial risk of forfeiture.

Interest of Certain Persons in the Proposal to Amend our 2006 Long-Term Incentive Plan

As noted above, each of our employees, which includes our executive officers and our non-executive directors is eligible for awards under our 2006 Long-Term Incentive Plan at the discretion of our Remuneration Committee. At this time, we cannot determine the number or type of awards to be granted to our directors, executive officers or any of their respective associates who would constitute persons eligible to receive an award under the 2006 Long-Term Incentive Plan. Our Remuneration Committee is comprised entirely of non-executive directors, so such directors have an interest in the approval of an increase in the number of Common Shares available under the 2006 Long-Term Incentive Plan. Furthermore, our practice has been to make the annual restricted share awards for 6,000 as well as quarterly compensation for director services of the Company’s Common Shares that we provide as compensation to our non-executive directors. However, we would make provision for the annual restricted share awards as compensation to our non-executive directors as a general corporate matter if Common Shares were unavailable for such awards under the 2006 Long-Term Incentive Plan.

Vote Required for Approval

A majority of votes cast by the holders of our Common Shares is required for the approval of the amendment to our 2006 Long-Term Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL
OF THE AMENDMENT TO OUR 2006 LONG-TERM INCENTIVE PLAN.

INFORMATION ABOUT DIRECTORS

The following table sets forth the names, ages and positions of our directors. The directors respective backgrounds are described following the table:

Name	Age	Position(s) with the Company
John D. Schiller	48	Chairman and Chief Executive Officer
Steven A. Weyel	53	Director, President and Chief Operating Officer
David West Griffin	46	Director, Chief Financial Officer
William Colvin(1)	48	Director
Paul Davison(2)	54	Director
David M. Dunwoody(3)	58	Director
Hill A. Feinberg(4)	60	Director

(1)	Chairman of Audit Committee, member of Remuneration and Nomination committees.
(2)	Member of Audit, Remuneration and Nomination committees.
(3)	Chairman of the Remuneration Committee, member of the Audit and Nomination committees.
(4)	Chairman of the Nominations Committee, member of the Audit and Remuneration committees.

Messrs. Schiller, Weyel and Griffin were the initial founders of the Company and were elected as directors in connection with the establishment of the Company. Messrs. Colvin and Dunwoody were elected non-executive directors shortly following the formation of the Company on July 25, 2005 in contemplation of the Company’s initial public offering on AIM. Messrs. Davison and Feinberg were appointed to our Board of Directors by the other directors on May 7, 2007 as the Company contemplated its listing of its Common Shares on The NASDAQ® Capital Market following its registrations of such shares under both the Exchange Act and the United States Securities Act of 1933, as amended (the “Securities Act”).

John D. Schiller, Jr. Mr. Schiller is our Chairman and Chief Executive Officer and has been since our inception. Between December 2004 and November 2005, Mr. Schiller acted as interim chief executive officer of Particle Drilling, Inc. Between December 2003 and December 2004, Mr. Schiller pursued personal interests and private investment opportunities. From April 2003 to December 2003, Mr. Schiller served as Vice President, Exploration & Production, for Devon Energy with responsibility for domestic and international activities. Before joining Devon Energy, Mr. Schiller was Executive Vice President, Exploration & Production, for Ocean Energy, Inc. from 1999 to April 2003, with responsibility for Ocean’s worldwide exploration, production and drilling activities. Mr. Schiller joined Ocean Energy from Seagull Energy, where he served as Senior Vice President of Operations, prior to the merger of the two companies in March of 1999. From 1985 to 1998, Mr. Schiller served in various positions with Burlington Resources, including Engineering and Production Manager of the Gulf of Mexico Division and Corporate Acquisition Manager. From 1981 to 1985, Mr. Schiller was a staff engineer at Superior Oil. Mr. Schiller serves on the Board of Directors of Particle Drilling, Inc., a development stage oil and gas services company. Mr. Schiller also serves on the board of the Escape Family Resource Center, a charitable organization. Mr. Schiller is a charter member of the Texas A&M Petroleum Engineering Industry Board. Mr. Schiller graduated with honors from Texas A&M University with a Bachelor of Science in Petroleum Engineering in 1981.

Steven A. Weyel. Mr. Weyel is our President and Chief Operating Officer and has been since our inception. Mr. Weyel is co-founder and was most recently Principal and President/COO of EnerVen LLC, a company developing and supporting strategic ventures in the emerging energy industry, which company was formed in September 2002. In August 2005, Mr. Weyel sold his membership interests and resigned his positions in EnerVen LLC to devote full time and efforts to the Company. From 1999 to 2002, Mr. Weyel was President and COO of InterGen North America, a Shell-Bechtel joint venture in the merchant gas and power business. From 1994 to 1999, Mr. Weyel was with Dynegy Corporation, previously known as Natural Gas Clearinghouse and NGC Corporation, where he served in various executive leadership positions, including Executive Vice President — Integrated Energy and Senior Vice President — Power Development. Mr. Weyel has a broad range of experience in the international oil service sector, including ownership of his own firm, Resource Technology Corporation, from 1983 to 1994, where he identified a new market opportunity based on evolving technology, and created the global engineering leader in onsite energy commodity reserves evaluation. From 1976 to 1983, Mr. Weyel worked with Baker Eastern S.A. (Baker-Hughes), in numerous strategic growth roles including Managing Director for the Western Hemisphere. Mr. Weyel also served with Mr. Schiller on the Board of Directors of Particle Drilling until his resignation on August 7, 2007. Mr. Weyel received his Masters in Business Administration from the University of Texas at Austin in 1989. Mr. Weyel graduated from Texas A&M University with a Bachelor of Science in Industrial Distribution in 1976.

David West Griffin. Mr. Griffin is our Chief Financial Officer and has been since our inception. Prior to our inception, Mr. Griffin spent his time focusing on the formation of the Company. From January 2004 to December 2004, Mr. Griffin was the Chief Financial Officer of Alon USA, a refining and marketing company. From April 2002 to January 2004, Mr. Griffin owned his own turn-around consulting business, Energy Asset Management. From 1996 to April 2002, Mr. Griffin served in various positions with InterGen, including as Chief Financial Officer for InterGen’s North American business and supervisor of financing of all of InterGen’s Latin American projects. From 1993 to 1996, Mr. Griffin worked in the Project Finance Advisory Group of UBS. From 1985 to 1993, Mr. Griffin served in various positions with Bankers Trust Company. Mr. Griffin graduated Magna Cum Laude from Dartmouth College in 1983 and received his Masters in Business Administration from Tuck Business School in 1985.

William Colvin. Mr. Colvin is one of our independent non-executive directors. He chairs both our Audit and Nomination committees and is a member of its Remuneration Committee. Mr. Colvin was appointed chairman of the board of Southern Cross Healthcare PLC, a nursing home operator based in the UK, in March 2005 following the acquisition of NHP plc by funds controlled by The Blackstone Group. From January 2000 to February 2005 Mr. Colvin was a director of NHP Plc, a property investment group in the UK specializing in the ownership of freehold or long leasehold interests in modern purpose-built nursing homes. From November 2000 to February 2005, Mr. Colvin was also the Chief Executive of NHP Plc. He was Finance Director of British-Borneo Oil & Gas Plc from 1992 to 1999. From 1990 to 1992, Mr. Colvin was Finance Manager/Director at Oryx UK Energy. From 1989 to 1990, he was group financial controller at Thames Television plc. From 1984 to 1989, he worked in a variety of financial roles for Atlantic Richfield (ARCO) Inc. From 1979 to 1984, Mr. Colvin worked in the audit department of Ernst & Young. He is also a non-executive director of Sondex Plc and BSN Medical. He qualified as a Scottish Chartered Accountant in 1982 and holds a Bachelor of Commerce degree from the University of Edinburgh.

Paul Davison. Mr. Davison is one of our independent non-executive directors. He became a director on May 7, 2007 and is a member of our Audit, Nomination and Remuneration committees. Mr. Davison has over 30 years of experience in the oil and gas industry in petroleum engineering and general management positions with Shell and Clyde Petroleum plc and mostly recently serving as Technical and Operations Director of Paladin Resources plc from 1997 until its takeover in 2006. Since 2006 he has pursed personal interests. Mr. Davison graduated from Nottingham University in 1974 with a degree in Mining Engineering.

David M. Dunwoody. Mr. Dunwoody is one of our independent non-executive directors. He chairs the Remuneration Committee and is a member of its Audit and Nomination committees. Mr. Dunwoody is the President of Morris Pipeline Company, a natural gas gathering company operating in Texas and has served in that capacity since 1998. From 1982 to 1998, Mr. Dunwoody held various positions with TECO Pipeline Company, an intrastate pipeline company operating in Texas. Prior to being acquired by PG&E Corporation, TECO operated over 1,100 miles of gas gathering and transmission pipelines. Mr. Dunwoody graduated from the University of Texas at Austin in 1971, receiving a Bachelors of Business Administration degree.

Hill A. Feinberg. Mr. Feinberg is one of our independent non-executive directors. He chairs the Nominations Committee and is a member of the Audit and Remuneration committees. Mr. Feinberg is Chairman and Chief Executive Officer of First Southwest Company, a privately held, fully diversified investment banking firm founded in 1946. Before joining First Southwest Company in 1991, Mr. Feinberg was a Senior Managing Director at Bear Stearns & Co. and a former Vice President and Manager of Salomon Brothers in the Dallas office. Mr. Feinberg is a past Chairman of the Municipal Securities Rulemaking Board (MSRB), the self-regulatory organization charged with the responsibility of writing rules governing the municipal securities activities of registered brokers. He is currently Chairman of the Board of Directors of the MBM Foundation, which is the governing board of the partnership between Menninger Clinic and Baylor College of Medicine and Chairman of the Board of Directors of Phoenix Houses of Texas. Mr. Feinberg also serves as a member of the boards of Cardiopulmonary Research Science and Technology Institute, the Greater Dallas Chamber, Phoenix House Foundation, Texas State Bank, St. Mark’s School of Texas and the Board of Visitors of UT Southwestern Health System. He is a past member of the Zale Lipshy University Medical Center Board of Directors. Mr. Feinberg received his bachelor’s degree in finance from the University of Georgia in 1969. After graduation, he joined the United States Army Corps of Engineers, serving as 1st Lieutenant in Vietnam from 1970 to 1971.

BOARD OF DIRECTORS AND GOVERNANCE

Role of the Board of Directors

Pursuant to our Bye-Laws, the number of directors is fixed and may be increased or decreased from time to time by resolution of our Board of Directors, provided that the number of directors must not be less than three (3). Currently, our Board of Directors has fixed the number of directors at seven (7) members. Our Board of Directors is divided into three classes, Class I, Class II and Class III, with staggered terms of office ending in 2009, 2007 and 2008, respectively. The terms for each class expire on the date of the third annual general meeting following the most recent election of directors for such class. Each director holds office until the next annual general meeting for the election of directors of his class and until his successor has been duly elected and qualified or until his earlier removal or resignation.

Our Board of Directors meets regularly to review significant developments affecting the Company and to act on matters requiring Board of Directors approval. Our Board of Directors held four formal board and committee meetings during the fiscal year ended June 30, 2007 and acted eight times by written consent. Combined attendance at our board meetings and committee meetings in the fiscal year ended June 30, 2007 was 100% of the aggregate of the total number of meetings of our Board of Directors and the total number of meetings held by all committees of our Board of Directors (determined on the basis of each committee on which each applicable director served and during the period for which each such director served).

Corporate Governance

The Company maintains a corporate governance page on its website, which includes key information about its Code of Business Conduct and Ethics and charters for each of the committees of our Board of Directors, including the Audit Committee, the Remuneration Committee and the Nomination Committee. The corporate governance page can be found at www.energyxxi.com, by clicking on “Investor Relations” and then on “Corporate Governance.”

Independence

The Nomination Committee conducts a review at least annually of our corporate governance principles and periodically of our director qualification standards, and such reviews include consideration of the independence of the members of our Board of Directors and its committees. Four of our seven directors are non-employee directors (all except Messrs. Schiller, Weyel and Griffin). Although we did not become listed on the The NASDAQ® Capital Market until after the conclusion of our fiscal year ended June 30, 2007, we were proceeding with the application for such listing much sooner and, thus, our Board of Directors had previously adopted the NASDAQ standards for “independence” to assist in making determinations of director independence. For committee memberships, we have also generally adopted requirements that each member also be a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and “outside directors” as defined by Section 162(m) of the United States Internal Revenue Code. Based upon such standards, the Nomination Committee has affirmatively determined that each of our non-employee directors, William Colvin, Paul Davison, David M. Dunwoody and Hill Arnold Feinberg, meets these standards and is independent for purposes of their respective service on our Board of Directors and on the respective committee(s) of our Board of Directors on which such directors serve. Other than the employment relationships of Messrs. Schiller, Weyel and Griffin and the director compensation arrangements described in this Proxy Statement, the Nomination Committee was not aware of any other transactions, relationships or arrangements that would properly be subject to consideration in determining the independence of our directors.

Executive Sessions and Meetings of Independent Directors

Our Board of Directors intends to hold executive sessions of the non-management directors following each regularly scheduled meeting of the Board of Directors. Executive sessions do not include any employee directors of the company. Our Board of Directors also intends to hold executive sessions of the independent directors at least once a year.

Board Attendance at Annual General Meetings

The Company encourages its directors to attend the Company’s annual general meetings but does not require them to do so. The Company reimburses the travel expenses of any director who travels to attend the annual general meetings. At the 2006 Annual General Meeting, all of our directors then in office attended.

Communications with the Board of Directors

The Company’s non-management and independent directors have approved a process for shareholders to communicate with our directors. Pursuant to that process, shareholders, employees and others interested in communicating with our Board of Directors may communicate with our Board of Directors by writing to the following address:

Energy XXI (Bermuda) Limited
c/o Corporate Secretary
Canon’s Court, 22 Victoria
PO Box HM 1179
Hamilton HM EX, Bermuda

In any such communication, an interested person may also designate a particular director, or a committee of our Board of Directors, such as the Audit Committee. Our Corporate Secretary will forward all correspondence to our Board of Directors or the particularly designated audience, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements or patently offensive or otherwise inappropriate material. Our Corporate Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics as its “code of ethics” as defined by regulations promulgated under the Securities Act and the Exchange Act, which applies to all of the Company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct and Ethics is available at the “Investor Relations” and “Corporate Governance” section of the Company’s website www.energyxxi.com. A copy of the Code of Business Conduct and Ethics may also be obtained free of charge from the Company upon a request directed to Energy XXI (Bermuda) Limited, Canon’s Court, 22 Victoria, PO Box HM 1179, Hamilton HM EX, Bermuda, Attention: Investor Relations. The Company will promptly disclose any substantive changes in or waivers, along with reasons for the waivers, of the Code of Business Conduct and Ethics by posting such information on its website at www.energyxxi.com under “Investor Relations” and “Corporate Governance.”

Policies and Procedures Dealing with the Review, Approval and Ratification of Related Party Transactions

As part of the Code of Business Conduct and Ethics, the Company has adopted procedures related to the identification of conflicts of interest including related party transactions. Any potential conflicts of interest including related party transactions are to be brought to the attention of the appropriate personnel. Senior management evaluates instances of potential conflicts, including related party transactions and in cases where the matter is deemed significant, consults with the Board of Directors.

Committees of our Board of Directors

Our Board of Directors currently has an Audit Committee, a Remuneration Committee and a Nomination Committee.

Audit Committee

Our Board of Directors has established an Audit Committee that convenes at least four times a year. The Audit Committee is currently comprised of Messrs. Colvin (who serves as its chair), Dunwoody, Davison and Feinberg, each of whom is an independent director of the Company under the applicable rules of NASDAQ and Rule 10A-3 under the Exchange Act.

Our Audit Committee held three meetings during the fiscal year ended June 30, 2007.

The Board of Directors has determined that Mr. Colvin is a “financial expert” within the meaning stipulated by the SEC.

The Audit Committee operates under a written charter adopted by our Board of Directors, a current copy of which is available on the Company’s website at www.energyxxi.com under “Investor Relations” and “Corporate Governance.”

The Audit Committee recommends the annual appointment of independent auditors with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, and reviews accounting principles we will use in financial reporting, internal auditing procedures and the adequacy of our internal control procedures. The Audit Committee’s report regarding the fiscal year ended June 30, 2007 begins on page 43.

Remuneration Committee

Our Board of Directors has established a Remuneration Committee comprised of Messrs. Dunwoody (who serves as its chair), Colvin, Davison and Feinberg, all of whom are independent under the applicable rules of NASDAQ.

Our Remuneration Committee held two meetings during the fiscal year ended June 30, 2007.

The Remuneration Committee operates under a written charter adopted by our Board of Directors, a current copy of which is available on the Company’s website at www.energyxxi.com under “Investor Relations” and “Corporate Governance.”

The Remuneration Committee evaluates the performance of the officers of the Company, reviews overall management compensation and benefits policies, and reviews and recommends employee benefits plans, options and/or restricted share grants and other incentive arrangements. The Remuneration Committee’s report begins on page 34.

Nomination Committee

Our Board of Directors has established a Nomination Committee comprised of Messrs. Feinberg (who serves as its chair), Colvin, Davison and Dunwoody, all of which are independent under the applicable rules of NASDAQ.

Our Nomination Committee held two meetings during the fiscal year ended June 30, 2007.

The Nomination Committee operates under a written charter adopted by our Board of Directors, a current copy of which is available on the Company’s website at www.energyxxi.com under “Investor Relations” and “Corporate Governance.”

The primary purposes of the Nomination Committee are to: (1) identify individuals qualified to become members of our Board of Directors and recommend such individuals to our Board of Directors for nomination for election to the Board of Directors, (2) make recommendations to our Board of Directors concerning committee appointments, and (3) provide oversight of the corporate governance affairs of the Board of Directors and the Company.

Our Nomination Committee has a policy of considering candidates for director of the Company, including those candidates recommended by our shareholders. The Nomination Committee reviews candidates based on general criteria it has established for membership on our Board of Directors, including, among other things, such candidates’ integrity, independence, diversity of experience, leadership, ability to exercise sound judgment, scientific expertise, prior government service and experience at policy-making levels involving issues affecting business, government, education, technology and other areas relevant to the Company’s global business. Our Nomination Committee uses the same processes in evaluating nominations for our Board, irrespective of whether the nomination is made by a shareholder or by a member of our Board of Directors. Although our Nomination Committee has not established any fixed qualifications for an acceptable nominee to our Board of Directors, our Nomination Committee believes our directors should possess the highest personal and professional ethics, integrity and values, be committed to representing the long-term interests of our shareholders and be willing and able to devote sufficient time to carrying our their duties and responsibilities effectively. In addition, our directors should be committed to serve on our Board of Directors for an extended period of time and should not serve on the boards of business entities competitive with us, or on the board of directors of more than three public companies, unless doing so would not impair the director’s service on our Board of Directors. Our Nomination Committee does not have a formal process for identifying and evaluating nominees for directors, but rather uses its network of contacts to identify and evaluate potential candidates.

Assuming the adoption of the amendments to our Bye-Laws as set forth in this Proxy Statement, any shareholder desiring to nominate qualified candidates for election as a director to our Board of Directors must submit to our Corporate Secretary a notice, executed by such shareholder (not being the person proposed as a candidate) prior to a contemplated annual general meeting of the Company and received not less than 60 days nor more than 90 days before the date of the Company’s proxy statement released to the Company’s shareholders in connection with the prior year’s annual general meeting, of the intention to propose such candidate. The notice must set forth as to each person whom the shareholder proposes to nominate for director:

•	the name, age, business address and residence address of such person;
•	the principal occupation or employment of such person;
•	the class, series and number of shares of the Company which are beneficially owned by such person;
•	particulars which would, if such person were so appointed, be required to be included in the Company’s register of directors and officers maintained under Bermuda law;
•	a letter from such person indicating that he is wiling to be considered for election as a director; and
•	all other information relating to such person that is required to be disclosed in solicitations for proxies for the election of directors pursuant to the rules and regulations of the United States Securities and Exchange Commission under Section 14 of the Exchange Act.

Compensation Committee Interlocks and Insider Participation

None of the members of the Remuneration Committee is or has been an officer or employee of the Company. None of the Company’s executive officers currently serves on the Remuneration Committee or any similar committee of another public company.

Mr. Schiller, our Chairman of the Board and Chief Executive Officer, participated in deliberations concerning executive compensation, although he was not responsible for the final determination of his compensation.

Director Compensation

We believe that it is important to attract and retain outstanding non-employee directors and one way that we believe to achieve this goal is to offer compensation and incentives for such service. Directors who are not deemed “independent,” or who are employees of the Company or any of its subsidiaries, receive no additional compensation for their services as directors. A description of the compensation of Messrs. Schiller, Weyel and Griffin, each of whom is an employee director of the Company, is separately provided in this Proxy Statement under “Executive Compensation.”

The following table and narrative disclosure provide information on our compensation for non-employee directors for our fiscal year ended June 30, 2007.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
William Colvin	$52,404	$18,000	$26,202	$96,606
Paul Davison	7,033	5,600	3,516	16,149
David M. Dunwoody	43,819	18,000	21,911	83,730
Hill A. Feinberg	8,544	5,600	4,272	18,416

(1)	The amounts shown reflect the fees earned by each non-executive director. However, each of the non-executive directors elected to forego all cash compensation earned during the fiscal year ended June 30, 2007 and receive Common Shares with a market value equal to 150% of such cash compensation in accordance with the Company’s director compensation plan. The amount reflecting the 50% of market value in excess of the cash compensation earned is reflected in the “All Other Compensation” column of the table.
(2)	The amounts shown reflect the compensation cost related to restricted share awards included in the Company’s financial statements for the fiscal year ended June 30, 2007. The grant date fair value of each of the awards, as determined pursuant to Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“FAS 123R”), on a per share basis was $5.03 for Messrs. Colvin and Dunwoody, respectively, and $4.78 for Messrs. Davison and Feinberg, respectively. For a discussion of the valuation assumptions used in calculating the compensation cost for the requisite service period and the grant date fair value of each of the awards, see the description under “Executive Compensation — Compensation Discussion and Analysis — Elements of Compensation — Material Tax and Accounting Considerations” set forth later in this Proxy Statement.
(3)	The fiscal year 2007 restricted share awards were granted to each of Messrs. Colvin, Davison, Dunwoody and Feinberg in the respective share amounts as follows:

Name	Date of Grant	Number of Restricted Shares
William Colvin	October 5, 2006	6,000
David M. Dunwoody	October 5, 2006	6,000
Paul Davison	May 7, 2007	3,000
Hill A. Feinberg	May 7, 2007	3,000

As of the end of the fiscal year ended June 30, 2007, the rights of each of the non-executive directors in the restricted share awards had not fully vested and there were the following outstanding restricted share awards for these directors: 1,500 restricted shares for each of Messrs. Colvin and Dunwoody and 2,000 restricted shares for each of Messrs. Davison and Feinberg.

(3) Amounts shown reflect the 50% of market value of Common Shares that each of the non- executive directors received by electing to forego their respective cash compensation earned during the fiscal year ended June 30, 2007 and to receive Common Shares with a market value equal to 150% of such cash compensation in lieu thereof. In respect of such election, during fiscal year 2007, we delivered to each of Messrs. Colvin, Davison, Dunwoody and Feinberg 15,382, 1,729, 12,782 and 2,101 Common Shares, respectively, with an average per common share value of $5.11, $6.10, $5.14 and $6.10, respectively.

In October 2006, our board adopted a non-executive director remuneration plan. This plan compensates our non-employee directors as follows:

•	an annual cash retainer of $30,000, payable quarterly;
•	an annual restricted share award of 6,000 of our Common Shares;
•	an additional cash retainer of $2,500 per board meeting attended;
•	an additional cash retainer of $1,500 per committee meeting attended;
•	an additional annual cash retainer of $15,000 for the chairman of the Audit Committee; and
•	an additional annual cash retainer of $10,000 for the chairman of any committee other than the Audit Committee.

Our director remuneration plan also allows each director to receive Common Shares in lieu of any cash payment for board or committee services. To the extent any director makes this election, the director is entitled to receive Common Shares with a market value equal to 150% of the equivalent cash compensation foregone. We also provide our directors liability insurance policies.

As part of our start up, we entered into non-executive appointment letters dated August 31, 2005 with Messrs. Colvin and Dunwoody. Under the terms of these letters, Messrs. Colvin and Dunwoody agreed to act as non executive directors of the Company for a period of three years, although the term of service may be terminated by either party on one-month’s prior written notice. On May 7, 2007, we also entered into non-executive appointment letters with Messrs. Davison and Feinberg. Under his letter, Mr. Davison agreed to act as a non-executive director of the Company for a period of three years, with his continued service subject to his election at the 2007 Annual General Meeting and the right of termination by either party on one-month’s prior written notice. Mr. Feinberg similarly agreed to act as a non-executive director for a period of two years, with his continued service likewise subject to election at the 2007 Annual General Meeting and the right of termination by either party on one-month’s prior written notice. The compensation under these appointment letters is consistent with the director remuneration plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of September 10, 2007 the number and percentage of our outstanding Common Shares that, according to the information available to us, were owned by (1) each of our directors and each person nominated to become one of our directors, (2) each of Messrs. Schiller, Weyel and Griffin and our other executive officers (including Ben Marchive, our Senior Vice President, Operations, and Steve Nelson, our Vice President of Drilling and Production, who along with Messrs. Schiller, Weyel and Griffin are our “Named Executive Officers” for whom we provide compensation information in this Proxy Statement), (3) each person known by us to be the beneficial owner of more than 5% of our outstanding Common Shares and (4) all of our directors and executive officers as a group.

For purposes of the table below, we deem Common Shares subject to options or warrants that are currently exercisable or exercisable within 60 days of September 10, 2007 to be outstanding and to be beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the Common Shares beneficially owned by them, subject to community property laws, where applicable.

Name and Address of Beneficial Owner	No. of Common Shares		Percent of Class
Windmill Master Fund 2579 Washington Road, Suite 322 Pittsburgh, Pennsylvania 15241	14,600,001	(1)	15.90%
Seneca Capital International Ltd. 590 Madison Avenue, 28th Floor New York, New York 10022	12,020,605	(2)	13.05%
Satellite Overseas Fund Ltd. c/o Morstan Nominees Limited 25 Cabot Square, Canary Wharf, London E14 4QW	9,764,587	(3)	10.77%
Nathan Low 641 Lexington Ave., 25th Floor New York, NY 10022	9,869,079	(4)	10.46%
Nisswa Master Fund Ltd. 800 Nicollet Mall, Suite 2850 Minneapolis, MN 55402	5,978,500	(5)	6.61%

Name and Address of Beneficial Owner	No. of Common Shares		Percent of Class
Artemis UK Small Companies Fund c/o HSBC Global Custody Nominee (UK) Limited 981685 Acct Mariner House, Pepys Street London EC3N 4 DA	4,999,998		5.92%
Sunrise Equity Partners, L.P. 641 Lexington Ave., 25th Floor New York, NY 10022	5,000,001	(6)	5.72%
John D. Schiller, Jr.(7)(8)(11)	9,514,201		10.91%
Steven A. Weyel(8)(11)	3,045,000		3.57%
David West Griffin (8)	1,467,701		1.73%
Stewart Lawrence	20,100		*
William Colvin	71,382		*
Paul Davison	4,729		*
David M. Dunwoody	58,782		*
Hill A. Feinberg	255,101		*
Ben Marchive(11)	183,333		*
Steve Nelson(11)	115,833		*
All directors and officers as a group (10 persons as of September 10, 2007)	14,736,162		16.77%

*	Indicates less than 1%
(1)	Includes 7,300,000 common shares underlying warrants.
(2)	Includes 7,588,370 common shares underlying warrants.
(3)	Includes 6,125,105 common shares underlying warrants.
(4)	Includes 3,675,303 Common Shares underlying warrants and 6,193,776 Common Shares underlying 2,064,592 unit purchase options. Each unit purchase option is exercisable into one Common Share and two warrants, and each of the two warrants are then exercisable into one Common Share. Does not include (i) 20,000 Common Shares and 500,001 Common Shares underlying 166,667 unit purchase options owned by Sunrise Securities Corp. (“SSC”), (ii) 2,059,167 Common Shares and 2,940,834 Common Shares underlying warrants owned by Sunrise Equity Partners, L.P. (“SEP”) and (iii) 1,548,444 Common Shares underlying 516,148 unit purchase options owned by Sunrise Foundation Trust (“SFT”). Mr. Nathan Low disclaims beneficial ownership of all of our securities owned by the SSC, SEP and SFT, other than Mr. Low’s ownership of our securities as a result of his ownership of limited partnership interests of SEP.
(5)	Includes 5,978,500 common shares underlying warrants.
(6)	Includes 2,940,834 common shares underlying warrants.
(7)	Includes 150,000 shares Mr. Schiller has transferred to individual family members and 500,000 shares held in trust for the benefit of his family. Mr. Schiller maintains voting control of the shares so transferred, but otherwise disclaims beneficial ownership.
(8)	Includes Common Shares underlying warrants of 2,725,001, 383,333 and 261,080 with respect to Mr. Schiller, Mr. Weyel and Mr. Griffin, respectively.
(9)	Includes 200 Common Shares owned by Mr. Griffin’s family members. Mr. Griffin maintains voting control of the shares.
(10)	As part of their commencing employment in April 2006, Mr. Marchive and Mr. Nelson were granted a combination of restricted shares and restricted share units, which vest one-third each year beginning on April 10, 2007 and April 17, 2007, respectively. These amounts include 62,500 and 55,000 of the restricted share portion of the grant for Mr. Marchive and Mr. Nelson, respectively. The allocation of the total grant between restricted stock and restricted stock units was approved by our Board of Directors in October 2006.
(11)	Includes 60,000, 50,000, 32,500, 50,000 and 42,500 of restricted Common Shares for Messrs. Schiller, Weyel, Griffin, Marchive and Nelson, respectively which were granted effective July 1, 2007 by the Company.

INFORMATION ABOUT EXECUTIVE OFFICERS

In addition to Messrs. Schiller, Weyel and Griffin, whose respective biographical information is shown above under “Information About Directors” beginning on page 18, the following persons are our executive officers.

Name	Age	Position(s) with the Company
John D. Schiller	48	Chief Executive Officer
Steven A. Weyel	53	President and Chief Operating Officer
David West Griffin	46	Chief Financial Officer
Ben Marchive	60	Senior Vice President, Operations
Stewart Lawrence	46	Vice President of Investor Relations and Communications
Hugh A. Menown	49	Vice President and Chief Accounting Officer
Steve Nelson	47	Vice President of Drilling and Production

Ben Marchive. Mr. Marchive is our Senior Vice President, Operations. He has 28 years of experience in the oil and gas industry. He began his career with Superior Oil Company and gained extensive knowledge of offshore drilling, completion and production operations. He has since held management positions with Great Southern Oil & Gas, Kerr-McGee Corporation and most recently Ocean Energy, Inc. During his fourteen year tenure at Kerr-McGee, Ben managed all disciplines of engineering dealing with drilling, production operations, completions and reserve determination for the offshore division. In February 1999, Ben joined Ocean Energy, Inc. where he served as Vice President, Production North America. In this capacity, he was responsible for all Production Operations for North America Land and Offshore until his retirement in July 2003. Ben joined the company in April 2006. He is a member of the Society of Petroleum Engineers, American Petroleum Institute and American Association of Drilling Engineers. Mr. Marchive is a 1977 graduate of Louisiana State University with a Bachelor of Science degree in Petroleum Engineering.

Stewart Lawrence. Mr. Lawrence is our Vice President of Investor Relations and Communications. From September 2001 to March 2007, he was Manager of Investor Relations for Anadarko Petroleum Corporation. From 1996 to 2001, Mr. Lawrence was responsible for investor relations and other communications functions at MCN Energy Group, a diversified energy company that was acquired in 2001 by DTE Energy Company. Mr. Lawrence graduated from the University of Houston with a BA in journalism in 1987 and a Masters in Business Administration in 1995.

Hugh A. Menown. Mr. Menown is our Vice President and Chief Accounting Officer. He has more than 27 years of experience in mergers and acquisitions, auditing and managerial finance, and has been performing similar roles for the Company on a consultant basis since August 2006. He previously worked with Quanta Services, Inc. performing due diligence on a number of acquisitions as well as serving as chief financial officer for two of Quanta’s operating companies. From 1987 to 1999, Menown provided audit and related services for clients at PricewaterhouseCoopers, LLP in the Houston office, where for seven years he was the partner in charge of the transaction services practice providing due diligence, mergers and acquisition advisory and strategic consulting to numerous clients in various industries. Menown serves on the board of directors of Particle Drilling Technologies, Inc. as chairman of the audit committee and a member of the compensation committee. He is a certified public accountant and a 1980 graduate of the University of Missouri - Columbia - with a bachelor’s degree in business administration.

Steve Nelson. Mr. Nelson is our Vice President of Drilling and Production. He has over 24 years of experience in the oil and gas business. He was hired from Devon Energy in April 2006 where he was the Manager of Drilling and Operations for Devon’s Western Division. He joined Ocean Energy in April 1999 and prior to the acquisition of Ocean Energy by Devon Energy in May 2003, he was the Production Manager for Ocean Energy’s onshore assets. Previous to that, Mr. Nelson spent 16 years with Kerr McGee’s Gulf of Mexico Division in various operations and supervisory jobs. He graduated with a BS in Petroleum Engineering from the University of Oklahoma in 1983.

All officers of the Company serve at the discretion of our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have been no transactions or business relationships between any director, executive officer, 5% holder or family member and us nor is there any indebtedness owed to us by any of these individuals.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

We were originally formed and incorporated in July 2005 as an exempted company under the laws of Bermuda to serve as a vehicle for the acquisition of oil and gas reserves and related assets. In October 2005, we completed a $300 million initial public offering of common stock and warrants on AIM. Our formation and our initial activities, including our initial public offering on the AIM and our initial acquisition of Marlin Energy Offshore, LLC and its affiliates (“Marlin”) in April 2006, were a direct result of the efforts of Messrs. Schiller, Weyel and Griffin, who provided the Company’s original business plan and start-up capital through The Exploitation Company, LLP, a limited liability partnership created by Messrs. Schiller, Weyel and Griffin for such purpose. Our executive compensation programs and policies, particularly with regard to the compensation and equity ownership of Messrs. Schiller, Weyel and Griffin, are directly impacted by such history.

Compensation Program and Philosophy

The purpose of our compensation program is to attract and retain employees by providing a competitive compensation package through a combination of base salary, cash bonuses, equity incentives and other perquisites and benefits. Our executive officer compensation philosophy is to provide our executives with appropriate and competitive individual pay opportunities which reward the attainment of superior corporate and individual performance objectives. Our programs are designed to attract, retain, motivate and reward qualified executive officers to achieve performance goals aligned with our business objectives and the interests of our shareholders. The ultimate goal of our program is to increase shareholder value by providing executive officers with appropriate incentives to achieve our business objectives.

Our history impacts the mix of incentives offered to our executive officers. Each of Messrs. Schiller, Weyel and Griffin possess substantial equity ownership in the company due to their involvement in our initial establishment and initial activities. Thus, through fiscal year 2007, our primary incentives for Messrs. Schiller, Weyel and Griffin are offered through our salary, cash bonus, profit sharing and benefits programs. Our other executive officers do not possess such ownership interests and, therefore, we provide them with equity ownership incentives as well as other compensation program items. Our equity incentives are currently provided under the 2006 Long-Term Incentive Plan.

For fiscal year 2008, the Remuneration Committee has established principles for determining performance-dependent multipliers to be applied to targets for cash bonuses and other compensation. The Remuneration Committee approves performance targets and the payout against these targets, both for the company and for our respective executive officers, for annual cash bonuses and other compensation, whether provided in the form of equity or cash. We believe that Messrs. Schiller’s, Weyel’s and Griffin’s substantial equity ownership, along with our use of equity incentives as part of total compensation, encourages these officers and our other employees to focus on our long-term performance. We also incorporate flexibility into our compensation program and in the assessment process to respond to and adjust for the evolving business environment.

Oversight of the Compensation Program

The Remuneration Committee is responsible for overseeing all of our compensation programs. As part of that responsibility, the Remuneration Committee reviews our compensation and benefits policies, evaluates the performance of our chief executive officer, approves the compensation levels for our executive officers, and reviews along with our board of directors with respect to our employee benefit plans, equity-based compensation plans and other compensation arrangements. Our current compensation program was established and implemented by the Remuneration Committee. It should be noted that Mr. Schiller, our chief executive officer, and Messrs. Weyel and Griffin were involved in the establishment and implementation of our compensation program as part of their substantial involvement in our initial start-up activities. Each of Messrs. Schiller,

Weyel and Griffin were also involved in the negotiation and establishment of their own compensation arrangements as set forth in their respective employment agreements further described below. Each director that is a member of the Remuneration Committee qualifies as an “independent” director under NASDAQ rules and all independent members of the board of directors make up the entire Remuneration Committee at this time.

Role of Remuneration Committee and Executive Officers in Compensation Decisions

The Remuneration Committee makes compensation decisions after completing its annual review process for each executive officer. Recommendations with respect to merit increases in base salary, the amount of cash bonuses and profit sharing awards and other compensation awards for executive officers are made by our chief executive officer based upon his rating of the performance of each other executive officer, and by reference to an agreed set of performance targets as set by the Remuneration Committee, and presented to and reviewed by the Remuneration Committee. The Remuneration Committee may exercise its discretion and modify any awards as recommended by the chief executive officer.

Recommendations to the Remuneration Committee for merit increases to compensation packages are based on each executive’s performance goals against personal goals.

Recommendations to the Remuneration Committee related to cash bonus and equity compensation are based on corporate performance targets which include, but are not limited to, a number of specific factors such as:

•	increasing crude oil and natural gas reserves;
•	key financial measurements such as revenue growth, operating profit, cash flow from operating activities and debt reduction;
•	strategic objectives such as consummating acquisitions and partnership opportunities and incorporating further assets into operations, including through drilling and establishing of further developed reserves;
•	improvement of operational efficiency and oil and gas recovery methods;
•	achieving specific operational goals, including improved productivity, simplification and risk management;
•	achieving excellence in organizational structure and among our employees;
•	supporting our values by promoting a culture of integrity through compliance with law and our ethics policies; and
•	promoting and maintaining operational safety guidelines and procedures throughout the organization.

Elements of Compensation

Our annual executive compensation program primarily consists of:

•	base salary;
•	cash bonus
•	grants of equity incentive compensation;
•	perquisites and other benefits and compensation arrangements; and
•	profit sharing.

Other than for certain perquisites and benefits which are provided to all of our executive officers, individual performance has a significant impact on determining each compensation component. Each individual executive officer’s annual performance is measured based on a thorough review of their contributions to our business results both for the year and the long-term impact of the individual’s behavior and decisions.

We have employment agreements with each of Messrs. Schiller, Weyel and Griffin. These arrangements, which were entered into on April 4, 2006 in connection with our acquisition of Marlin, as well as other key elements of and factors considered in determining the executive annual compensation program, are discussed below.

Base Salary

The employment agreements provide for an annual base salary of $475,000 for Mr. Schiller, $395,000 for Mr. Weyel, and $260,000 for Mr. Griffin, which amounts were the result of contract negotiations between the officers upon the formation of the company, but the foregoing amounts are now subject to annual review and adjustment by the Remuneration Committee. In July 2007, the Remuneration Committee increased the base salaries to $525,000, $435,000, $285,000, $247,500 and $220,000 for Mr. Schiller, Mr. Weyel, Mr. Griffin, Mr. Marchive and Mr. Nelson (our “named executive officers”), respectively. The Remuneration Committee reviews the performance of each of the five top executive officers and determines an appropriate salary level, cash bonuses and equity incentives based primarily on individual performance and industry competitive factors. These competitive factors may include the base salary of executives of comparable oil and natural gas exploration companies and other executives within the oil and gas industry in general. Included among those companies reviewed were Energy Partners, Ltd., Bois d’Arc Energy, Inc., Mariner Energy, Inc., W&T Offshore, Inc., Stone Energy Corp., and Callon Petroleum Company.

The named executive officers’ base salaries for the fiscal year ended June 30, 2007 are reported in the Summary Compensation Table under the “Salary” column.

Cash Bonuses

Annual cash bonuses are a core component of our compensation program. The Remuneration Committee considers the cash bonuses to reward achievement of corporate objectives and to align the interests of our executive officers with our shareholders by placing a significant portion of their compensation at risk.

Under the terms of their employment agreements, Messrs. Schiller, Weyel and Griffin have a target bonus expressed as a percentage of base salary (100% for Mr. Schiller, 75% for Mr. Weyel and 55% for Mr. Griffin) which the Remuneration Committee can use a multiple of, at their sole discretion, to determine the individual bonus amounts. For the fiscal year ended June 30, 2007, the Remuneration Committee determined that the Company should pay Messrs. Schiller, Weyel and Griffin cash bonuses of $950,000, $592,500 and $286,000, respectively, which correspond to the following percentages of their respective base salaries 200%, 150% and 110%.

Our other executive officers and other employees are also eligible to receive an annual cash bonus pursuant to operational and financial targets approved by the Remuneration Committee. For our fiscal year ending June 30, 2007, the cash bonuses provided to Messrs. Marchive and Nelson (as our other named executive officers) were in the amount of $275,000 and $190,000, respectively, which represents 122% and 95% of their respective base salaries.

The Remuneration Committee determined to grant cash bonuses for the fiscal year ended June 30, 2007 for each of Messrs. Schiller, Weyel, Griffin, Marchive and Nelson due to our growth during this year from both an operations and acquisitions perspective. The Remuneration Committee also considered the efforts of the named executive officers in establishing positive financial results and cash flows.

The named executive officers’ cash bonuses for the fiscal year ended June 30, 2007 are reported in the Summary Compensation Table under the “Bonus” column.

The Remuneration Committee also approved in July 2007 the bonus pool for the balance of the employees for fiscal year ended June 30, 2007.

Profit Sharing Arrangements

An additional component of our annual compensation program is our profit sharing program, which annually pays up to an amount equal up to 10% of an applicable employee’s base salary and cash bonus to a personal retirement account (much like a traditional 401(k) plan), that is maintained for such employee. The Remuneration Committee has the discretion to ultimately make the determination about the percentage of the respective named executive officer’s compensation that will be paid by us in any annual period. Much like the determinations with respect to cash bonuses, the Remuneration Committee reviews individual performance and competitive factors in making such determination. Such contributions are, to the extent they exceed certain levels, made to an unqualified deferred compensation program.

For the fiscal year ended June 30, 2007, the profit sharing amounts paid to the named executive officers are reported in the Summary Compensation Table under the “All Other Compensation” column and the specific amounts are specifically set forth in the footnote to such column.

Equity Incentives

In connection with the formation of the company in July 2005, Messrs. Schiller, Weyel and Griffin purchased Common Shares of the Company. As part of the offering of our Common Shares on AIM in October 2005, each of Messrs. Schiller, Weyel and Griffin signed agreements restricting the sale of their shares as purchased in July 2005 until October 20, 2008. In addition, as part of the offering of the company’s Common Shares on AIM each of Messrs. Schiller, Weyel and Griffin and partnerships controlled by these individuals purchased additional Common Shares as well as certain warrants purchased immediately after the listing on the open market.

The table below shows the beneficial ownership of each of Messrs. Schiller, Weyel and Griffin of Common Shares and the timing of the removal of the restriction on the sale or other transfer of such Common Shares as of the date of this Proxy Statement.

Name	Common Shares/ Unrestricted		Common Shares/ Subject to Lock-Up(1)
John D. Schiller, Jr.	187,500		6,562,500	(2)
Steven A. Weyel	61,667		2,550,000
David West Griffin	86,621	(3)	1,087,500

(1)	Common Shares subject to lock-up restricting sale or transfer until October 20, 2008.
(2)	Includes 150,000 Common Shares owned by Mr. Schiller’s family members and 500,000 held in trust for the benefit of his family.
(3)	Includes 200 Common Shares owned by Mr. Griffin’s family members.

The following table shows the beneficial ownership of each of Messrs. Schiller, Weyel and Griffin of warrants to purchase Common Shares, exercisable at $5.00 per Common Share.

Name	Number of Warrants Held
John D. Schiller, Jr.	2,725,001
Steven A. Weyel	383,333
David West Griffin	261,080

Prior to fiscal year 2008, the Remuneration Committee did not feel that additional equity incentives were necessary due to the initial founding equity interests in the company owned by Messrs. Schiller, Weyel and Griffin. In order for these individuals to be rewarded for the achievement of corporate goals and objectives and to align their interests with our shareholders in fiscal year 2008, the Remuneration Committee has authorized the issuance of 60,000 shares of restricted stock and 60,000 restricted stock units for Mr. Schiller, 50,000 shares of restricted stock and 50,000 restricted stock units for Mr. Weyel, and 32,500 shares of restricted stock and 32,500 restricted stock units for Mr. Griffin, with vesting to occur on the first, second and third anniversaries of the award date. The primary difference between the restricted share and restricted stock unit awards is that we are entitled to settle our obligation under the restricted stock unit awards by the payment of cash in addition to settling such award through the delivery of common shares, while the delivery obligation on the restricted shares is to deliver the respective common shares.

As part of the initial hiring of Messrs. Marchive and Nelson, we agreed to provide incentive compensation to them in the form of restricted shares in the amount of 62,500 and 55,000 common shares, respectively, and restricted stock unit awards in the amount of 62,500 and 55,000 common shares, respectively. Both the restricted shares and the restricted stock unit awards, which were granted to Messrs. Marchive and Nelson on the effective hiring dates of April 10, 2006 for Mr. Marchive and April 17, 2006 for Mr. Nelson provide for ratable vesting on the anniversaries of such hiring dates over a three-year period. We had determined the total amount of share awards for each of Messrs. Marchive and Nelson as of their hiring — 125,000 shares for Mr. Marchive and 110,000 for Mr. Nelson — but did not ultimately split such awards into restricted shares and restricted stock unit awards until October 2006. The compensation expense for such awards was accrued in our fiscal year ended June 30, 2006.

Although none of the named executive officers received any further equity incentives under the 2006 Long-Term Incentive Plan during the fiscal year ended June 30, 2007, one-third of each of Messrs. Marchive’s and Nelson’s prior grants vested during the year. Thus, the restrictions on 20,833 and 18,333, respectively, of the number of restricted shares received by Messrs. Marchive and Nelson were lifted, and each of such named executive officers also received cash payment, at a value of $4.93 and $4.85 per share, respectively, on a same amount of their restricted stock unit awards.

Because we did not provide any further equity awards to the named executive officers for the fiscal year ended June 30, 2007, there was no compensation cost related to any such awards recognized by us for such year in accordance with FAS 123R. Our prior grants to Messrs. Marchive and Nelson, as well as the payouts for vested awards during the fiscal year ended June 30, 2007, are reflected in the Outstanding Equity Awards at Fiscal Year End and Stock Vested tables, respectively.

The Remuneration Committee has awarded, in respect of our fiscal year 2008, 50,000 restricted common shares and 50,000 restricted stock units, and 42,500 restricted common shares and 42,500 restricted stock units respectively for Messrs. Marchive and Nelson.

In addition to the foregoing noted grants under the 2006 Long-Term Incentive Plan, the Remuneration Committee has agreed to provide restricted stock units to all of our other employees for Fiscal Year 2008.

The 2006 Long-Term Incentive Plan also provides the Company the authority to offer options, stock appreciation rights, restricted stock and other stock or performance-based awards. As of the end of the fiscal year ended June 30, 2007, the Remuneration Committee offered restricted stock and restricted stock unit awards to our named executive officers and employees under the plan. In the future, the Remuneration Committee may decide to offer incentive compensation in the other forms as permitted by the 2006 Long-Term Incentive Plan. In deciding to do so, as well as any further awards of restricted stock or restricted stock units, the Remuneration Committee seeks to provide “pay for performance” by linking individual awards to both the company’s and the recipient’s individual performance. The Remuneration Committee believes that such performance considerations would include both financial and non financial objectives, including achieving certain financial targets in relation to internal budgets and developing internal infrastructure. The financial criteria include, among other things, increasing revenues, controlling direct and overhead expenses and increasing cash flow from operations. Non financial criteria include obtaining safety goals, enhancing our technical capabilities, increasing reserves and developing operations. The Remuneration Committee will also consider individual and overall corporate performance during any year in which incentives are considered to be granted, the amount of cash bonus as a percentage of an individual’s base salary, benchmarking data regarding peer group total cash compensation and total compensation, the recommendations of our chief executive officer, and other factors. The Remuneration Committee has stated to management that it believes that incentive awards are critical in motivating and rewarding the creation of long-term shareholder value.

Perquisites and Other Benefits

While not the primary focus of our compensation plans, the Remuneration Committee believes that the perquisites and other benefits that the company provides its executive officers constitute a material element of our compensation plans. Many of our benefits plans, such as our program to match contributions to its 401(k) plan, are standard in the market place for qualified executive officers and, thus, the Remuneration Committee believes such offerings are necessary to hire and retain qualified personnel. Likewise, we believe that additional perquisites such as our profit sharing contributions, additional life insurance coverage and use of Company-leased automobiles are customary offerings for executive officers for organizations doing business in the oil and gas industry and we offer these perquisites to remain competitive for qualified executive officer personnel. Finally, Messrs. Schiller, Weyel and Griffin have specific rights, under their respective employment agreements, to have the company pay for club membership fees and dues and the Company has fulfilled these obligations.

Material Tax and Accounting Considerations

In designing our compensation programs, we take into consideration the tax and accounting effect that each element will or may have on us, the executive officers and other employees as a group. We aim to keep the expense related to our compensation programs as a whole within certain affordability levels. The number of Common Shares available under the 2006 Long-Term Incentive Plan and/or subject to equity awards may also be adjusted by the Remuneration Committee to prevent dilution or enlargement of rights in the event of various changes in our capitalization.

We have adopted the provisions of FAS 123R. All share-based payments to employees, including grants of restricted shares and restricted share units under the 2006 Long-Term Incentive Plan, are measured at fair value on the date of grant and recognized in the statement of operations as compensation expense over their vesting periods.

Section 162(m) of the United States Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to our chief executive officer and our four other most highly compensated executive officers. As a new public company, we are eligible for special transition relief. We expect that future payments to each of our executive officers will generally comply with the rules of Section 162(m) through the fiscal year ended June 30, 2007. However, maintaining tax deductibility will not be the sole consideration taken into account by the Remuneration Committee in determining what compensation arrangements are in our and our shareholders’ best interests.

REMUNERATION COMMITTEE REPORT

No portion of this report and the information contained in this report shall be deemed to be incorporated by reference into any filing under the Securities Act or under the Exchange Act through any general statement incorporating by reference the Proxy Statement or the Schedule 14A in which this report appears in its entirety, except to the extent that the Company specifically incorporates this report or a portion of this report by reference. Furthermore, this report and the information contained in this report shall not be deemed to be “soliciting material” or “filed” under such Acts.

The Remuneration Committee of Energy XXI (Bermuda) Limited (the “Company”) is responsible for

•	reviewing, evaluating and approving the agreements, plans, policies and programs of the Company to compensate its officers and directors,
•	reviewing and discussing with the Company’s management the “Compensation Discussion and Analysis” to be included in the Company’s proxy statement for its annual meeting of shareholders and to determine whether to recommend to our Board of Directors that the “Compensation Discussion and Analysis” be included in the proxy statement, in accordance with the applicable rules and regulations,
•	produce a report on executive compensation each year for publication in our proxy statement for our annual meeting of shareholders, in accordance with the applicable rules and regulations, and
•	otherwise discharge our Board of Directors responsibilities relating to compensation of our officers and directors.

Among other things, we review general compensation issues and determine the compensation of all of our senior executive officers and other key employees, and make recommendation regarding, and administer, all of the Company’s employee benefit plans that provide benefits to the Company’s senior executive officers. The Remuneration Committee has the authority described in the Remuneration Committee Charter, which has been approved by our Board of Directors. The Remuneration Committee Charter provides that the Remuneration Committee has all authority of our Board of Directors as required or advisable to fulfill the purposes of such committee, and permits such committee to form and delegate some or all of its authority to subcommittees when it deems appropriate. A copy of the Remuneration Committee Charter is available on the Company’s website at www.energyxxi.com under “Investor Relations” and “Corporate Governance.”

The Remuneration Committee currently consists of Messrs. Dunwoody, Colvin, Feinberg and Davison. Each of such members of the Remuneration Committee meets the independence requirements established by our Board of Directors and as set forth in the applicable rules of NASDAQ.

We have reviewed and discussed the Compensation and Analysis included in this Proxy Statement for the 2007 Annual General Meeting, and we met and held discussions with the Company’s management with respect to that portion of this Proxy Statement. Based upon our review and discussions with management, we recommended to our Board of Directors that the Compensation and Analysis appearing in this Proxy Statement be included herein.

Respectfully submitted by the Remuneration Committee,

David M. Dunwoody, Chairperson
William Colvin
Paul Davison
Hill A. Feinberg

SUMMARY COMPENSATION TABLE

The following table presents compensation information for our fiscal year ended June 30, 2007 paid to or accrued for our chief executive officer, chief financial officer and each of our three other most highly compensated executive officers. We refer to these executive officers as our named executive officers.

Name and Principal Position	Year(1)	Salary(2)	Bonus	Stock Awards(3)(4)		All Other Compensation(4)(5)	Total
John D. Schiller, Jr. Chairman of the Board and Chief Executive Officer	2007	$475,000	$950,000	$		$274,236	$1,699,236
Steven A. Weyel President, Chief Operating Officer and Director	2007	395,000	592,500			185,992	1,173,492
David West Griffin Chief Financial Officer and Director	2007	260,000	286,000			105,018	651,018
Ben Marchive Sr. Vice President, Operations	2007	225,000	275,000		205,414	96,892	802,306
Steve Nelson Vice President of Drilling and Production	2007	200,000	190,000		177,830	78,339	646,169

(1)	References to “2007” in this column are to our fiscal year ended June 30, 2007.
(2)	Includes amounts deferred in our Nonqualified Deferred Compensation Plan. In July 2007, the Remuneration Committee modified the base salaries to be $525,000, $435,000, $285,000, $247,500 and $220,000 for Mr. Schiller, Mr. Weyel, Mr. Griffin, Mr. Marchive and Mr. Nelson, respectively.
(3)	Included in this column are grants of 62,500 restricted shares and 62,500 restricted stock unit awards granted to Mr. Marchive with respect to his hiring date of April 10, 2006 and 55,000 restricted shares and 55,000 restricted stock unit awards granted to Mr. Nelson with respect to his hiring date of April 17, 2006. The amounts in this column reflect the compensation cost related to such awards we recognized for the fiscal year ended June 30, 2007, in accordance with FAS 123R. For a discussion of the assumptions employed in determining the compensation cost reported above, please see the description under “Executive Compensation — Compensation Discussion and Analysis — Elements of Compensation — Material Tax and Accounting Considerations”. For fiscal year 2008, the Remuneration Committee has authorized the issuance of 60,000 shares of restricted stock and 60,000 restricted stock units for Mr. Schiller, 50,000 shares of restricted stock and 50,000 restricted stock units for Mr. Weyel, and 32,500 shares of restricted stock and 32,500 restricted stock units for Mr. Griffin, with vesting to occur on the first, second and third anniversaries of the award date. The Remuneration Committee also awarded, in respect of our fiscal year 2008, 50,000 restricted Common Shares and 50,000 restricted stock units, and 42,500 restricted Common Shares and 42,500 restricted stock units respectively for Messrs. Marchive and Nelson.
(4)	Incentive awards paid in cash are reported under the “Bonus” column above or, if they relate to payments under our profit sharing arrangements, are reported under the “All Other Compensation” column and noted in specific amounts below.
(5)	All Other Compensation amounts in the Summary Compensation Table consist of the following items:

Name	Life Ins. (a)	Automobile Leases(b)	Clubs(c)	Deferred Comp. Plan	Profit Sharing	401(k) Company Match	Total
John D. Schiller, Jr.	$2,689	$19,742	$23,805	$70,000	$142,500	$15,500	$274,236
Steven A. Weyel	4,998	20,926	2,078	38,750	98,750	20,500	185,992
David West Griffin	2,927	14,731		17,260	54,600	15,500	105,018
Ben Marchive		16,892			50,000	20,500	87,392
Steve Nelson		15,939			39,000	15,500	70,439

(a)	Represents values of life insurance premiums for coverage from the effective date of the insurance policies: with respect to Mr. Schiller, the annual premium is $16,135 with an effective date of April 27, 2007; with respect to Mr. Weyel, the annual premium is $11,970 with an effective date of January 22, 2007; and with respect to Mr. Griffin, the annual premium is $7,025 with an effective date of January 20, 2007.
(b)	Represents the amount paid for Company-leased automobiles provided for use by the respective named executive officer.
(c)	Includes dues paid.

Narrative Disclosure to Accompany Summary Compensation Table

The compensation and awards disclosed in the foregoing Summary Compensation Table have been provided by us under the terms of our employment agreements with Messrs. Schiller, Weyel and Griffin, under our 2006 Long-Term Incentive Plan and compensation programs.

We entered into employment agreements with each of Messrs. Schiller, Weyel and Griffin on April 4, 2006. The employment agreements provide for an annual base salary of $475,000 for Mr. Schiller, $395,000 for Mr. Weyel, and $260,000 for Mr. Griffin. Additionally, subject to the satisfaction of performance criteria established by the Remuneration Committee and approved by the board of directors, each of Messrs. Schiller, Weyel and Griffin have the opportunity to receive an annual target incentive bonus equal to a multiple of the following target amounts of each executive’s annual base salary: 100% for Mr. Schiller, 75% for Mr. Weyel, and 55% for Mr. Griffin. During the period of employment under these employment agreements, each of Messrs. Schiller, Weyel and Griffin are also entitled to additional benefits, including reimbursement of business and entertainment expenses, paid vacation, company-provided use of a car (or a car allowance), life insurance, certain health and country club memberships, and participation in our other benefits, plans or programs that may be available to our other executive employees from time to time.

Each of Messrs. Schiller’s, Weyel’s and Griffin’s employment agreement has an initial term beginning on April 4, 2006 and ending on October 20, 2008, but the term of the agreement will automatically be extended so as to maintain a minimum one-year term unless either the applicable executive officer or we give written notice within 90 days prior to the end of the term that such party desires not to renew the applicable employment agreement. At any time, either party may terminate the executive officer’s employment under the applicable employment agreement for any reason. If any of Messrs. Schiller, Weyel or Griffin is subject to an “involuntary termination”, which means any termination other than one resulting from death, disability or resignation by the applicable executive officer (unless the executive officer is resigning within 60 days after a material change in the applicable executive officer’s duties, remuneration or terms) or resulting from our termination of the applicable executive officer for cause, such executive officer is entitled to the payments and compensation as described below under “Potential Payments Upon Termination or Change in Control,” which is a minimum of one year’s base salary and the average of the prior two years’ bonus amounts.

Our compensation of Messrs. Marchive and Nelson is pursuant only to our general compensation policies and programs.

Our 2006 Long-Term Incentive Plan enables our Remuneration Committee to grant awards of restricted shares, restricted share units, share appreciation rights, performance awards and options to any of our employees. We have reserved a total of 1,250,000 Common Shares for awards under the 2006 Long-Term Incentive Plan although the Remuneration Committee has recommended, and the board has approved the expansion of this facility to 5,000,000 Common Shares. This increase in the number of Common Shares reserved for awards under the 2006 Long-Term Incentive Plan is being submitted as part of this Proxy Statement to our shareholders for approval at the 2007 Annual General Meeting.

In connection with each of Messrs. Marchive’s and Nelson’s hiring in April 2006, the Remuneration Committee agreed to award 62,500 restricted shares and 62,500 restricted stock unit awards to Mr. Marchive and 55,000 restricted shares and 55,000 restricted stock unit awards to Mr. Nelson, in each case with ratable vesting over a three-year period on the anniversaries of their respective hiring dates (April 10, 2006 for Mr.

Marchive and April 17, 2006 for Mr. Nelson). Messrs. Marchive’s and Nelson’s restricted stock unit awards cease to vest upon termination of employment, unless such termination is related to such executive officer’s death or disability.

All of the remaining compensation for the named executive officers is pursuant to perquisites and benefits plans maintained by us. For the fiscal year ended June 30, 2007, the Remuneration Committee determined that we should provide payments to the respective retirement accounts for the named executive officers in an amount equal to 10% of their respective amount of base salary and cash bonus for such year.

We did not make any grant of plan-based awards to the named executive officers during the fiscal year ended June 30, 2007. However, subsequent to such fiscal year, we did grant plan-based awards to these executive officers as previously described.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information concerning restricted Common Shares awards that have not vested for each of the named executive officers, outstanding as of June 30, 2007. As described in greater detail under “Executive Compensation — Compensation Discussion and Analysis — Elements of Compensation — Equity Incentives,” Messrs. Schiller, Weyel and Griffin and partnerships controlled by them possess warrants and unit purchase options to purchase our common shares, but these securities were purchased by each of Messrs. Schiller, Weyel and Griffin and such partnerships in the market at the time of and in connection with our initial public offering of our common shares on AIM on October 20, 2005. The amounts reflected as Market Value are based on the closing price of our common shares of $6.45 on June 29, 2007 (the last trading day of our fiscal year ended June 30, 2007).

Name	Equity Incentive Plan Awards
	Number of Shares or Units of Stock That Have not Vested(1)	Market or Payout Value of Shares or Units of Stock That Have Not Vested
Ben Marchive	83,334	$537,504
Steve Nelson	73,334	473,004

(1)	The amounts shown are under the grants of 62,500 restricted shares and 62,500 restricted stock unit awards granted to Mr. Marchive with respect to his hiring date of April 10, 2006 and 55,000 restricted shares and 55,000 restricted stock unit awards granted to Mr. Nelson with respect to his hiring date of April 17, 2006. The amounts of such grants that have vested are reflected below under the Stock Vested in 2007 table.

STOCK VESTED IN 2007

The following table shows on an aggregate basis for each named executive officer the vesting of restricted Common Share awards during our fiscal year ended June 30, 2007. As previously noted, we have never awarded any employees options to purchase our Common Shares. The amounts reflected as Value Realized on Vesting are based on the closing price of our Common Shares $4.93 and $4.85 on April 10, 2007 and April 17, 2007, the respective vesting dates for Messrs. Marchive and Nelson.

Name	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting
Ben Marchive	41,666	$205,414
Steve Nelson	36,666	177,830

Equity Compensation Plan Information

The table below sets forth the following information about our Common Stock that may be issued under our existing equity compensation plan as of June 30, 2007. Our existing equity compensation plan has been approved by our stockholders.

	(a)		(b)		(c)
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column(a)
Equity compensation plans approved by stockholders(1)	0	(2)	$	N/A	704,316	(3)
Equity compensation plans not approved by stockholders	—			N/A	—
Total	0	(2)	$	N/A	704,316	(3)

(1)	Consists of the 2006 Long-Term Incentive Plan.
(2)	The Company currently intends to settle the 2,619,130 restricted stock units granted under the 2006 Long-Term Incentive Plan in cash.
(3)	Assumes that no restricted stock units will be settled in Common Stock.

POTENTIAL PAYMENTS AND BENEFITS UPON A TERMINATION OF EMPLOYMENT OR A CHANGE-IN-CONTROL

Company Obligations Upon Termination

The following table reflects potential payments and benefits to the named executive officers under their employment agreements regarding a termination of such executive officers’ employment (including a resignation by such executive officers in respect of any change in the applicable officer’s responsibilities or for good reason). The following table does not reflect potential payments to the named executive officers in the event an executive officer voluntarily resigns his employment (without a “change in duties” or “good reason” as described in the text below) or such employment is terminated by us for “cause” (as described in the text below) or in connection with the death or “disability” (as described in the text below) of the executive officer.

The amounts shown in the table assume that the applicable termination was effective on June 30, 2007. We have not included amounts payable in respect of accrued but unpaid salary under our ordinary payroll nor do we include amounts available under benefits practices and programs that do not discriminate in scope, terms or operation in favor of our executive officers and that are generally available to our salaried employees.

Company Obligations Upon Termination

Name	Severance(1)	Equity Awards(2)	Continued Benefits(3)	Tax Gross-Up(4)	Total
John D. Schiller, Jr.	$1,741,667		$101,775		$1,843,442
Steven A. Weyel	1,217,917		58,545		1,276,462
David West Griffin	607,000		72,435		679,435

(1)	“Severance” amount reflects payment of an amount equal to: (x) the sum of (i) such executive officer’s base salary at the annual rate in effect at the time of termination and (ii) the average of the annual bonuses earned by such executive officer with respect each of our two prior fiscal years ended June 30, 2007 and 2006, multiplied by (y) 1.3 (which is equivalent to a fraction, the numerator of which is the number of full and partial months in the period beginning on the deemed date of such termination and ending on October 20, 2008, which is the last day of the remaining term of such executive officer’s employment under such applicable executive officer’s employment agreement). Under the employment agreements the multiplier explained in (y) may not be less than 1. As explained further below, the payments of the respective amounts of “Severance” are payable as a lump sum amount. In July 2007, the Remuneration Committee modified the base salaries to be $525,000, $435,000 and $285,000 for Mr. Schiller, Mr. Weyel and Mr. Griffin, which would increase the severance payments outlined in the above table. Also, in July 2007, the Company agreed to pay Mr. Marchive and Mr. Nelson severance payments of one year’s base salary upon termination.
(2)	Under each of the employment agreements with Messrs. Schiller, Weyel and Griffin all options to purchase Common Shares become exercisable in full and all restricted Common Shares and restricted share units vest and become non forfeitable in the event of an “involuntary termination” during a change of control period. However, none of Messrs. Schiller, Weyel and Griffin possesses options or restricted share units at June 30, 2007. For fiscal year 2008, the Remuneration Committee has authorized the issuance of 60,000 restricted Common Shares and 60,000 restricted stock units for Mr. Schiller, 50,000 restricted Common Shares and 50,000 restricted stock units for Mr. Weyel, and 32,500 restricted Common Shares and 32,500 restricted stock units for Mr. Griffin, with vesting to occur on the first, second and third anniversaries of the award date.
(3)	The amounts shown reflect the present value calculation of our obligations to continue to provide the applicable named executive officer and his spouse and dependents with continued coverage, or equivalent benefits, under our medical, dental and life insurance benefit plans on the same basis (and no greater cost to the applicable named executive officer) as provided at the time immediately prior to the applicable termination. Under the employment agreements with each of Messrs. Schiller, Weyel and Griffin, our obligation to provide such benefits is for a three-year period beginning on the date of the applicable termination, provided that the obligation terminates if and to the extent such executive officer becomes eligible to receive medical, dental and life insurance coverage from a subsequent employer.
(4)	We do not have to “gross up” payments to the named executive officers in a termination in connection with a change of control because the other payments with respect to such termination would not be subject to the excise tax imposed by Section 4999 of the United States Internal Revenue Code.

If a named executive officer’s employment was terminated as of June 30, 2007 as a result of his death or “disability” (as described in the text below), then such executive officer (or his estate) would have been entitled to all accrued benefits, if any, as of that date.

Our obligations generally arise due to the applicable agreements and arrangements with the named executive officers providing that all outstanding equity awards and, in respect of Messrs. Schiller, Weyel and Griffin, accrued benefits under any and all nonqualified deferred compensation plans vest and become exercisable and non forfeitable, as applicable, upon the corresponding death or “disability” of the respective named executive officer.

Company Obligations Upon a Change of Control or Termination for Death or Disability

In the event of a change of control, outstanding restricted stock unit awards of Messrs. Marchive and Nelson would immediately vest. Messrs. Marchive and Nelson are also entitled to the accelerated vesting of their outstanding restricted stock units upon their death or “disability”. The table below shows such effect as if such a change of control or the death or “disability” of Messrs. Marchive and Nelson had occurred as of June 30, 2007 (the value of underlying equity awards is based on the closing price of our Common Shares $6.45 on June 29, 2007, the last trading day of our fiscal year ended June 30, 2007). For this purpose, “change of control” and “disability” each have the definition described below in the discussion of provisions of the 2006 Long-Term Incentive Plan.

Name	Equity Awards
Ben Marchive	$537,504
Steve Nelson	473,004

Each of Messrs. Schiller, Weyel and Griffin also have rights with respect to a change of control of the company, but such rights arise only in respect of a termination of their employment during a “change of control period” (as described in the text below) and the effects of such rights are reflected in Footnote (2) the “Company Obligations Upon Termination” table set forth above.

Narrative Discussion to Accompany Company Obligations Upon Termination and Company Obligations Upon Change of Control or Termination for Death or Disability Tables

The basis for the information provided in the “Company Obligations Upon Termination” and “Company Obligations Upon Change of Control or Termination for Death or Disability” tables arises from obligations under our employment agreements with each of Messrs. Schiller, Weyel and Griffin and under the terms of restricted stock unit awards agreements with each of Messrs. Marchive and Nelson under the 2006 Long-Term Incentive Plan. The following text describes certain relevant information in regards to such obligations.

The Employment Agreements

The payments and amounts shown in the “Company Obligations Upon Termination” table with respect to Messrs. Schiller, Weyel and Griffin reflect our obligations under our respective employment agreements with such individuals. Our “Severance” obligations are to make a lump sum payment on or prior to the date that is 30 days after the applicable executive officer’s last day of employment with us. Our obligations under the other columns in the table are generally to be paid (if any payment obligation exists) as they become due for the applicable executive officer. To the extent we fail to make such payments when due to the applicable executive officer, we are further obligated to pay accrued interest on such late payments at the prime or base rate of interest offered by JPMorgan Chase Bank at its offices in New York.

The provisions of the employment agreements with Messrs. Schiller, Weyel and Griffin are the same with respect to the right to receive payments and benefits. Each agreement generally provides that the types of payments and benefits shown in the “Company Obligations Upon Termination” table above for the applicable executive officers become payable or owing in respect of an “involuntary termination” of such applicable officer’s employment with us. An “involuntary termination” is defined as a termination which does not result from such executive officer’s resignation (other than a resignation by such executive officer on or before the date that is 60 days after the date upon which such executive officer receives notice of a “change in duties”), from such executive officer’s death or “disability” or from a termination by us for “cause.” Our obligations to each of Messrs. Schiller, Weyel and Griffin as described in the “Company Obligations Upon a Change of Control or Termination for Death or Disability” section arise under the employment agreements as a result of a termination in connection with his respective death or “disability.” The following definitions are applicable to the preceding description:

•	A “change in duties” has two separate definitions depending on whether or not the applicable event occurs during a “change of control period.” Outside of a change of control period, a change of duties occurs when such applicable executive officer suffers, without his consent, a material reduction in nature or scope of his authorities or duties from those previously applicable to him, a reduction in his annual base salary, or a material diminution in employee benefits and perquisites from those provided by us to executive officers with comparable duties to his. Within a change of control period, a change of duties occurs when such applicable executive officer suffers, without his consent, a material reduction in nature or scope of his authorities or duties from those applicable to him immediately prior to the date on which the change of control period begins, a reduction in his annual base salary from that provided to him immediately prior to the date on which the change of control period begins, a diminution in his eligibility to participate in bonus, stock option, incentive award or other compensation plans which provide opportunities to receive compensation that are the greater of the opportunities provided by us for executive officers with comparable duties and the opportunities under any such plans under which he was participating immediately prior to the date on which the change of control period begins, or a material diminution in employee benefits and perquisites that are the greater of the employee benefits and perquisites provided by us for executive officers with comparable duties and the employee benefits and perquisites to which he was entitled immediately prior to the date on which the change of control period begins.
•	“Disability” means that, as a result of such applicable executive officer’s incapacity due to physical or mental illness, he has been absent from the full-time performance of his duties for six consecutive months and he does not return to full-time performance of his duties within 30 days after we provide him with written notice of termination.

•	“Cause” has the general meaning of the applicable executive officer’s malfeasance toward us, but specifically refers in respect of such executive officers to any of the following (i) his engaging in gross negligence, gross incompetence or willful misconduct in the performance of his duties, (ii) his refusal, without proper reason, to perform his duties, (iii) his willful engagement in conduct which is materially injurious to us or our subsidiaries, (iv) his commission of an act of fraud, embezzlement or willful breach of a fiduciary duty to us or an affiliate of the ours (including specifically the disclosure of our or of an affiliates’ confidential or proprietary material information), or (v) his conviction of, or plea of no contest to, a crime involving fraud, dishonesty or moral turpitude or any felony.
•	A “change of control period” under the respective employment agreements refers to a period beginning 90 days prior to the date a definitive agreement concerning a “change of control” is executed and ending on the date that is the first anniversary of the date on which such “change of control” occurs.
•	A “change of control” is defined to mean the occurrence of any one of the following: (i) a merger or consolidation of the company, or sale of all or substantially all of our assets to another entity, in which either the holders of our equity securities immediately prior to such transaction do not beneficially own immediately after such transaction equity securities of the resulting entity entitled to 50% or more of the votes eligible to be cast in the election of directors or comparable governing body of the resulting entity or the persons who were members of our board of directors immediately prior to such transaction do not constitute at least a majority of the board of directors of the resulting entity immediately after such transaction (a “resulting entity” for purposes of the foregoing means the surviving or acquiring entity unless such entity is a subsidiary of another entity and the holders of the our common shares receive capital stock of such parent entity in such transaction, in which case the “resulting entity” means such parent entity), (ii) the dissolution or liquidation of the company, (iii) any person or entity, or group of persons and entities acting in concert, acquires or gains ownership or control of more than 50% of the combined voting power of our outstanding securities, or (iv) the persons who were members of our board of directors immediately before an election cease to constitute a majority of our board of directors due to or in connection with a contested election of our directors.

Restricted Stock Awards

The payments and amounts shown in the “Company Obligations Upon Termination” and “Company Obligations upon Change of Control or Termination for Death or Disability” tables with respect to Messrs. Marchive and Nelson reflect our obligations under the respective restricted stock unit awards granted to such individuals under the 2006 Long-Term Incentive Plan. The provisions of those restricted stock unit awards are the same with respect to the right to receive payments and benefits. Each award provides that all unvested restricted stock units become vested and non forfeitable immediately upon the respective executive officer’s death or “disability” or upon a “change of control” of us. Under those awards, upon vesting we are obligated to either deliver to the applicable executive officer the number of common shares underlying the award or make a cash payment of the corresponding value of such common shares, in each case within two and one-half months following the date of such vesting. Other than with respect to terminations related to the death or “disability” of the applicable executive officer, the restricted stock unit awards of each of Messrs. Marchive and Nelson do not provide these recipients with any right to specific payments in connection with a termination of his respective employment.

Under the 2006 Long-Term Incentive Plan, a “change of control” is deemed to have occurred upon any of the following events:

•	any person or entity (including any group of persons or entities acting in concert) becomes the beneficial owner of our securities representing 50% or more of our voting stock then outstanding, except for person(s) or entity(ies) that are (i) us or any of our subsidiaries, (ii) any of our or our subsidiaries’ employee benefit plans, (iii) an affiliate of us, (iv) a company owned, directly or indirectly, by our shareholders in substantially the same proportion as their ownership of us, or (v) an underwriter temporarily holding securities for an offering of securities;

•	the consummation of any merger, reorganization, business combination or consolidation of the company or one of our subsidiaries with or into any other company, other than any of such transactions in which the holders of our voting securities outstanding immediately prior to such transaction represent immediately after such transaction more than 50% of the combined voting power of our voting securities or the surviving company or the parent of such surviving company;
•	the consummation of a sale or disposition of Energy XXI Services, LLC, the subsidiary through which we generally employ our employees, or of all or substantially all of our assets, other than (i) a sale or disposition where the holders of our voting securities outstanding immediately prior to such transaction hold securities immediately after such transaction representing more than 50% of the combined voting power of the voting securities of the acquirer, or parent of the acquirer; or
•	individuals who constituted our board of directors as of October 6, 2006 cease to constitute at least a majority of our board of directors, except that any individual who becomes a director subsequent to such date whose election to the board of directors was approved by a vote of at least a majority of our directors (including those that comprised such initial board and those that are subsequently elected per such exception, but excluding any individual who initially joins our board of directors as a result of a contest for the election or removal of any of our directors or otherwise as a result of other solicitation of proxies or consents by or on behalf of a person other than our board of directors) shall be considered as if such person(s) were initially members of our board of directors as of such October 6, 2006 date.

Notwithstanding the foregoing, the definition of “change of control” under the 2006 Long-Term Incentive Plan is expressly intended to comply with the requirements of Section 409A of the United States Internal Revenue Code and such plan contemplates that the definition will be modified to the extent necessary to ensure compliance with such requirements.

“Disability” is defined in respect of Messrs. Marchive’s and Nelson’s restricted stock unit awards as the applicable recipient’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, of such recipient is, by reason of any such an impairment, receiving income replacement benefits for a period of not less than three months under and accident and health plan covering employees of Energy XXI Services, LLC.

Other Benefits

Each of the named executive officers would also be eligible for other benefits and compensation accrued through the date of their respective termination on the same basis as generally available to the other employees of the Company, including the fact that they would be fully vested in any profit sharing or other nonqualified deferred compensation that would have previously been paid by us. Nevertheless, the occurrence of such named executive officer’s termination or a change of control would not create any additional rights in these respects.

AUDIT COMMITTEE REPORT

No portion of this report and the information contained in this report shall be deemed to be incorporated by reference into any filing under the Securities Act or under the Exchange Act through any general statement incorporating by reference the Proxy Statement or the Schedule 14A in which this report appears in its entirety, except to the extent that the Company specifically incorporates this report or a portion of this report by reference. Furthermore, this report and the information contained in this report shall not be deemed to be “soliciting material” or “filed” under such Acts.

The Audit Committee currently consists of Messrs. Colvin, Davison, Dunwoody and Feinberg. Our Nomination Committee has determined that each of the members of the Audit Committee meet the independence requirements established by the Board of Directors and as set forth in Rule 10A-3(b)(1) under the Exchange Act and the applicable rules of NASDAQ. The Board of Directors has also determined that Mr. Colvin qualifies as a “financial expert” under the rules of the SEC.

Role in Financial Reporting

The management of the Company is responsible for the Company’s internal controls and the financial reporting process. The independent auditor hired by the Company is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing an opinion on the conformity of those financial statements with accounting standards generally accepted in the United States of America. The Audit Committee monitors and oversees these processes and reports to our Board of Directors with respect to its findings. The responsibility and authority of the Audit Committee is more specifically described in the Audit Committee Charter, which has been approved by the Company’s Board of Directors. A copy of the Audit Committee Charter is available on the Company’s website at www.energyxxi.com under “Investor Relations” and “Corporate Governance.”

Fiscal 2007 Financial Statements

In order to fulfill our monitoring and oversight duties, we reviewed the audited consolidated financial statements for the year ended June 30, 2007, and we met and held discussions with the Company’s management and UHY LLP, the Company’s independent auditors, with respect to those financial statements. Management represented to us that all of these financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. We also discussed with UHY LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended. Finally, we received and have reviewed the written disclosures and the letter provided to us by UHY LLP, as required by Independence Standards Board Standard No. 1, and we discussed with UHY LLP its own independence. We also met with the Company’s independent petroleum reserve engineers to discuss the June 30, 2007 reserve estimates. Based on our review and our discussions with management and UHY LLP, and our review of UHY LLP’s report and the representations of management, we recommended to our Board of Directors that the audited consolidated financial statements for the year ended June 30, 2007 be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2007 for filing with the SEC and the Board of Directors approved such inclusion.

Auditor Independence

The Audit Committee considered whether the provision of non-audit services by UHY LLP was compatible with maintaining such firm’s independence. After reviewing the services provided by UHY LLP, including all non-audit services, the Audit Committee, in accordance with its charter, authorized the selection, subject to shareholder approval, of UHY LLP as the independent registered public accounting firm of the Company.

Respectfully submitted by the Audit Committee,

William Colvin, Chairperson
Paul Davison
David M. Dunwoody
Hill A. Feinberg

INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected the firm of UHY LLP, to serve as independent auditors for the year ending June 30, 2008. UHY LLP has audited the Company’s financial statements since its inception (July 25, 2005).

The Audit Committee selected UHY LLP to act as our independent auditors because the Audit Committee believes UHY LLP has significant resources and expertise in the oil and gas industry. UHY LLP has represented to us that it is independent with respect to the Company within the meaning of the published rules and regulations of the Securities and Exchange Commission (SEC).

A representative from UHY LLP will not be present at the annual general meeting, but will be available by telephone, will have an opportunity to make a statement, if asked, and will be available to respond to appropriate questions.

Fees Paid to UHY LLP

The following table sets forth the aggregate fees for professional services rendered by UHY LLP for the year ended June 30, 2007 and the period from July 25, 2005 (our inception) through June 30, 2006 on behalf of the Company and its subsidiaries:

	Year Ended June 30, 2007	Period from July 25, 2005 (Inception) to June 30, 2006
Audit Fees(1)	$424,000	$262,000
Audit-Related Fees(2)	196,000	77,000
All Other Fees (3)	130,000	75,000
Total Fees	$750,000	$414,000

(1)	Consists of fees for the audit of our annual financial statements and services related to the quarterly financial statements.
(2)	Consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting and reporting consultations and special audits of acquired properties.
(3)	Consists of fees for the review and issuance of consents related to our registration statements and other SEC filing.

Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by UHY LLP. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis and may delegate pre-approval authority to one or more Audit Committee members. If so delegated, the Audit Committee member must report any pre-approval decision by him to the Audit Committee at its first meeting after the pre-approval was obtained.

The Company became subject to the rules of the SEC regarding qualifications of accountants, including the pre-approval provisions, on December 29, 2006, which is the date our our registration statement on Form 10 became effective. Our indirect, wholly-owned subsidiary, Energy XXI Gulf Coast, Inc., became subject to the rules of the SEC regarding qualifications of accountants, including the pre-approval provisions on September 10, 2007, the date that its registration statements relating to the exchange offer to exchange outstanding unregistered notes for freely tradeable exchange notes registered under the Securities Act became effective. Subsequent to Energy XXI Gulf Coast, Inc. becoming subject to the pre-approval provisions, all of the fees paid in the fiscal year ended June 30, 2007 in the above table were approved by the Audit Committee in conformity with the pre-approval process or pursuant to the SEC’s waiver of pre-approval provisions.

The firm of UHY LLP acts as our principal independent registered public accounting firm. Through September 17, 2007, UHY LLP had a continuing relationship with UHY Advisors, Inc. (“Advisors”) from which it leased auditing staff who were full time, permanent employees of Advisors and through which UHY LLP’s partners provide non-audit services. UHY LLP has only a few full time employees. Therefore, few, if any, of the audit services performed were provided by permanent full-time employees of UHY LLP. UHY LLP manages and supervises the audit services and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

Other

In connection with the audit for the period ending June 30, 2007, there were no disagreements with UHY LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of UHY LLP, would have caused them to refer to such disagreement in connection with their report.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers and anyone who beneficially owns more than 10% of our Common Shares to file with the SEC initial reports of ownership and reports of changes in ownership of Common Shares and to furnish copies such reports to the Company. Based solely on our review of the copies of these reports furnished to us and written representations from our officers and directors, we believe that none of our officers, directors or 10% stockholders failed to file any reports under Section 16(a) on a timely basis during our fiscal year ended June 30, 2007.

SHAREHOLDER PROPOSALS

The Company’s Bye-Laws establish an advance notice procedure with regard to certain matters, including shareholder proposals not included in the Company’s proxy statement or shareholder recommendations for nominees, to be brought before an annual general meeting of shareholders. In accordance with our Bye-Laws (assuming that the amendments to the Bye-Laws as set forth in this Proxy Statement are approved), in order to be properly brought before the 2008 Annual General Meeting, a shareholder’s notice of the matter the shareholder wishes to present must be delivered to Energy XXI (Bermuda) Limited, Canon’s Court, 22 Victoria Street, PO Box HM 1179, Hamilton HM EX, Bermuda, Attention: Corporate Secretary, not less than 60 days nor more than 90 days prior to the anniversary date of the 2007 Annual General Meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. If the amendments to our Bye-Laws as set forth in this Proxy Statement are not approved, then such a notice must be delivered not less than 120 days nor more than 150 days before the 2008 anniversary date of the this Proxy Statement.

The Company’s Bye-Laws require that shareholder recommendations for nominees for director to serve on our Board of Directors must include the name of the nominee or nominees, a statement of the qualifications of the nominee and a consent signed by the nominee evidencing the willingness to serve as a director, if elected. Any such proposal or nomination must also meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, in order for such proposal or nomination to be eligible for inclusion in our 2008 Annual General Meeting proxy statement.

Therefore, assuming the approval of the amendments to our Bye-Laws as set forth in this Proxy Statement, to be presented at the Company’s 2008 Annual General Meeting, such a proposal or nomination must be received by the Company on or after August 15, 2007 but no later than September 15, 2007.

HOUSEHOLDING OF ANNUAL GENERAL MEETING MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy delivery requirements for annual reports and proxy statements with respect to two or more security holders sharing the same address by delivering a single annual report and proxy statement addressed to those security holders. This process, which is commonly referred to as “householding”, potentially provides extra convenience for security holders and cost savings for companies and such intermediaries. Our Annual Report, including our audited financial statements for the year ended June 30, 2007, is being mailed to you along with this Proxy Statement. In order to reduce printing and postage costs, only one Annual Report or Proxy Statement, as applicable, will be mailed to multiple shareholders sharing an address unless the Company receives contrary instructions from one or more of the shareholders sharing an address. If your household has received only one Annual Report and one Proxy Statement, the Company will deliver promptly a separate copy of the Annual Report and the Proxy Statement to any shareholder who sends a written request to Energy XXI (Bermuda) Limited, Canon’s Court, 22 Victoria Street, PO Box HM 1179, Hamilton HM EX, Bermuda, Attention: Corporate Secretary. You may also provide notice or make a request to such address or such telephone number if you wish to receive separate annual reports and proxy statements from the Company in the future. If your household is receiving multiple copies of the Company’s annual reports or proxy statements and you wish to request delivery of a single copy, you may send a written request to Energy XXI (Bermuda) Limited, Canon’s Court, 22 Victoria Street, PO Box HM 1179, Hamilton HM EX, Bermuda, Attention: Corporate Secretary.

Furthermore, you may find copies of our Annual Report and this Proxy Statement on the Internet at www.energyxxi.com, by clicking “Investor Relations”, “Filings” and “SEC Filings”.

OTHER BUSINESS

The Company’s Board of Directors does not intend to bring any other matters before the 2007 Annual General Meeting in addition to those described above, and has not been informed that any other matters are to be presented by others. If other business is properly presented for consideration at the 2007 Annual General Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

* * *

Whether or not you plan to attend the 2007 Annual General Meeting, please complete, date and sign the enclosed proxy and return it promptly or vote in accordance with the instructions listed on the proxy card. A postage-paid, return envelope is enclosed for your convenience. Your cooperation n giving this matter your immediate attention and in returning your proxies will be appreciated.

BY ORDER OF THE BOARD OF DIRECTORS

Juliet Evans
Corporate Secretary

Dated: October 8, 2007

Hamilton, Bermuda

APPENDIX A

PROPOSED BYE-LAWS OF ENERGY XXI (BERMUDA) LIMITED
(MARKED TO SHOW AMENDMENTS)

APPENDIX A

B Y E - L A W S

of

Energy XXI (Bermuda) Limited

I HEREBY CERTIFY that the within-written Bye-Laws are a true copy of the Bye-Laws of Energy XXI (Bermuda) Limited approved at the [ ] held on [ ] in place of those adopted at the 2006 Annual General Meeting held on Tuesday 21 November 2006 ~~in place of~~which replaced those adopted by written resolution of the Shareholders with effect 13 October 2005.

Secretary

INDEX

BYE-LAW	SUBJECT	PAGE
1.	Interpretation	A-1
2.	Registered Office	A-3
3.	Share Capital	A-4
4.	Modification Of Rights	A-5
5.	Shares	A-~~6~~6
6.	Certificates	A-6
7.	Lien	A-7
~~8.~~	~~Calls on Shares~~	A-~~10~~
~~9.~~	~~Forfeiture of Shares~~	A-~~10~~
8.	Depository Interests	A-10
9.	Omitted	A-11
10.	Register Of Shareholders And Warrantholders	A-~~11~~11
11.	Register Of Directors And Officers	A-~~12~~12
12.	Transfer Of Shares	A-~~12~~12
13.	Transmission Of Shares	A-~~13~~13
14.	Increase Of Capital	A-~~14~~13
15.	Alteration Of Capital	A-~~15~~14
16.	Reduction Of Capital	A-~~15~~14
17.	General Meetings And Written Resolutions	A-~~16~~14
18.	Notice Of General Meetings	A-~~16~~15
19.	General Meetings At More Than One Place	A-~~17~~15
20.	Proceedings At General Meetings	A-~~18~~16
20A.	Shareholders Proposals	A-18
21.	Voting	A-~~20~~19
22.	Proxies And Corporate Representatives	A-~~22~~20
23.	Appointment And Removal Of Directors	A-~~24~~22
24.	Resignation And Disqualification Of Directors	A-~~26~~23
25.	Alternate Directors	A-~~27~~24
26.	Directors' Interests	A-~~28~~24
27.	Powers And Duties Of The Board	A-~~29~~25
28.	Fees, Gratuities And Pensions	A-~~29~~26
29.	Delegation Of The Board's Powers	A-~~30~~26
30.	Proceedings Of The Board	A-~~31~~27
31.	Officers	A-~~33~~28
32.	Minutes	A-~~34~~29
33.	Secretary And Resident Representative	A-~~34~~29
34.	The Seal	A-~~34~~29
35.	Dividends And Other Payments	A-~~35~~30
36.	Reserves	A-~~36~~31
37.	Capitalisation Of Profits	A-31
38.	Record Dates	A-~~37~~32
39.	Accounting Records	A-~~38~~34
40.	Audit	A-~~39~~38
41.	Service Of Notices And Other Documents	A-~~39~~34
42.	Destruction Of Documents	A-~~40~~35
43.	Untraced Shareholders	A-~~41~~35
44.	Winding Up	A-~~42~~36
45.	Indemnity And Insurance	A-~~42~~36
46.	Amalgamation	A-~~44~~38
47.	Continuation	A-~~44~~38
48.	Alteration Of Bye-laws	A-~~44~~38
~~49.~~	~~Business Combinations~~	A-~~45~~
49.	Omitted
50.	Notification by Interested Shareholders	A-39

i

B Y E - L A W S

of

Energy XXI Acquisition Corporation (Bermuda) Limited

INTERPRETATION

1.	Interpretation
1.1	In these Bye-Laws, unless the context otherwise requires:

“Bermuda” means the Islands of Bermuda;

“Board” means the Board of Directors of the Company or the Directors present at a meeting of Directors at which there is a quorum;

“~~Business Combination” shall have the meaning set out in Bye-law 49.1;“clear days~~Clear Days” means, in relation to the period of a notice, that period excluding the day on which the notice is given or served, or deemed to be given or served, and the day for which it is given or on which it is to take effect;

“the Companies Acts” means every Bermuda statute from time to time in force concerning companies insofar as the same applies to the Company;

“Common Shares” shall have the meaning set out in Bye-Law 3.2;

“Company” means the company incorporated in Bermuda under the name of Energy XXI Acquisition Corporation (Bermuda) Limited on 25 July, 2005;

“Depository Interest” means a dematerialised depository receipt representing the underlying share in the capital of the Company to be issued by an independent third party to be nominated by the Company.

“Director” means such person or persons as shall be appointed to the Board from time to time pursuant to these Bye-Laws;

“Indemnified Person” means any Director, Officer, Resident Representative, member of a committee duly constituted under these Bye-Laws and any liquidator, manager or trustee for the time being acting in relation to the affairs of the Company, and his heirs, executors and administrators;

~~“IPO” shall mean the initial public offering of Common Shares and Warrants of the Company, to be listed on the Alternative Investment Market of the London Stock Exchange plc, London, England;~~

~~“IPO Shares” shall have the meaning set out in Bye-law 49;~~

“Officer” means a person appointed by the Board pursuant to these Bye-Laws and shall not include an auditor of the Company;

“~~paid up~~Paid Up” means paid up or credited as paid up;

“Register” means the Register of Shareholders of the Company and, except in Bye-Law 10, includes any branch register;

“Registered Office” means the registered office for the time being of the Company;

“Regulations” means the UK Uncertificated Securities Regulations 2001 as amended.

“Relevant System” has the meaning given in the Regulations.

~~“Relevant Proportion” shall mean, at the relevant time, the remaining principal amount (excluding any interest net of expenses earned on such amount) of the sum of: i) the initial amount of money deposited in the Trust Fund ; and ii) such amount of money deposited in~~

~~the Trust Fund following stabilization divided by the sum of: i) the initial principal amount of money deposited in the Trust Fund; and ii) such amount of money deposited in the Trust Fund following stabilization;~~

“Resident Representative” means (if any) the individual (or, if permitted in accordance with the Companies Acts, the company) appointed to perform the duties of resident representative set out in the Companies Acts and includes any assistant or deputy Resident Representative appointed by the Board to perform any of the duties of the Resident Representative;

“Resolution” means a resolution of the Shareholders or, where required, of a separate class or separate classes of Shareholders adopted either in general meeting or by written resolution in accordance with the provisions of these Bye-Laws;

“Seal” means the common seal of the Company and includes any authorised duplicate thereof;

“Secretary” includes a joint, temporary, assistant or deputy Secretary and any person appointed by the Board to perform any of the duties of the Secretary;

“~~share~~Share” means ~~share~~Share in the capital of the Company and includes a fraction of a ~~share~~Share;

“Shareholder” means a ~~shareholder~~Shareholder or member of the Company, provided that for the purposes of Bye-Law 45 it shall also include any holder of notes, debentures or bonds issued by the Company;

“Specified Place” means the place, if any, specified in the notice of any meeting of the ~~shareholders~~Shareholders, or adjourned meeting of the ~~shareholders~~Shareholders, at which the chairman of the meeting shall preside;

“Subsidiary” and “Holding Company” have the same meanings as in section 86 of the Companies Act 1981, except that references in that section to a company shall include any body corporate or other legal entity, whether incorporated or established in Bermuda or elsewhere;

~~“Target Business” shall have the meaning set out in Bye-law 49.1;~~

~~“Target Business Acquisition Period” shall have the meaning set out in Bye-law 49.1;~~

~~“Termination Date” shall have the meaning set out in Bye-law 49.1.3;~~

~~“Trust Fund” shall have the meaning set out in Bye-law 49.1.2;~~

“these Bye-Laws” means these Bye-Laws in their present form or as from time to time amended; and

1.2	For the purposes of these Bye-Laws, a corporation shall be deemed to be present in person if its representative duly authorised pursuant to the Companies Acts is present.
1.3	Words importing only the singular number include the plural number and vice versa.
1.4	Words importing only the masculine gender include the feminine and neuter genders respectively.
1.5	Words importing persons include companies or associations or bodies of persons, whether corporate or un-incorporate.
1.6	A reference to writing shall include typewriting, printing, lithography, photography and other modes of representing or reproducing words in a legible and non-transitory form.

1.7	Any words or expressions defined in the Companies Acts in force at the date when these Bye-Laws or any part thereof are adopted shall bear the same meaning in these Bye-Laws or such part (as the case may be).
1.8	References to Shares with the general right to vote at general meetings of the Company are to those Shares (of any class or series) with the right to vote, other than Shares which entitle the holders to vote only in limited circumstances or upon the occurrence of a specified event or condition (whether or not those circumstances have arisen or that event or condition has occurred).
1.9	References to ‘days’ in these Bye-Laws when in relation to notice or limitation periods, deemed delivery, adjournments or Record Dates, shall mean ‘Clear Days’.
1.10	~~1.8~~ A reference to anything being done by electronic means includes its being done by means of any electronic or other communications equipment or facilities and reference to any communication being delivered or received, or being delivered or received at a particular place, includes the transmission of an electronic or similar communication, and to a recipient identified in such manner or by such means as the Board may from time to time approve or prescribe, either generally or for a particular purpose.
1.11	~~1.9~~ A reference to a signature or to anything being signed or executed include such forms of electronic signature or other means of verifying the authenticity of an electronic or similar communication as the Board may from time to time approve or prescribe, either generally or for a particular purpose.
1.12	~~1.10~~ A reference to any statute or statutory provision (whether in Bermuda or elsewhere) includes a reference to any modification or re-enactment of it for the time being in force and to every rule, regulation or order made under it (or under any such modification or re-enactment) and for the time being in force and any reference to any rule, regulation or order made under any such statute or statutory provision includes a reference to any modification or replacement of such rule, regulation or order for the time being in force.
1.13	~~1.11~~ In these Bye-Laws:
1.13.1	~~1.11.1~~ powers of delegation shall not be restrictively construed but the widest interpretation shall be given thereto;
1.13.2	~~1.11.2~~ the word “Board” in the context of the exercise of any power contained in these Bye-Laws includes any committee consisting of one or more Directors, any Director holding executive office and any local or divisional Board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated;
1.13.3	~~1.11.3~~ no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of any other power of delegation; and
1.13.4	~~1.11.4~~except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Bye-Laws or under another delegation of the powers.

REGISTERED OFFICE

2.	Registered Office

The Registered Office shall be at such place in Bermuda as the Board shall from time to time ~~appoint~~determine. The Company may establish such other principal places of business as the Board may from time to time determine.

SHARES AND SHARE RIGHTS

3.	Share Capital
3.1	The authorised ~~share~~Share capital of the Company at the date of adoption of these Bye-Laws is $402,500.00 divided into 400,000,000 Common Shares of par value $0.001 each and 2,500,000 Preference Shares of par value $0.001 each. The ~~shareholders~~Shareholders shall have limited liability.
3.2	Common Shares

The Common Shares shall, subject to the other provisions of these Bye-Laws, entitle the holders thereof to the following rights:

3.2.1	as regards dividend:

after making all necessary provisions, where relevant, for payment of any preferred dividend in respect of any preference ~~shares~~Shares in the Company then outstanding, the Company shall apply any profits or reserves which the Board resolves to distribute in paying such profits or reserves to the holder of the Common Shares in respect of their holding of such ~~shares~~Shares pari passu and pro rata to the number of Common Shares held by each of them;

3.2.2	as regards capital:

on a return of assets on liquidation, reduction of capital or otherwise, the holders of the Common Shares shall be entitled to be paid the surplus assets of the Company remaining after payment of its liabilities (subject to the rights of holders of any preferred ~~shares~~Shares in the Company then in issue having preferred rights on the return of capital) in respect of their holdings of Common Shares pari passu and pro rata to the number of Common Shares held by each of them;

3.2.3	as regards voting in general meetings:

the holders of the Common Shares shall be entitled to receive notice of, and to attend and vote at, general meetings of the Company; every holder of Common Shares present in person or by proxy shall on a poll have one vote for each Common Share held by him.

3.3	Without limiting the foregoing and subject to the Companies Acts, the Company may issue preference ~~shares~~Shares (including any preference ~~shares~~Shares created pursuant to this Bye-Law 3.3) which:
3.3.1	are liable to be redeemed on the happening of a specified event or events or on a given date or dates and/or;
3.3.2	are liable to be redeemed at the option of the Company and/or, if authorised by the Memorandum of Association of the Company, at the option of the holder.
3.4	The terms and manner of the redemption of any redeemable ~~shares~~Shares created pursuant to Bye-Law 3.3 shall be as the Board may by resolution determine before the allotment of such ~~shares~~Shares and the terms and manner of redemption of any other redeemable preference ~~shares~~Shares shall be either:
3.4.1	as the Shareholders may by Resolution determine; or
3.4.2	insofar as the Shareholders do not by any Resolution determine, as the Board may by resolution determine, in either case, before the allotment of such ~~shares~~Shares. A copy of any such Resolution or resolution of the Board for the time being in force shall be attached as an appendix to (but shall not form part of) these Bye-Laws.
3.5	The terms of any redeemable preference ~~shares~~Shares (including any redeemable preference

~~shares~~Shares created pursuant to Bye-Law 3.3) may provide for the whole or any part of the amount due on redemption to be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Acts.
3.6	No holder of Shares of any class or other securities of the Company shall as such holder have any pre-emptive right to purchase Shares of any class or other securities of the Company or Shares or other securities convertible into or exchangeable for or carrying rights or options to purchase Shares of any class of the Company, whether such Shares or other securities are now or hereafter authorised, which at any time may be proposed to be issued by the Company or subjected to rights or options to purchase granted by the Company.
3.7	~~3.6~~ Subject to the foregoing and to any special rights conferred on the holders of any ~~share~~Share or class of ~~shares~~Shares, any ~~share~~Share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may by Resolution determine or, if there has not been any such determination or so far as the same shall not make specific provision, as the Board may determine.
3.8	~~3.7~~The Board may, at its discretion and without the sanction of a Resolution, authorise the ~~purchase~~acquisition by the Company of its own ~~shares~~Shares, of any class, at any price (whether at par or above or below par), and any ~~shares~~Shares to be so purchased may be selected in any manner whatsoever, to be held as treasury Shares, upon such terms as the Board may in its discretion determine, provided always that such ~~purchase~~acquisition is effected in accordance with the provisions of the Companies Acts. The whole or any part of the amount payable on any such ~~purchase~~acquisition may be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Acts. The Company shall be entered in the Register as a Shareholder in respect of the Shares held by the Company as treasury Shares and shall be a Shareholder of the Company but subject always to the provisions of the Companies Acts and for the avoidance of doubt the Company shall not exercise any rights and shall not enjoy or participate in any of the rights attaching to those Shares save as expressly provided for in the Companies Act.
4.	Modification of Rights
4.1	Subject to the Companies Acts, all or any of the special rights for the time being attached to any class of ~~shares~~Shares for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than seventy five percent (75%) of the issued ~~shares~~Shares of that class or with the sanction of a Resolution passed by a simple majority of votes cast at a separate general meeting of the holders of such ~~shares~~Shares voting in person or by proxy. To any such separate general meeting, all the provisions of these Bye-Laws as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be two (2) or more persons holding or representing by proxy the majority of the ~~shares~~Shares of the relevant class, that every holder of ~~shares~~Shares of the relevant class shall be entitled on a poll to one vote for every such ~~share~~Share held by him and that any holder of ~~shares~~Shares of the relevant class present in person or by proxy may demand a poll; provided, however, that if the Company or a class of Shareholders shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum.
4.2	For the purposes of this Bye-Law, unless otherwise expressly provided by the rights attached to any ~~shares~~Shares or class of ~~shares~~Shares, those rights attaching to any class of ~~shares~~Shares for the time being shall not be deemed to be altered by:
4.2.1	the creation or issue of further ~~shares~~Shares ranking pari passu with them;
4.2.2	the creation or issue for full value (as determined by the Board) of further ~~shares~~Shares ranking as regards participation in the profits or assets of the Company or otherwise in priority to them; or

4.2.3	the purchase or redemption by the Company of any of its own ~~shares~~Shares.
5.	Shares
5.1	Subject to the provisions of these Bye-Laws ~~(and in particular bye-law 49)~~, the unissued ~~shares~~Shares of the Company (whether forming part of the original capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may determine.
5.2	Subject to the provisions of these Bye-Laws, any Shares of the Company held by the Company as treasury Shares shall be at the disposal of the Board, which may hold all or any of the Shares, dispose of or transfer all or any of the Shares for cash or other consideration, or cancel all or any of the Shares.
5.3	~~5.2~~ The Board may in connection with the issue of any ~~shares~~Shares exercise all powers of paying commission and brokerage conferred or permitted by law. Subject to the provisions of the Companies Acts, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid ~~shares~~Shares, options on ~~shares~~Shares and warrants, or partly in one way and partly in the other.
5.4	~~5.3~~ Shares may be issued in fractional denominations and in such event the Company shall deal with such fractions to the same extent as its whole ~~shares~~Shares, so that a ~~share~~Share in a fractional denomination shall have, in proportion to the fraction of a whole ~~share~~Share that it represents, all the rights of a whole ~~share~~Share, including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.
5.5	~~5.4~~ Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any ~~share~~Share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any ~~share~~Share or in any fractional part of a ~~share~~Share or (except only as otherwise provided in these Bye-Laws or by law) any other right in respect of any ~~share~~Share except an absolute right to the entirety thereof in the registered holder.
6.	Certificates
6.1	Share certificates ~~shall~~may be issued by the Company in respect of any ~~and all shares~~Shares issued by the Company. The Company ~~shall~~may also issue certificates to the holders of any warrants which are convertible into ~~shares in the Company.~~Shares in the Company. Certificates for Shares of the Company shall be in such form, not inconsistent with these Bye-laws, as shall be approved by the Board and shall be signed by or in the name of the Company by the Chairman or by the President or Chief Financial Officer provided that the signatures of any such officers thereon may be facsimiles. The seal of the Company may be impressed, by original or by facsimile, printed or engraved, on all such certificates. A certificate may also be signed by the transfer agent and a registrar as the Board may determine, and in such case the signature of the transfer agent or the registrar may also be facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may nevertheless be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
6.2	Notwithstanding the foregoing, at the discretion of the Board, (or the President, Chief Financial Officer or Secretary), the Company may issue Shares in uncertificated form upon the initial issuance of such Shares or thereafter upon surrender of any certificates representing such

Shares, for registration in book entry accounts for shares in such form as the Board or Secretary of the Company may from time to time prescribe, in addition to or in place of Shares represented by certificates, to the extent authorized by applicable law.
6.3	~~6.2~~ If a ~~share~~Share certificate is defaced, lost or destroyed, it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of defacement, on delivery of the old certificate to the Company.
~~6.3~~	~~All certificates for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be in such form as the Board may determine, issued under the Seal. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons, or may determine that a representation of the Seal may be printed on any such certificates. If any person holding an office in the Company who has signed, or whose facsimile signature has been used on, any certificate ceases for any reason to hold his office, such certificate may nevertheless be issued as though that person had not ceased to hold such office.~~
6.4	Title to and the transfer of any securities in the Company shall be evidenced by an instrument in writing unless and until the Company’s securities become eligible for electronic settlement on the Alternative Investment Market (“AIM”) or other recognised exchange. The Board shall have power to implement any arrangements which it may think fit for the evidencing and/or transfer of title to any securities of the Company in any manner which is permitted by the AIM rules, or the rules of any other stock exchange on which the securities of the Company are listed, or the Companies Act.
7.	Lien
~~7.1~~	~~The Company shall have a first and paramount lien on every share (not being a fully paid share) for all monies, whether presently payable or not, called or payable, at a date fixed by or in accordance with the terms of issue of such share in respect of such share, and the Company shall also have a first and paramount lien on every share (other than a fully paid share) standing registered in the name of a Shareholder, whether singly or jointly with any other person, for all the debts and liabilities of such Shareholder or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Shareholder, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Shareholder or his estate and any other person, whether a Shareholder or not. The Company's lien on a share shall extend to all dividends payable thereon. The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Bye-Law.~~
~~7.2~~	~~The Company may sell, in such manner as the Board may think fit, any share on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen (14) days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.~~
~~7.3~~	~~The net proceeds of sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the person~~

~~who was the holder of the share immediately before such sale. For giving effect to any such sale, the Board may authorise some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.~~

~~7.4~~

7.1.1	~~7.4.1~~ Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any ~~shares~~Shares registered in any of the Company’s registers as held either jointly or solely by any Shareholder or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such Shareholder by the Company on or in respect of any ~~shares~~Shares registered as aforesaid or for or on account or in respect of any Shareholder and whether in consequence of:
~~7.4.1.1~~	7.1.1.1 the death of such Shareholder;
~~7.4.1.2~~	7.1.1.2 the non-payment of any income tax or other tax by such Shareholder;
~~7.4.1.3~~	7.1.1.3 the non-payment of any estate, probate, succession, death, stamp, or other duty by the executor or administrator of such Shareholder or by or out of his estate; or
~~7.4.1.4~~	any other act or thing;

in every such case (except to the extent that the rights conferred upon holders of any class of ~~shares~~Shares render the Company liable to make additional payments in respect of sums withheld on account of the foregoing):

~~7.4.1.5~~	7.1.1.5 the Company shall have a lien upon all dividends and other monies payable in respect of the ~~shares~~Shares registered in any of the Company’s registers as held either jointly or solely by such Shareholder for all monies paid or payable by the Company in respect of such ~~shares~~Shares or in respect of any dividends or other monies as aforesaid thereon or for or on account or in respect of such Shareholder under or in consequence of any such law together with interest at the rate of fifteen percent (15%) per annum thereon from the date of payment to date of repayment and may deduct or set off against such dividends or other monies payable as aforesaid any monies paid or payable by the Company as aforesaid together with interest as aforesaid;
~~7.4.1.6~~	7.1.1.6 the Company may, if any such money is paid or payable by it under any such law as aforesaid, refuse to register a transfer of any ~~shares~~Shares by any such Shareholder or his executor or administrator until such money and interest as aforesaid is set off or deducted as aforesaid, or in case the same exceeds the amount of any such dividends or other monies as aforesaid then due or payable by the Company, until such excess is paid to the Company.
7.2	~~7.5~~ Subject to the rights conferred upon the holders of any class of ~~shares~~Shares, nothing herein contained shall prejudice or affect any right or remedy which any law may confer or purport to confer on the Company and as between the Company and every such Shareholder as aforesaid, his estate representative, executor, administrator and estate wheresoever constituted or situate, any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

~~8.~~	~~Calls On Shares~~
~~8.1~~	~~The Board may from time to time make calls upon the Shareholders in respect of any monies unpaid on their shares (whether on account of the par value of the shares or by way of premium) and not by the terms of issue thereof made payable at a date fixed by or in accordance with such terms of issue, and each Shareholder shall (subject to the Company serving upon him at least fourteen (14) days notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Board may determine.~~
~~8.2~~	~~A call may be made payable by instalments and shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.~~
~~8.3~~	~~The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.~~
~~8.4~~	~~If a sum called in respect of the share shall not be paid before or on the day appointed for payment thereof the person from whom the sum is due shall pay interest on the sum from the day appointed for the payment thereof to the time of actual payment at such rate as the Board may determine, but the Board shall be at liberty to waive payment of such interest wholly or in part.~~
~~8.5~~	~~Any sum which, by the terms of issue of a share, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal amount of the share or by way of premium, shall for all the purposes of these Bye-Laws be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable and, in case of non-payment, all the relevant provisions of these Bye-Laws as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.~~
~~8.6~~	~~The Board may on the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.~~
~~9.~~	~~Forfeiture Of Shares~~
~~9.1~~	~~If a Shareholder fails to pay any call or instalment of a call on the day appointed for payment thereof, the Board may at any time thereafter during such time as any part of such call or instalment remains unpaid serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.~~
~~9.2~~	~~The notice shall name a further day (not being less than fourteen (14) days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the shares in respect of which such call is made or instalment is payable will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Bye-Laws to forfeiture shall include surrender.~~
~~9.3~~	~~If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls or instalments and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.~~
~~9.4~~	~~When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.~~
~~9.5~~	~~A forfeited share shall be deemed to be the property of the Company and may be sold, re-offered or otherwise disposed of either to the person who was, before forfeiture, the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the~~

~~Board shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Board may think fit.~~
~~9.6~~	~~A person whose shares have been forfeited shall thereupon cease to be a Shareholder in respect of the forfeited shares but shall, notwithstanding the forfeiture, remain liable to pay to the Company all monies which at the date of forfeiture were presently payable by him to the Company in respect of the shares with interest thereon at such rate as the Board may determine from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited.~~
~~9.7~~	~~An affidavit in writing that the deponent is a Director of the Company or the Secretary and that a share has been duly forfeited on the date stated in the affidavit shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration (if any) given for the share on the sale, re-allotment or disposition thereof and the Board may authorise some person to transfer the share to the person to whom the same is sold, re-allotted or disposed of, and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the share.~~
~~8~~	~~[Intentionally Omitted]~~
8.	Depository Interests
8.1	Depository Interests

The Board may permit shares of any class to be represented by Depository Interests and to be transferred or otherwise dealt with by means of a Relevant System, and may revoke any such permission.

8.2	Disapplication of Inconsistent Bye-Laws

Any provisions of these Bye-Laws shall not apply to any Depository Interests to the extent that the provisions are inconsistent with:

8.2.1	the holding of Depository Interests;
8.2.2	the transfer of title to Depository Interests by means of a Relevant System; or
8.2.3	the Regulations.
8.3	Evidencing, Issue and Transfer of Depository Interests
8.3.1	The Board may make such arrangements or regulations (if any) as it may from time to time in its absolute discretion think fit in relation to the evidencing, issue and transfer of Depository Interests and otherwise for the purpose of implementing and/or supplementing the provision of this Bye-Law 8.3 and the Regulations and the facilities and requirements of the Relevant System, and such arrangements and regulations shall have the same effect as if set out in this Bye-Law 8.3.
8.3.2	The Company may use the Relevant System in which any Depository Interests are held to the fullest extent available from time to time in the exercise of any of its powers or functions under the Companies Acts or these Bye-Laws or otherwise in effecting any actions.
8.3.3	For the purpose of effecting any action by the Company, the Board may determine that Depository Interests held by a person shall be treated as a separate holding from Shares held by that person in certificated form.
8.4	Not Separate Class

Shares in a particular class shall not form a separate class of shares from other shares in that class because they are dealt with as Depository Interests.

8.5	Power of Sale Etc

Where the Company is entitled under any provision of the Regulations, the Companies Acts or these Bye-Laws to forfeit, accept the surrender of, enforce a lien over, sell, transfer or otherwise dispose of any share represented by a Depository Interest, such entitlement (to the extent permitted by the Regulations and the Companies Acts and the facilities and requirements of the Relevant System) shall include the right:

8.5.1	to require the holder of that Depository Interest, by notice in writing, to change that share represented by the Depository Interest into a Share in certificated form within the period specified in the notice and to hold that Share in certificated form so long as required by the Company.
8.5.2	to require the holder of that Depository Interest, by notice in writing to give any instructions necessary to transfer title to that share by means of the Relevant System within the period specified in the notice;
8.5.3	to require the holder of that Depository Interest, by notice in writing, to appoint any person to take any step, including without limitation the giving of any instruction by means of the Relevant System, necessary to transfer that share within the period specified in the notice; and
8.5.4	to take any other action that the Board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or to enforce a lien in respect of that share.
9	[Intentionally Omitted]

REGISTERS OF SHAREHOLDERS AND WARRANTHOLDERS

10	~~10.~~ Registers Of Shareholders and Warrantholders
10.1	The Register of Shareholders (“Register”) shall be kept at the Registered Office or at such other place in Bermuda as the Board may from time to time direct, in the manner prescribed by the Companies Acts. Subject to the provisions of the Companies Acts, the Company may keep one or more overseas or branch registers in any place, and the Board may make, amend and revoke any such regulations as it may think fit respecting the keeping of such registers. The Board may authorise any ~~share~~Share on the Register to be included in a branch register or any ~~share~~Share registered on a branch register to be registered on another branch register, provided that at all times the Register is maintained in accordance with the Companies Acts.
10.2	The Register or any branch register may be closed at such times and for such period as the Board may from time to time decide, subject to the Companies Acts. Except during such time as it is closed, the Register and each branch register shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon (or between such other times as the Board from time to time determines) on every working day. Unless the Board so determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register or any branch register any indication of any trust or any equitable, contingent, future or partial interest in any ~~share~~Share or any fractional part of a ~~share~~Share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any of the provisions of Bye-Law 5.4.
10.3	The Register of Warrantholders shall be kept at the Registered Office or at such other place in or out of Bermuda as the Board may from time to time direct. The Company may keep one or more overseas or branch registers of warrantholders in any place, and the Board may make, amend and revoke any such regulations as it may think fit respecting the keeping of such registers. The Board may authorise any warrant on the Register of Warrantholders to be included in a branch register or any warrant registered on a branch register to be registered on another branch register~~,~~.

REGISTER OF DIRECTORS AND OFFICERS

11	~~11.~~ Register Of Directors And Officers

The Secretary shall establish and maintain a register of the Directors and Officers of the Company as required by the Companies Acts. The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Acts between 9:00 a.m. and 5:00 p.m. in Bermuda on every working day.

TRANSFER OF SHARES

12	~~12.~~ Transfer Of Shares
12.1	Subject to the Companies Acts, to Bye-Law ~~6.4~~6 and to such other of the restrictions contained in these Bye-Laws as may be applicable, any Shareholder may transfer all or any of his ~~shares~~Shares by an instrument of transfer in the usual common form or in any other form which the Board may approve.
12.2	~~The~~Subject to Bye-Law 6, an instrument of transfer of a ~~share~~Share shall be signed by or on behalf of the transferor and where any ~~share~~Share is not fully-paid, the transferee. The transferor shall be deemed to remain the holder of the ~~share~~Share until the name of the transferee is entered in the Register in respect thereof. All instruments of transfer when registered may be retained by the Company. The Board may, in its absolute discretion and without assigning any reason therefor, decline to register any transfer of any ~~share~~Share which is not a fully-paid ~~share~~Share. The Board may also decline to register any transfer and in the case of a breach of 12.2.4, shall decline to register a transfer, unless:
12.2.1	the instrument of transfer is duly stamped (if required by law) and lodged with the Company, at such place as the Board shall appoint for the purpose, accompanied by the certificate for the ~~shares~~Shares (if any has been issued) to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer,
12.2.2	the instrument of transfer is in respect of only one class of ~~share~~Share,
12.2.3	the instrument of transfer is in favour of less than five (5) persons jointly;
12.2.4	the instrument of transfer is accompanied by evidence satisfactory to the Board that all transfer restrictions on the face of any certificate in respect of the ~~shares~~Shares to be transferred have been complied with; and
12.2.5	it is satisfied that all applicable consents, including a declaration from the transferee sufficient to satisfy the Board that the transferee will not oblige the ~~shares~~Shares to be registered under the US Securities Act 1933, to the extent that the ~~shares~~Shares are not so registered authorisations, permissions or approvals of any governmental body or agency in Bermuda or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained.
12.3	Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law.
12.4	If the Board declines to register a transfer it shall, within three (3) months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.
12.5	A fee to be determined by the Board shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, order of court or other instrument relating to or affecting the title to any ~~share~~Share, or otherwise making an entry in the Register relating to any ~~share~~Share, (except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed on it in connection with such transfer or entry).

TRANSMISSION OF SHARES

13	~~13.~~ Transmission of Shares
13.1	In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint holder, and the estate representative, where he was sole holder, shall be the only person recognised by the Company as having any title to his ~~shares~~Shares; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any ~~share~~Share held by him solely or jointly with other persons. For the purpose of this Bye-Law, estate representative means the person to whom probate or letters of administration has or have been granted in Bermuda or, failing any such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-Law.
13.2	Any person becoming entitled to a ~~share~~Share in consequence of the death of a Shareholder or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the ~~share~~Share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such ~~share~~Share in favour of his nominee. All the limitations, restrictions and provisions of these Bye-Laws relating to the right to transfer and the registration of transfer of ~~shares~~Shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.
13.3	A person becoming entitled to a ~~share~~Share in consequence of the death of a Shareholder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other monies payable in respect of the ~~share~~Share, but he shall not be entitled in respect of the ~~share~~Share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the ~~share~~Share any of the rights or privileges of a Shareholder until he shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the ~~share~~Share and, if the notice is not complied with within sixty (60) days, the Board may thereafter withhold payment of all dividends and other monies payable in respect of the ~~shares~~Shares until the requirements of the notice have been complied with.
13.4	Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law.

SHARE CAPITAL

14	~~14.~~ Increase Of Capital
14.1	The Company may from time to time increase its capital by such sum to be divided into ~~shares~~Shares of such par value as the Company by Resolution shall prescribe.
14.2	The Company may, by the Resolution increasing the capital, direct that the new ~~shares~~Shares or any of them shall be offered in the first instance either at par or at a premium or (subject to the provisions of the Companies Acts) at a discount to all the holders for the time being of ~~shares~~Shares of any class or classes in proportion to the number of such ~~shares~~Shares held by them respectively or make any other provision as to the issue of the new ~~shares~~Shares ..

14.3	The new ~~shares~~Shares shall be subject to all the provisions of these Bye-Laws with reference to lien, the payment of calls, forfeiture, transfer, transmission and otherwise.
15	~~15.~~ Alteration Of Capital
15.1	The Company may from time to time by Resolution:
15.1.1	divide its ~~shares~~Shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;
15.1.2	consolidate and divide all or any of its ~~share~~Share capital into ~~shares~~Shares of larger or smaller par value than its existing ~~shares~~Shares;
15.1.3	sub-divide its ~~shares~~Shares or any of them into ~~shares~~Shares of smaller par value than is fixed by its memorandum, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced ~~share~~Share shall be the same as it was in the case of the ~~share~~Share from which the reduced ~~share~~ Share is derived;
15.1.4	make provision for the issue and allotment of ~~shares~~Shares which do not carry any voting rights;
15.1.5	cancel ~~shares~~Shares which, at the date of the passing of the Resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its ~~share~~Share capital by the amount of the ~~shares~~Shares so cancelled; and
15.1.6	change the currency denomination of its ~~share~~Share capital.
15.2	Where any difficulty arises in regard to any division, consolidation, or sub-division under this Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the ~~shares~~Shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Shareholders who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the ~~shares~~Shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the ~~shares~~Shares be affected by any irregularity or invalidity in the proceedings relating to the sale.
15.3	Subject to the Companies Acts and to any confirmation or consent required by law or these Bye-Laws, the Company may by Resolution from time to time convert any preference ~~shares~~Shares into redeemable preference ~~shares~~Shares.
16	~~16.~~ Reduction Of Capital
16.1	Subject to the Companies Acts, its memorandum and any confirmation or consent required by law or these Bye-Laws, the Company may from time to time by Resolution authorise the reduction of its issued ~~share~~Share capital or any ~~share~~Share premium account in any manner.
16.2	In relation to any such reduction, the Company may by Resolution determine the terms upon which such reduction is to be effected including, in the case of a reduction of part only of a class of ~~shares~~Shares, those ~~shares~~Shares to be affected.

GENERAL MEETINGS AND WRITTEN RESOLUTIONS

17	~~17.~~ General Meetings And Written Resolutions
17.1	The Board shall convene and the Company shall hold general meetings as Annual General Meetings in accordance with the requirements of the Companies Acts at such times and places as the Board shall appoint. The Board may, whenever it thinks fit, and shall, when requisitioned by ~~shareholders~~Shareholders pursuant to the provisions of the Companies Acts, convene general meetings other than Annual General Meetings, which shall be called Special General Meetings, at such time and place as the Board may appoint.
17.2	Except in the case of the removal of auditors and Directors, anything which may be done by

Resolution in general meeting may, without a meeting and without any previous notice being required, be done by Resolution in writing, signed by all of the Shareholders or their proxies, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts) by its representative on behalf of such Shareholder, being all of the Shareholders of the Company who at the date of the Resolution in writing would be entitled to attend a meeting and vote on the Resolution. Such Resolution in writing may be signed in as many counterparts as may be necessary.
17.3	For the purposes of this Bye-Law, the date of the Resolution in writing is the date when the Resolution is signed by, or on behalf of, the last Shareholder to sign and any reference in any enactment to the date of passing of a Resolution is, in relation to a Resolution in writing made in accordance with this Bye-Law, a reference to such date.
17.4	A Resolution in writing made in accordance with this Bye-Law is as valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class of Shareholders of the Company, as the case may be. A Resolution in writing made in accordance with this Bye-Law shall constitute minutes for the purposes of the Companies Acts and these Bye-Laws.
18	~~18.~~ Notice Of General Meetings
18.1	~~An Annual General Meeting shall be called by not less than 20 Clear Days notice in writing and a Special General Meeting shall be called by not less than 10 Clear Days notice in writing. The notice shall specify the place, day and time of the meeting, (including any satellite meeting place arranged for the purposes of Bye-Law 19) and, the nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by these Bye-Laws to all Shareholders other than such as, under the provisions of these Bye-Laws or the terms of issue of the Shares they hold, are not entitled to receive such notice from the Company and to each Director, and to any Resident Representative who or which has delivered a written notice upon the Registered Office requiring that such notice be sent to him or it.~~An Annual General Meeting shall be called by not more than 60 and not less than 10 days notice in writing and a Special General Meeting shall be called by not more than 60 and not less than 10 days notice in writing. The notice shall specify the place, day and time of the meeting, (including any satellite meeting place arranged for the purposes of Bye-Law 19) and, the nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by these Bye-Laws to all Shareholders other than such as, under the provisions of these Bye-Laws or the terms of issue of the Shares they hold, are not entitled to receive such notice from the Company and to each Director, and to any Resident Representative who or which has delivered a written notice upon the Registered Office requiring that such notice be sent to him or it.
18.2	The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.
18.3	A Shareholder present, either in person or by proxy, at any meeting of the Company or of the holders of any class of ~~shares~~Shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.
18.4	The Board may cancel or postpone a meeting of the Shareholders after it has been convened and notice of such cancellation or postponement shall be served in accordance with these Bye-Laws upon all Shareholders entitled to notice of the meeting so cancelled or postponed setting out, where the meeting is postponed to a specific date, notice of the new meeting in accordance with this Bye-Law.
19	~~19.~~ General Meetings At More Than One Place

19.1	The provisions of this Bye-Law shall apply if any general meeting is convened at or adjourned to more than one place.
19.2	The notice of any meeting or adjourned meeting may specify the Specified Place and the Board shall make arrangements for simultaneous attendance and participation in a satellite meeting at other places (whether adjoining the Specified Place or in a different and separate place or places altogether or otherwise) by Shareholders. The Shareholders present at any such satellite meeting place in person or by proxy and entitled to vote shall be counted in the quorum for, and shall be entitled to vote at, the general meeting in question if the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that Shareholders attending at all the meeting places are able to:
19.2.1	communicate simultaneously and instantaneously with the persons present at the other meeting place or places, whether by use of microphones, loud-speakers, audio-visual or other communications equipment or facilities; and
19.2.2	have access to all documents which are required by the Companies Acts and these Bye-Laws to be made available at the meeting.
19.3	The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the Specified Place. If it appears to the chairman of the general meeting that the facilities at the Specified Place or any satellite meeting place are or become inadequate for the purposes referred to above, then the chairman may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of such adjournment shall be valid.
19.4	The Board may from time to time make such arrangements for the purpose of controlling the level of attendance at any such satellite meeting (whether involving the issue of tickets or the imposition of some means of selection or otherwise) as they shall in their absolute discretion consider appropriate, and may from time to time vary any such arrangements or make new arrangements in place of them, provided that a Shareholder who is not entitled to attend, in person or by proxy, at any particular place shall be entitled so to attend at one of the other places and the entitlement of any Shareholder so to attend the meeting or adjourned meeting at such place shall be subject to any such arrangements as may be for the time being in force and by the notice of meeting or adjourned meeting stated to apply to the meeting.
19.5	If a meeting is adjourned to more than one place, notice of the adjourned meeting shall be given in the manner required by Bye-Law 18.
20	~~20.~~ Proceedings At General Meetings
20.1	In accordance with the Companies Acts, a general meeting may be held with only one individual present provided that the requirement for a quorum is satisfied. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman, which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Bye-Laws, at least two (2) Shareholders present in person or by proxy and entitled to vote representing the holders of not less than ~~25~~33 and 1/3 % of the issued ~~shares~~Shares entitled to vote at such meeting shall be a quorum for all purposes; provided, however, that if the Company or a class of Shareholders shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum.
20.2	If within five (5) minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting, if convened on the requisition of Shareholders, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine and at such adjourned meeting two (2) Shareholders present in person or by proxy and entitled to vote and representing the holders of not less than ~~25~~33 and 1/3% of the issued

~~shares~~Shares entitled to vote at such meeting shall be a quorum, provided that if the Company or a class of Shareholders shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum. The Company shall give not less than 5 ~~clear days~~Clear Days notice of any meeting adjourned through want of a quorum and such notice shall state that the sole Shareholder or, if more than one, two (2) Shareholders present in person or by proxy and entitled to vote and representing the holders of not less than ~~25~~33 and 1/3% of the issued ~~shares~~Shares entitled to vote at such meeting shall be a quorum. If at the adjourned meeting a quorum is not present within fifteen (15) minutes after the time appointed for holding the meeting, the meeting shall be dissolved.
20.3	A meeting of the Shareholders or any class thereof may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone, or by video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting. If it appears to the chairman of a general meeting that the Specified Place is inadequate to accommodate all persons entitled and wishing to attend, the meeting is duly constituted and its proceedings are valid if the chairman is satisfied that adequate facilities are available, whether at the Specified Place or elsewhere, to ensure that each such person who is unable to be accommodated at the Specified Place is able to communicate simultaneously and instantaneously with the persons present at the Specified Place, whether by the use of microphones, loud-speakers, audio-visual or other communications equipment or facilities.
20.4	Subject to the Companies Acts, a Resolution may only be put to a vote at a general meeting of the Company or of any class of Shareholders if:
20.4.1	it is proposed by or at the direction of the Board; or
20.4.2	it is proposed at the direction of the Court; or
20.4.3	it is proposed on the requisition in writing of such number of Shareholders as is prescribed by, and is made in accordance with, the relevant provisions of the Companies Acts;
20.4.4	with respect to an annual general meeting, (and for greater certainty, the process set out in Bye-Law 20A shall not be available in respect of a special general meeting), it has been presented by a Shareholder of record on the date for giving notice for such meeting in accordance with Bye-Law 20A; or
20.4.5	~~20.4.4~~ the chairman of the meeting in his absolute discretion decides that the Resolution may properly be regarded as within the scope of the meeting.
20.5	No amendment may be made to a Resolution, at or before the time when it is put to a vote, unless the chairman of the meeting in his absolute discretion decides that the amendment or the amended Resolution may properly be put to a vote at that meeting.
20.6	If the chairman of the meeting rules a Resolution or an amendment to a Resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the Resolution in question shall not be invalidated by any error in his ruling. Any ruling by the chairman of the meeting in relation to a Resolution or an amendment to a Resolution shall be final and conclusive.
20.7	The Resident Representative, if any, upon giving the notice referred to in Bye-Law 18.1 above, shall be entitled to attend any general meeting of the Company and each Director shall be entitled to attend and speak at any general meeting of the Company.
20.8	The Chairman (or President) or, in his absence, the Deputy Chairman (or Vice-President), shall preside as chairman at every general meeting. If there is no such Chairman or Deputy Chairman (or President or Vice-President), or if at any meeting the Chairman or Deputy Chairman

(or the President or Vice-President) is not present within five (5) minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present shall choose one of their number to act or if only one Director is present he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be chairman.
20.9	The chairman of the meeting may, with the consent by Resolution of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time (or sine die) and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. In addition to any other power of adjournment conferred by law, the chairman of the meeting may at any time without consent of the meeting adjourn the meeting (whether or not it has commenced or a quorum is present) to another time and/or place (or sine die) if, in his opinion, it would facilitate the conduct of the business of the meeting to do so or if he is so directed (prior to or at the meeting) by the Board. When a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Board. When a meeting is adjourned for three (3) months or more or for an indefinite period, at least 5 Clear Days’ notice shall be given of the adjourned meeting. Save as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.
20A	Shareholder Proposals
20A.1	In addition to any other applicable requirements, for business to be properly brought before an annual general meeting by a Shareholder, such Shareholder must have given timely notice thereof in proper written form to the Secretary of the Company as provided in this Bye-Law 20A.
20.A.2	To be timely, a Shareholder's notice to the Secretary must be delivered to or mailed and received at the Registered Office and the principal executive offices of the Company as set forth in the Company’s filings with the Securities and Exchange Commission not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual general meeting of Shareholders; provided, however, that in the event that the annual general meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the Shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual general meeting was mailed or such public disclosure of the date of the annual general meeting was made, whichever first occurs.
20A.3	To be in proper written form, a Shareholder's notice to the Secretary must set forth as to each matter such Shareholder proposes to bring before the annual general meeting (i) a brief description of the business desired to be brought before the annual general meeting and the reasons for conducting such business at the annual general meeting, (ii) the name and record address of such Shareholder, (iii) the class or series and number of Shares of the Company which are owned beneficially or of record by such Shareholder, (iv) a description of all arrangements or understandings between such Shareholder and any other person or persons (including their names) in connection with the proposal of such business by such Shareholder and any material interest of such Shareholder in such business and (v) a representation that such Shareholder intends to appear in person or by proxy at the annual general meeting to bring such business before the meeting.
20A.4	No business shall be conducted at the annual general meeting of Shareholders except business brought before the annual general meeting in accordance with the procedures set forth in this Bye-law; provided, however, that, once business has been properly brought before the annual general meeting in accordance with such procedures, nothing in this Bye-law shall be deemed to preclude discussion by any Shareholder of any such business. If the Chairman of an annual general meeting determines that business was not properly brought before the annual general meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.
21	~~21.~~ Voting
21.1	Save where a greater majority is required by the Companies Acts or these Bye-Laws, any question proposed for consideration at any general meeting shall be decided on by a simple majority of votes cast.
21.2	Subject to Bye-Law 38.2 and to any rights or restrictions attached to any class of ~~shares~~Shares, at any meeting of the Company, each Shareholder present in person shall be entitled to one vote on any question to be decided on a show of hands and each Shareholder present in person or by proxy shall be entitled on a poll to one vote for each ~~share~~Share held by him.
21.3	At any general meeting, a Resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded by:
21.3.1	the chairman of the meeting; or
21.3.2	at least three (3) Shareholders present in person or represented by proxy; or
21.3.3	any Shareholder or Shareholders present in person or represented by proxy and holding between them not less than one tenth (1/10) of the total voting rights of all the Shareholders having the right to vote at such meeting; or
21.3.4	a Shareholder or Shareholders present in person or represented by proxy holding ~~shares~~Shares conferring the right to vote at such meeting, being ~~shares~~Shares on which an aggregate sum has been paid up equal to not less than one tenth (1/10) of the total sum paid up on all such ~~shares~~Shares conferring such right.

The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made. If the demand for a poll is withdrawn, the chairman or any other Shareholder entitled may demand a poll.

21.4	Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a Resolution has, on a show of hands, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded for or against such Resolution.
21.5	If a poll is duly demanded, the result of the poll shall be deemed to be the Resolution of the meeting at which the poll is demanded.
21.6	A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time (being not later than three (3) months after the date of the demand) and place as the chairman shall direct and he may appoint scrutineers (who need not be Shareholders) and fix a time and place for declaring the result of the poll. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.
21.7	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.
21.8	On a poll, votes may be cast either personally or by proxy.

21.9	A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.
21.10	In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the chairman of such meeting shall not be entitled to a second or casting vote and the Resolution shall fail.
21.11	In the case of joint holders of a ~~share~~Share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.
21.12	A Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such Court and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Shareholder for the purpose of general meetings.
21.13	No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of ~~shares~~Shares in the Company have been paid.
21.14	If:
21.14.1	any objection shall be raised to the qualification of any voter; or,
21.14.2	any votes have been counted which ought not to have been counted or which might have been rejected; or,
21.14.3	any votes are not counted which ought to have been counted,

the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any Resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any Resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

22	~~22.~~ Proxies And Corporate Representatives
22.1	A Shareholder may appoint one or more persons as his proxy, with or without the power of substitution, to represent him and vote on his behalf in respect of all or some only of his ~~shares~~Shares at any general meeting (including an adjourned meeting). A proxy need not be a Shareholder. The instrument appointing a proxy shall be in writing executed by the appointor or his attorney authorised by him in writing or, if the appointor is a corporation, either under its seal or executed by an officer, attorney or other person authorised to sign the same.
22.2	A Shareholder which is a corporation may, by written authorisation, appoint any person (or two (2) or more persons in the alternative) as its representative to represent it and vote on its behalf at any general meeting (including an adjourned meeting) and such a corporate representative may exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder and the Shareholder shall for the purposes of these Bye-Laws be deemed to be present in person at any such meeting if a person so authorised is present at it.
22.3	Any Shareholder may appoint a proxy or (if a corporation) representative for a specific general meeting, and adjournments thereof, or may appoint a standing proxy or (if a corporation)

representative, by serving on the Company at the Registered Office, or at such place or places as the Board may otherwise specify for the purpose, a proxy or (if a corporation) an authorisation. Any standing proxy or authorisation shall be valid for all general meetings and adjournments thereof or Resolutions in writing, as the case may be, until notice of revocation is received at the Registered Office or at such place or places as the Board may otherwise specify for the purpose. Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Shareholder is present or in respect to which the Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.
22.4	Subject to Bye-Law 22.3, the instrument appointing a proxy or corporate representative together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office (or at such place or places as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a written Resolution, in any document sent therewith) not less than 48 hours or such other period as the Board may determine, prior to the holding of the relevant meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a written Resolution, prior to the effective date of the written Resolution and in default the instrument of proxy or authorisation shall not be treated as valid.
22.5	Instruments of proxy or authorisation shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting or any written Resolution forms of instruments of proxy or authorisation for use at that meeting or in connection with that written Resolution. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll, to speak at the meeting and to vote on any amendment of a written Resolution or amendment of a Resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy or authorisation shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates. If the terms of the appointment of a proxy include a power of substitution, any proxy appointed by substitution under such power shall be deemed to be the proxy of the Shareholder who conferred such power. All the provisions of these Bye-Laws relating to the execution and delivery of an instrument or other form of communication appointing or evidencing the appointment of a proxy shall apply, mutatis mutandis, to the instrument or other form of communication effecting or evidencing such an appointment by substitution.
22.6	A vote given in accordance with the terms of an instrument of proxy or authorisation shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or of the corporate authority, provided that no intimation in writing of such death, unsoundness of mind or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy or authorisation in the notice convening the meeting or other documents sent therewith) at least one hour before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the day before the effective date of any written Resolution at which the instrument of proxy or authorisation is used.
22.7	Subject to the Companies Acts, the Board may at its discretion waive any of the provisions of these Bye-Laws related to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend, speak and vote on behalf of any Shareholder at general meetings or to sign written Resolutions.

BOARD OF DIRECTORS

23	~~23.~~ Appointment And Removal Of Directors
23.1	At the point of adoption of these Bye-Laws on 13 October 2005 the Board consists of the following persons:

John Daniel Schiller, Jr.
Steven Albert Weyel
David West Griffin
David Morris Dunwoody
William Colvin

23.2	David West Griffin is designated as a class I Director, Steven Albert Weyel and David Morris Dunwoody are designated as class II Directors and John Daniel Schiller, Jr. and William Colvin are designated as class III Directors for the purposes of these Bye-Laws. There is no distinction in the voting or other powers and authorities of Directors of different classes; the classifications are solely for the purposes of the retirement by rotation provisions set out in Bye-Laws 23.4, 23.5 and 23.6. All Directors will be designated as either class I, class II or class III Directors. The Board shall from time to time by resolution determine the respective numbers of class I Directors, class II Directors and class III Directors.
23.3	Upon resignation or termination of office of any Director, if a new Director shall be appointed to the Board he will be designated to fill the vacancy arising and shall, for the purposes of these Bye-Laws, constitute a member of the class of Directors represented by the person that he replaces.
23.4	Each class I Director shall (unless his office is vacated in accordance with these Bye-Laws) serve initially until the conclusion of the Annual General Meeting of the Company held in the calendar year 2006 and subsequently shall (unless his office is vacated in accordance with these Bye-Laws) serve for three-year terms, each concluding at the third Annual General Meeting after the class I Directors together were last appointed or re-appointed.
23.5	Each class II Director shall (unless his office is vacated in accordance with these Bye-Laws) serve initially until the conclusion of the Annual General Meeting of the Company held in the calendar year 2007 and subsequently shall (unless his office is vacated in accordance with these Bye-Laws) serve for three-year terms, each concluding at the third Annual General Meeting after the class II Directors together were last appointed or re-appointed.
23.6	Each class III Director shall (unless his office is vacated in accordance with these Bye-Laws) serve initially until the conclusion of the Annual General Meeting of the Company held in the calendar year 2008 and subsequently shall (unless his office is vacated in accordance with these Bye-Laws) serve for three-year terms, each concluding at the third Annual General Meeting after the class III Directors together were last appointed or re-appointed.
23.7	Any Director retiring at an Annual General Meeting will be eligible for re-appointment and will retain office until the close of the meeting at which he retires or (if earlier) until a Resolution is passed at that meeting not to fill the vacancy or the Resolution to re-appoint him is put to a vote at the meeting and is lost.
23.8	If the Company, at the meeting at which a Director (of any class) retires by rotation or otherwise, does not fill the vacancy, the retiring Director shall, if willing to act, be deemed to have been re-appointed unless at the meeting it is resolved not to fill the vacancy or unless a Resolution for the re-appointment of the Director is put to the meeting and lost.
23.9	No person other than a Director retiring by rotation shall be appointed a Director at any general meeting unless:
23.9.1	he is recommended by the Board; or
23.9.2	in the case of an Annual General Meeting, not less than one hundred twenty (120) nor more than one hundred fifty (150) days before the date of the Company’s proxy statement released to Shareholders in connection with the prior year’s Annual General Meeting, a notice executed by a Shareholder (not being the person to be proposed) has been received by the Secretary of the Company of the intention to propose such person for appointment, setting forth as to each person whom the Shareholder proposes to nominate for election or re-election as a Director:
23.9.2.1	the name, age, business address and residence address of such person;
23.9.2.2	the principal occupation or employment of such person;
23.9.2.3	the class, series and number of ~~shares~~Shares of the Company which are beneficially owned by such person;
23.9.2.4	particulars which would, if he were so appointed, be required to be included in the Company’s register of Directors and Officers;
23.9.2.5	a letter from such person indicating that they are willing to be considered for election as a Director; and
23.9.2.6	all other information relating to such person that is required to be disclosed in solicitations for proxies for the election of Directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934 of the United States of America (as amended), together with notice executed by such person of his willingness to serve as a Director if so elected; provided, however, that no Shareholder shall be entitled to propose any person to be appointed, elected or re-elected Director at any special general meeting.
23.10	Except as otherwise authorised by the Companies Acts, the appointment of any person proposed as a Director shall be effected by a separate Resolution. Subject to Bye-Law 23.3, the Resolution appointing any Director must designate the Director as a class I, class II or class III Director.
23.11	All Directors, upon election or appointment, except upon re-election or re-appointment at an Annual General Meeting, must provide written acceptance of their appointment, in such form as the Board may think fit, by notice in writing to the Registered Office within thirty (30) days of their appointment.
23.12	The number of Directors shall be not less than three (3) and may be more as the Board by Resolution may from time to time determine. Any one or more vacancies in the Board not filled at any general meeting shall be deemed casual vacancies for the purposes of these Bye-Laws. Without prejudice to the power of the Company by Resolution in pursuance of any of the provisions of these Bye-Laws to appoint any person to be a Director, the Board, so long as a quorum of Directors remains in office, shall have power at any time and from time to time, subject to Bye-Laws 23.1, 23,2 and 23.3, to appoint any individual to be a Director so as to fill a casual vacancy. A Director so appointed shall hold office only until the next following Annual General Meeting and shall not be taken into account in determining the Directors who are to retire by rotation at the meeting. If not reappointed at such Annual General Meeting, he shall vacate office at the conclusion thereof.
24	~~24.~~ Resignation And Disqualification Of Directors
24.1	The office of a Director shall be vacated upon the happening of any of the following events:
24.1.1	if he resigns his office by notice in writing delivered to the Registered Office or tendered at a meeting of the Board;
24.1.2	if he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that his office is vacated;

24.1.3	if he becomes bankrupt under the laws of any country or compounds with his creditors;
24.1.4	if he is prohibited by law from being a Director;
24.1.5	if he ceases to be a Director by virtue of the Companies Acts or these Bye-Laws or is removed from office pursuant to these Bye-Laws; and
24.1.6	if he shall for more than six (6) consecutive months have been absent without permission of the Board from meetings of the Board held during that period and his Alternate Director (if any) shall not during such period have attended in his stead and the Board resolves that his office be vacated.
24.2	The provisions of section 93 of the Companies Act 1981 of Bermuda shall not apply to the Company.
25	~~25.~~ Alternate Directors
25.1	Any Director (other than an Alternate Director) may appoint any other person approved by resolution of the Board and willing to act, to be an Alternate Director and may remove from office an Alternate Director so appointed by him. Any appointment or removal of an Alternate Director by a Director shall be effected by delivery of a written notice of appointment or removal to the Secretary at the Registered Office, signed by such Director, and such notice shall be effective immediately upon receipt or on any later date specified in that notice. Any Alternate Director may also be removed by resolution of the Board. An Alternate Director may also be a Director in his own right and may act as alternate to more than one Director.
25.2	An Alternate Director shall cease to be an Alternate Director:
25.2.1	if his appointor ceases to be a Director; but, if a Director retires by rotation or otherwise but is reappointed or deemed to have been reappointed at the meeting at which he retires, any appointment of an Alternate Director made by him which was in force immediately prior to his retirement shall continue after his reappointment;
25.2.2	on the happening of any event which, if he were a Director, would cause him to vacate his office as Director;
25.2.3	if he is removed from office pursuant to Bye-Law 25.1; or
25.2.4	if he resigns his office by notice to the Company.
25.3	An Alternate Director shall be entitled to receive notices of all meetings of Directors, to attend, be counted in the quorum and vote at any such meeting at which any Director to whom he is alternate is not personally present, and generally to perform all the functions of any Director to whom he is alternate in his absence.
25.4	Every person acting as an Alternate Director shall (except as regards powers to appoint an alternate and remuneration) be subject in all respects to the provisions of these Bye-Laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for any Director for whom he is alternate. An Alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director. Every person acting as an Alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an Alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the terms of his appointment provides to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate.
26	~~26.~~ Directors' Interests
26.1	A Director may hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.
26.2	A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.
26.3	Subject to the provisions of the Companies Acts, a Director may notwithstanding his office be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested; and be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is interested. The Board may also cause the voting power conferred by the ~~shares~~Shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.
26.4	So long as, where it is necessary, he declares the nature of his interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by the Companies Acts, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these Bye-Laws allow him to be appointed or from any transaction or arrangement in which these Bye-Laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.
26.5	A Director who has disclosed his interest in a transaction or arrangement with the Company, or in which the Company is otherwise interested, may be counted in the quorum and vote at any meeting at which such transaction or arrangement is considered by the Board.
26.6	Subject to the Companies Acts and any further disclosure required thereby, a general notice to the Directors by a Director or Officer declaring that he is a director or officer or has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person, shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.
26.7	For the purposes of these Bye-Laws, without limiting the generality of the foregoing, a Director is deemed to have an interest in a transaction or arrangement with the Company if he is the holder of or beneficially interested in 10% per cent or more of any class of the equity ~~share~~Share capital of any body corporate (or any other body corporate through which his interest is derived) or of the voting rights available to members of the relevant body corporate with which the Company is proposing to enter into a transaction or arrangement, provided that there shall be disregarded any ~~shares~~Shares held by such Director as bare or custodian trustee and in which he has no beneficial interest, any ~~shares~~Shares comprised in a trust in which the Director’s interest is in reversion or remainder if and so long as some other person is entitled to receive the income thereof, and any ~~shares~~Shares comprised in an authorised unit trust in which the Director is only interested as a unit holder. For the purposes of this Bye-Law, an interest of a person who is connected with a Director shall be treated as an interest of the Director.
27	~~27.~~ Powers And Duties Of The Board
27.1	Subject to the provisions of the Companies Acts, these Bye-Laws and to any directions given by the Company by Resolution, the Board shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company. No alteration of these Bye-Laws and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Bye-Law shall not be limited by any special power given to the Board by these Bye-Laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.
27.2	The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any other persons.
27.3	All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.
28	~~28.~~ Fees, Gratuities And Pensions
28.1	The ordinary remuneration of the Directors office for their services (excluding amounts payable under any other provision of these Bye-Laws) shall be determined by the Board and each such Director shall be paid a fee (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the Board. Each Director may be paid his reasonable travel, hotel and incidental expenses in attending and returning from meetings of the Board or committees constituted pursuant to these Bye-Laws or general meetings and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company's business or in the discharge of his duties as a Director. Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.
28.2	In addition to its powers under Bye-Law 28.1 the Board may (by establishment of or maintenance of schemes or otherwise) provide additional benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or present Director or employee of the Company or any of its subsidiaries or any body corporate associated with, or any business acquired by, any of them, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.
28.3	No Director or former Director shall be accountable to the Company or the Shareholders for any benefit provided pursuant to this Bye-Law and the receipt of any such benefit shall not disqualify any person from being or becoming a Director of the Company.
29	~~29.~~ Delegation Of The Board's Powers
29.1	The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-Laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. Such attorney may, if so authorised under the ~~Seal~~power of attorney, execute any deed ~~or instrument under the personal seal of such attorney, with the same effect as the affixation of the Seal~~, instrument or other document on behalf of the Company.

29.2	The Board may entrust to and confer upon any Director, Officer or, without prejudice to the provisions of Bye-Law 29.3, other person any of the powers, authorities and discretions exercisable by it upon such terms and conditions with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, authorities and discretions, and may from time to time revoke or vary all or any of such powers, authorities and discretions but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.
29.3	When required under the requirements from time to time of any stock exchange on which the ~~shares~~Shares of the Company are listed, the Board shall appoint an Audit Committee and a Compensation Committee in accordance with the requirements of such stock exchange. The Board also may delegate any of its powers, authorities and discretions to any other committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, and in conducting its proceedings conform to any regulations which may be imposed upon it by the Board. If no regulations are imposed by the Board the proceedings of a committee with two (2) or more members shall be, as far as is practicable, governed by the Bye-Laws regulating the proceedings of the Board.
30	~~30.~~ Proceedings of The Board
30.1	The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes, the motion shall be deemed to have been lost. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.
30.2	Notice of a meeting of the Board may be given to a Director by word of mouth or in any manner permitted by these Bye-Laws. A Director may retrospectively waive the requirement for notice of any meeting by consenting in writing to the business conducted at the meeting
30.3	The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be a majority of the Board of Directors appointed to the Board from time to time, excluding from the size of the Board any vacancies. Any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and, subject to Bye-Law 30.12, be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.
30.4	The Resident Representative shall, upon delivering written notice of an address for the purposes of receipt of notice to the Registered Office, be entitled to receive notice of, attend and be heard at and to receive minutes of all meetings of the Board.
30.5	So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in the Board but, if no such quorum remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting.
30.6	The Chairman ~~(or President)~~ or, in his absence, the Deputy Chairman ~~(or Vice-President),~~ shall preside as chairman at every meeting of the Board. If at any meeting the Chairman or Deputy Chairman ~~(or the President or Vice-President)~~ is not present within five (5) minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.
30.7	The meetings and proceedings of any committee consisting of two (2) or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.
30.8	A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board or by an Alternate Director, as provided for in these Bye-Laws or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the Directors or members of the committee concerned.
30.9	A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone or by video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting will be deemed to take place in Bermuda unless otherwise determined by the Chairman of the meeting.
30.10	All acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person duly authorised by the Board or any committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.
30.11	The Company may by resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of these Bye-Laws prohibiting a Director from voting at a meeting of the Board or of a committee of the Board, or ratify any transaction not duly authorised by reason of a contravention of any such provisions.
30.12	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two (2) or more Directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned (if not debarred from voting under the provisions of Bye-Law 26.5) shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.
30.13	If a question arises at a meeting of the Board or a committee of the Board as to the entitlement of a Director to vote or be counted in a quorum, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed. If any such question arises in respect of the chairman of the meeting, it shall be decided by resolution of the Board (on which the chairman shall not vote) and such resolution will be final and conclusive except in a case where the interests of the chairman have not been fairly disclosed.

OFFICERS

31	~~31.~~ Officers
31.1	The Officers of the Company ~~must include either a President and a Vice-President or a Chairman and a Deputy Chairman, as the Board may determine,~~, who ~~must~~may, or may not be Directors ~~and shall~~, may be ~~elected~~appointed by the Board, subject to Bye-Law ~~30.12, as soon as possible after the statutory meeting and shall serve for such term as the Board may determine, or in the absence of such determination, until the termination of the next Annual General Meeting following their appointment. In addition, the Board may appoint any person whether or not he is a Director to hold such office as the Board may from time to time determine.~~30.12. Any person elected or appointed pursuant to this Bye-Law shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such ~~election or~~ appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such Officer may have against the Company or the Company may have against such Officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Companies Acts or these Bye-Laws, the powers and duties of the Officers of the Company shall be such (if any) as are determined from time to time by the Board.
31.2	Any appointment of a Director to an executive office shall terminate if he ceases to be a Director but without prejudice to any rights or claims which he may have against the Company by reason of such cesser. A Director appointed to an executive office shall not ipso facto cease to be a Director if his appointment to such executive office terminates.
31.3	The emoluments of any Director holding executive office for his services as such shall be determined by the Board, and may be of any description, and (without limiting the generality of the foregoing) may include admission to or continuance of membership of any scheme (including any ~~share~~Share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or his dependants on or after retirement or death, apart from membership or any such scheme or fund.
31.4	Save as otherwise provided, the provisions of these Bye-laws as to resignation and disqualification of Directors shall mutatis mutandis apply to the resignation and disqualification of Officers.

MINUTES

32	~~32.~~ Minutes
32.1	The Board shall cause minutes to be made and books kept for the purpose of recording:
32.1.1	all appointments of Officers made by the Board;
32.1.2	the names of the Directors and other persons (if any) present at each meeting of the Board and of any committee; and
32.1.3	all proceedings at meetings of the Company, of the holders of any class of ~~shares~~Shares in the Company, of the Board and of committees appointed by the Board or the Shareholders.
32.2	Shareholders shall only be entitled to see the Register of Directors and Officers, the Register, the financial information provided for in Bye-Law 39.3 and the minutes of meetings of the Shareholders of the Company.

SECRETARY AND RESIDENT REPRESENTATIVE

33	~~33.~~ Secretary And Resident Representative
33.1	The Secretary (including one or more deputy or assistant secretaries) and, if required, the Resident Representative, shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any Secretary and Resident Representative so appointed may be removed by the Board. The duties of the Secretary and the duties of the Resident Representative shall be those prescribed by the Companies Acts together with such other duties as shall from time to time be prescribed by the Board.
33.2	A provision of the Companies Acts or these Bye-Laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

THE SEAL

34	~~34.~~ The Seal
34.1	The Seal shall consist of a circular device with the name of the Company around the outer margin thereof and the country and year of registration in Bermuda across the centre thereof.

Should the Seal not have been received at the Registered Office in such form at the date of adoption of this Bye-Law then, pending such receipt, any document requiring to be sealed with the Seal shall be sealed by affixing a red wafer seal to the document with the name of the Company, and the country and year of registration in Bermuda type written across the centre thereof.
34.2	The Board may authorise the production of one or more duplicate seals.
34.3	Any document required to be under seal or executed as a deed on behalf of the Company may be
34.3.1	executed under the Seal in accordance with these Bye-Laws; or
34.3.2	signed or executed by any person authorised by the Board for that purpose, without the use of the Seal.
34.4	~~34.3~~ The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee constituted by the Board. Subject to these Bye-Laws, any instrument to which a Seal is affixed shall be attested by the signature of:
34.4.1	~~34.3.1~~ two (2) Directors; or
34.4.2	~~34.3.2~~ the Secretary and one Director; or
34.4.3	~~34.3.3~~ any one person authorised by the Board for that purpose;

provided that the Secretary or a Director may affix a Seal over his signature alone to authenticate copies of these Bye-Laws, the minutes of any meeting or any other documents requiring authentication.

DIVIDENDS AND OTHER PAYMENTS

35	~~35.~~ Dividends And Other Payments
35.1	The Board may from time to time declare dividends or distributions out of contributed surplus to be paid to the Shareholders according to their rights and interests, including such interim dividends as appear to the Board to be justified by the position of the Company. The Board, in its discretion, may determine that any dividend shall be paid in cash or shall be satisfied, subject to Bye-Law 37, in paying up in full ~~shares~~Shares in the Company to be issued to the Shareholders credited as fully paid or partly paid or partly in one way and partly the other. The Board may also pay any fixed cash dividend which is payable on any ~~shares~~Shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Board, justifies such payment.
35.2	Except insofar as the rights attaching to, or the terms of issue of, any ~~share~~Share otherwise provide:
35.2.1	all dividends or distributions out of contributed surplus may be declared and paid according to the amounts paid up on the ~~shares~~Shares in respect of which the dividend or distribution is paid, and an amount paid up on a ~~share~~Share in advance of calls may be treated for the purpose of this Bye-Law as paid-up on the ~~share~~Share;
35.2.2	dividends or distributions out of contributed surplus may be apportioned and paid pro rata according to the amounts paid-up on the ~~shares~~Shares during any portion or portions of the period in respect of which the dividend or distribution is paid.
35.3	The Board may deduct from any dividend, distribution or other monies payable to a Shareholder by the Company on or in respect of any ~~shares~~Shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of ~~shares~~Shares of the Company.
35.4	No dividend, distribution or other monies payable by the Company on or in respect of any ~~share~~Share shall bear interest against the Company.

35.5	Any dividend, distribution or interest, or part thereof payable in cash, or any other sum payable in cash to the holder of ~~shares~~Shares may be paid by cheque or warrant sent through the post or by courier addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the ~~shares~~Shares at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such ~~shares~~Shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two (2) or more joint holders may give effectual receipts for any dividends, distributions or other monies payable or property distributable in respect of the ~~shares~~Shares held by such joint holders.
35.6	Any dividend or distribution out of contributed surplus unclaimed for a period of six (6) years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the ~~share~~Share into a separate account shall not constitute the Company a trustee in respect thereof.
35.7	The Board may also, in addition to its other powers, direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets, and in particular of paid-up ~~shares~~Shares or debentures of any other company, and where any difficulty arises in regard to such distribution or dividend, the Board may settle it as it thinks expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board, provided that such dividend or distribution may not be satisfied by the distribution of any partly paid ~~shares~~Shares or debentures of any company without the sanction of a Resolution.
36	~~36.~~ Reserves

The Board may, before declaring any dividend or distribution out of contributed surplus, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.

CAPITALISATION OF PROFITS

37	~~37.~~ Capitalisation Of Profits
37.1	The Board may from time to time resolve to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any ~~share~~Share premium account and accordingly that such amount be set free for distribution amongst the Shareholders or any class of Shareholders who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any ~~shares~~Shares in the Company held by such Shareholders respectively or in payment up in full of unissued ~~shares~~Shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid amongst such Shareholders, or partly in one way and partly in the other, provided that for the purpose of this Bye-Law, a ~~share~~Share premium account may be applied only in paying up of unissued ~~shares~~Shares to be issued to such Shareholders credited as fully paid and provided further that any sum standing to the credit of a

~~share~~Share premium account may only be applied in crediting as fully paid ~~shares~~Shares of the same class as that from which the relevant ~~share~~Share premium was derived.
37.2	Where any difficulty arises in regard to any distribution under this Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholders in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.

RECORD DATES

38	~~38.~~ Record Dates
38.1	~~Notwithstanding any other provisions of these Bye-Laws, the Company may fix by Resolution, or the Board may fix, any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of any general meeting. Any such record date may be on or at any time not more than 30 days before any date on which such dividend, distribution, allotment or issue is declared, paid or made or not more than 20 days nor less than 5 days before the date of any such meetings.~~Notwithstanding any other provisions of these Bye-Laws, the Company may fix by Resolution, or the Board may fix, any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of any general meeting. Any such record date may be on or at any time not more than 30 days before any date on which such dividend, distribution, allotment or issue is declared, paid or made or not more than 60 days nor less than 10 days before the date of any such meetings.
38.2	~~In relation to any general meeting of the Company or of any class of Shareholder or to any adjourned meeting or any poll taken at a meeting or adjourned meeting of which notice is given, the Board may specify in the notice of meeting or adjourned meeting or in any document sent to Shareholders by or on behalf of the Board in relation to the meeting, a time and date (a “record date”) which is not more than 5 days before the date fixed for the meeting (the “meeting date”) and, notwithstanding any provision in these Bye-Laws to the contrary, in such case:~~In relation to any general meeting of the Company or of any class of Shareholder or to any adjourned meeting or any poll taken at a meeting or adjourned meeting of which notice is given, the Board may specify in the notice of meeting or adjourned meeting or in any document sent to Shareholders by or on behalf of the Board in relation to the meeting, a time and date (a “record date”) which is not more than 60 days nor less than 10 days before the date fixed for the meeting (the “meeting date”) and, notwithstanding any provision in these Bye-Laws to the contrary, in such case:
38.2.1	each person entered in the Register at the record date as a Shareholder, or a Shareholder of the relevant class, (a “record date holder”) shall be entitled to attend and to vote at the relevant meeting and to exercise all of the rights or privileges of a Shareholder, or a Shareholder of the relevant class, in relation to that meeting in respect of the ~~shares~~Shares, or the ~~shares~~Shares of the relevant class, registered in his name at the record date;
38.2.2	as regards any ~~shares~~Shares, or ~~shares~~Shares of the relevant class, which are registered in the name of a record date holder at the record date but are not so registered at the meeting date (“relevant ~~shares~~Shares”), each holder of any relevant ~~shares~~Shares at the meeting date shall be deemed to have irrevocably appointed that record date holder as his proxy for the purpose of attending and voting in respect of those relevant ~~shares~~Shares at the relevant meeting (with power to appoint, or to authorise the appointment of, some other person as proxy), in such manner as the record date holder in his absolute discretion may determine; and

38.2.3	accordingly, except through his proxy pursuant to Bye-Law 38.2.2 above, a holder of relevant ~~shares~~Shares at the meeting date shall not be entitled to attend or to vote at the relevant meeting, or to exercise any of the rights or privileges of a Shareholder, or a Shareholder of the relevant class, in respect of the relevant ~~shares~~Shares at that meeting.
38.3	The entry of the name of a person in the Register as a record date holder shall be sufficient evidence of his appointment as proxy in respect of any relevant ~~shares~~Shares for the purposes of this paragraph, but all the provisions of these Bye-Laws relating to the execution and deposit of an instrument appointing a proxy or any ancillary matter (including the Board’s powers and discretions relevant to such matter) shall apply to any instrument appointing any person other than the record date holder as proxy in respect of any relevant ~~shares~~Shares.

ACCOUNTING RECORDS

39	~~39.~~ Accounting Records
39.1	The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company's affairs and to show and explain its transactions, in accordance with the Companies Acts.
39.2	The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit, and shall at all times be open to inspection by the Directors, PROVIDED that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three (3) month period. No Shareholder (other than an Officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Board or by Resolution.
39.3	A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the auditors' report, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Acts.

AUDIT

40	~~40.~~ Audit

Save and to the extent that an audit is waived in the manner permitted by the Companies Acts, auditors shall be appointed and their duties regulated in accordance with the Companies Acts, any other applicable law and such requirements not inconsistent with the Companies Acts as the Board may from time to time determine.

SERVICE OF NOTICES AND OTHER DOCUMENTS

41	~~41.~~ Service Of Notices And Other Documents
41.1	Any notice or other document (including a ~~share~~Share certificate and any notice of a general meeting of the Company) may be served on or delivered to any Shareholder by the Company either personally or by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register or by sending it by courier to or leaving it at such registered address, or, where applicable, by sending it by email or facsimile or other mode of representing or reproducing words in a legible and non-transitory form to an address supplied by such Shareholder for the purpose of the receipt of notices or documents. In the case of joint holders of a ~~share~~ Share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders. Any notice or other document, if sent by personal delivery, shall be deemed to have been served or delivered at the time of delivery, or if sent by post, shall be deemed to have been served or delivered forty-eight (48) hours after it was put in the post, or if sent by courier or facsimile, twenty-four (24) hours after sending, or if sent by email, twelve (12) hours after sending and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed and stamped and put in the post, sent by courier, facsimile or email, as the case may be.
41.2	Any notice or other document delivered, sent or given to a Shareholder in any manner permitted by these Bye-Laws shall, notwithstanding that such Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any ~~share~~Share registered in the name of such Shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the ~~share~~Share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the ~~share~~Share.

41.3	If any time, by reason of the suspension or curtailment of postal services within Bermuda or any other territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised in at least one national newspaper published in the territory concerned and such notice shall be deemed to have been duly served on each person entitled to receive it in that territory on the day, or on the first day, on which the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least five (5) ~~clear days~~Clear Days before the meeting the posting of notices to addresses throughout that territory again becomes practicable.
41.4	Save as otherwise provided, the provisions of these Bye-Laws as to service of notices and other documents on Shareholders shall mutatis mutandis apply to service or delivery of notices and other documents to the Company or any Director, Alternate Director or Resident Representative pursuant to these Bye-Laws.

DESTRUCTION OF DOCUMENTS

42	~~42.~~ Destruction of Documents

The Company shall be entitled to destroy all instruments of transfer of ~~shares~~Shares which have been registered and all other documents on the basis of which any entry is made in the register at any time after the expiration of six (6) years from the date of registration thereof and all dividends mandates or variations or cancellations thereof and notifications of change of address at any time after the expiration of two (2) years from the date of recording thereof and all  ~~share~~Share certificates which have been cancelled at any time after the expiration of one (1) year from the date of cancellation thereof and all paid dividend warrants and cheques at any time after the expiration of one (1) year from the date of actual payment thereof and all instruments of proxy which have been used for the purpose of a poll at any time after the expiration of one (1) year from the date of such use and all instruments of proxy which have not been used for the purpose of a poll at any time after one (1) month from the end of the meeting to which the instrument of proxy relates and at which no poll was demanded. It shall conclusively be presumed in favour of the Company that every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made, that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered, that every ~~share~~Share certificate so destroyed was a valid and effective certificate duly and properly cancelled and that every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company, provided always that:

42.1	the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;
42.2	nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Bye-Law; and
42.3	references herein to the destruction of any document include references to the disposal thereof in any manner.

UNTRACED SHAREHOLDERS

43	~~43.~~ Untraced Shareholders
43.1	The Company shall be entitled to sell, at the best price reasonably obtainable, the ~~shares~~Shares of a Shareholder or the ~~shares~~Shares to which a person is entitled by virtue of transmission on death, bankruptcy, or otherwise by operation of law if and provided that:
43.1.1	during a period of six (6) years, no dividend in respect of those ~~shares~~Shares has been claimed and at least three (3) cash dividends have become payable on the ~~share~~Share in question;

43.1.2	on or after expiry of that period of six (6) years, the Company has inserted an advertisement in a newspaper circulating in the area of the last registered address at which service of notices upon the Shareholder or person entitled by transmission may be effected in accordance with these Bye-Laws and in a national newspaper published in the relevant country, giving notice of its intention to sell such ~~shares~~Shares:
43.1.3	during that period of six (6) years and the period of three (3) months following the publication of such advertisement, the Company has not received any communication from such Shareholder or person entitled by transmission; and
43.1.4	if so required by the rules of any securities exchange upon which the ~~shares~~Shares in question are listed for the time being, notice has been given to that exchange of the Company’s intention to make such sale.
43.2	If during any six (6) year period referred to in Bye-Law 43.1 above, further ~~shares~~Shares have been issued in right of those held at the beginning of such period or of any previously issued during such period and all the other requirements of this Bye-Law (other than the requirement that they be in issue for six (6) years) have been satisfied in regard to the further ~~shares~~Shares, the Company may also sell the further ~~shares~~Shares.
43.3	To give effect to any such sale, the Board may authorise some person to execute an instrument of transfer of the ~~shares~~Shares sold to, or in accordance with the directions of, the purchaser and an instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the ~~shares~~Shares. The transferee shall not be bound to see to the application of the purchase money, nor shall his title to the ~~shares~~Shares be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale.
43.4	The net proceeds of sale shall belong to the Company which shall be obliged to account to the former Shareholder or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former Shareholder or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Board from time to time thinks fit.

WINDING UP

44	~~44.~~ Winding Up

If the Company shall be wound up, the liquidator may, with the sanction of a Resolution of the Company and any other sanction required by the Companies Acts, divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any ~~shares~~Shares or other assets upon which there is any liability.

INDEMNITY AND INSURANCE

45	~~45.~~ Indemnity And Insurance
45.1	Subject to the proviso below, every Indemnified Person shall be indemnified and held harmless out of the assets of the Company against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him by or by reason of any act done, conceived in or omitted in the conduct of the

Company’s business or in the discharge of his duties and the indemnity contained in this Bye-Law shall extend to any Indemnified Person acting in any office or trust in the reasonable belief that he has been appointed or elected to such office or trust notwithstanding any defect in such appointment or election PROVIDED ALWAYS that the indemnity contained in this Bye-Law shall not extend to any matter which would render it void pursuant to the Companies Acts.
45.2	No Indemnified Person shall be liable to the Company for the acts, defaults or omissions of any other Indemnified Person.
45.3	Every Indemnified Person shall be indemnified out of the assets of the Company against all liabilities incurred by him by or by reason of any act done, conceived in or omitted in the conduct of the Company’s business or in the discharge of his duties, in defending any proceedings, whether civil or criminal, in which judgement is given in his favour, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.
45.4	To the extent that any Indemnified Person is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relevant indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.
45.5	Each Shareholder and the Company agree to waive any claim or right of action he or it may at any time have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any action taken by such Indemnified Person or the failure of such Indemnified Person to take any action in the performance of his duties with or for the Company PROVIDED HOWEVER that such waiver shall not apply to any claims or rights of action arising out of the fraud of such Indemnified Person or to recover any gain, personal profit or advantage to which such Indemnified Person is not legally entitled.
45.6	Subject to the Companies Acts, expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to these Bye-Laws shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall ultimately be determined that the Indemnified Person is not entitled to be indemnified pursuant to these Bye-Laws PROVIDED THAT no monies shall be paid hereunder unless payment of the same shall be authorised in the specific case upon a determination that indemnification of the Director or Officer would be proper in the circumstances because he has met the standard of conduct which would entitle him to the indemnification thereby provided and such determination shall be made:
45.6.1	by the Board, by a majority vote at a meeting duly constituted by a quorum of Directors not party to the proceedings or matter with regard to which the indemnification is, or would be, claimed; or
45.6.2	in the case such a meeting cannot be constituted by lack of a disinterested quorum, by independent legal counsel in a written opinion; or
45.6.3	by a majority vote of the Shareholders.
45.7	Each Shareholder of the Company, by virtue of its acquisition and continued holding of a ~~share~~Share, shall be deemed to have acknowledged and agreed that the advances of funds may be made by the Company as aforesaid, and when made by the Company under this Bye-Law are made to meet expenditures incurred for the purpose of enabling such Indemnified Person to properly perform his or her duties to the Company.
45.8	Without prejudice to the provisions of this Bye-Law, the Board shall have the power to purchase and maintain insurance for or for the benefit of any Indemnified Person or any persons who are or were at any time Directors, Officers, or employees of the Company, or of any other company which is its holding company or in which the Company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or any such other company, or who are or were at any time trustees of any pension fund in which employees of the Company or any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund.

AMALGAMATION

46	~~46.~~ Amalgamation

Any Resolution proposed for consideration at any general meeting to approve the amalgamation of the Company with any other company, wherever incorporated, shall require the approval of:

46.1	the Board, by resolution adopted by a majority of Directors then in office, and either:
46.2	the Shareholders, by Resolution passed by a majority of votes cast at such meeting and the quorum for such meeting shall be that required in Bye-Law 20.1; or
46.3	the Shareholders, by unanimous written Resolution.

CONTINUATION

47	~~47.~~ Continuation

Subject to the Companies Acts, the Company may with the approval of:

47.1	the Board, by resolution adopted by a majority of Directors then in office, and
47.2	the Shareholders by Resolution passed by a majority of votes cast at the general meeting,

approve the discontinuation of the Company in Bermuda and the continuation of the Company in a jurisdiction outside Bermuda.

ALTERATION OF BYE-LAWS

48	~~48.~~ Alteration Of Bye-laws
48.1	Subject to Bye-Law 48.2 and 48.3, these Bye-Laws may be revoked or amended only by the Board, which may from time to time revoke or amend them in any way by a resolution of the Board passed by a majority of the Directors then in office and eligible to vote on that resolution, but no such revocation or amendment shall be operative unless and until it is approved at a subsequent general meeting of the Company by the Shareholders by Resolution passed by a majority of votes cast.
48.2	Where the Board has, by a resolution passed by a majority of the Directors then in office and eligible to vote on that resolution, approved a revocation or amendment of Bye-Laws 23, 24, 47, or 48 (not to include Bye-Law 48.3), the revocation or amendment will not be effective unless approved by a Resolution of Shareholders holding not less than 80 per cent of the issued ~~shares~~Shares of the Company carrying the right to vote at general meetings at the relevant time.
~~48.3~~	~~No revocation or amendment of Bye-law 49 will be effective unless it is approved by a Resolution of Shareholders holding not less than 95 per cent of the issued shares of the Company carrying the right to vote at general meetings at the relevant time and complies with the requirements of Bye-Law 49.~~

BUSINESS COMBINATIONS

~~49.~~	~~Business Combinations~~

~~The following definitions~~

49	[Intentionally Omitted]

~~“Admission” shall mean the admission to trading on the Alternative Investment Market of the London Stock Exchange of the Common Shares and Warrants, in connection with the IPO;~~

~~“AIM” shall mean the Alternative Investment Market of the London Stock Exchange plc;~~

~~“Business Combination” shall mean the acquisition by the Company, whether by amalgamation, merger, capital stock exchange, asset or stock acquisition or other similar type of transaction, of a Target Business with a Transaction Value of not less than $50,000,000;~~

~~“Founder” shall mean any holder of Founder Shares;~~

~~“Founder Proportion” shall mean, at any time, the number of Founder Shares expressed as a proportion of the aggregate total number of Founder Shares and IPO Shares then in issue and outstanding;~~

~~“Founder Shares” shall mean the Common Shares issued prior to the IPO;~~

~~“GAAP” shall mean United States generally accepted accounting principles;~~

~~“IPO Shares” shall mean the Common Shares issued in the IPO;~~

~~“IFRS” shall mean International Financial Reporting Standards;~~

~~“Remaining Balance” shall mean, with respect to the Trust Fund, at the relevant time, the sum of (i) funds initially deposited in the Trust Fund (ii) funds deposited after stabilization and (iii) interest less (iv) expenses paid to the Trustee and less (v) tax, if any, on the interest less (vi) the aggregate amount distributed out of the Trust Fund previously to effect Business Combinations (including any amounts distributed to effect repurchases of the Company’s IPO Shares pursuant to bye-law 49.5), if any, and (vii) the aggregate amount distributed out of the Trust Fund previously to effect repurchases of the Company’s IPO Shares pursuant to bye-law 49.3;~~

~~“Qualified Business Combination” shall mean a Business Combination which, when combined with all of the Company’s previous Business Combinations, has an aggregate Transaction Value of at least 50% of the sum of (i) the initial amount of the Trust Fund and (ii) such amounts as are deposited in the Trust Fund following the Stabilisation Period;~~

~~“Stabilisation Period” shall mean the period of 30 calendar days following Admission;~~

~~“Target Business” shall mean assets consisting primarily of oil and gas reserves or businesses that primarily own oil and gas reserves;~~

~~“Target Business Acquisition Period” shall mean the period from Admission up to and including the Termination Date;~~

~~“Termination Date” shall mean the earlier of (i) the date 12 months following Admission (the “End Date”) and (ii) the date on which a Qualified Business Combination is consummated;~~

~~“Transaction Value” shall mean the sum of (i) cash and fair market value of property, if any, used as consideration in connection with a Business Combination; (ii) net debt assumed and/or incurred in connection with such Business Combination; (iii) working capital required to operate the Target Business; and (iv) transaction costs incurred in connection with the Business Combination;~~

~~“Trust Fund” shall mean the trust account established by the Company at the consummation of the IPO and into which a certain amount of the net proceeds of the IPO are deposited.~~

~~49.1~~	~~The following Bye-laws 49.2 through 49.11 shall apply, and may not be amended, during the Target Business Acquisition Period. Any positive obligations contained herein which arise~~

~~during the Target Business Acquisition Period will continue to bind the Company until such obligations are satisfied, notwithstanding the end of the Target Business Acquisition Period.~~
~~49.2~~	~~The Company shall not issue any further shares of any class other than as part of the consideration paid by the Company in a Qualified Business Combination, and any such shares shall be issued only on the date on which such Qualified Business Combination is consummated.~~
~~49.3~~	~~The Company may submit to the shareholders for approval a resolution to postpone the End Date. If such resolution is passed by a majority of the shareholders, any shareholder of the Company holding IPO Shares who voted against the resolution may demand that the Company repurchase the Relevant Proportion of their IPO Shares. If so demanded, the Company shall repurchase such Relevant Proportion of the IPO Shares held by such shareholder as of the record date used to give notice of the Shareholders’ meeting approving the extension, subject to Section 42A of the Companies Acts, at a per share price equal to the Remaining Balance in the Trust Fund as of the date of the resolution, plus the aggregate total of all previous disbursements paid out of the Trust Fund under Bye-law 49.4.2 below, divided by the total number of IPO Shares then outstanding. Such payment for the repurchased shares shall take place no later than the later of two business days after the shareholder meeting approving the postponement of the End Date and the delivery of the shares by the shareholder.~~
~~49.4~~	~~The Company shall submit any proposed Business Combination to the shareholders for approval in the form of a proxy. The proposal may seek authority to:~~
~~49.4.1~~	~~consummate the Business Combination;~~
~~49.4.2~~	~~release funds from the Trust Fund in an amount equal to the Transaction Value in respect of the proposed Business Combination; and~~
~~49.4.3~~	~~approve proposed compensation for executive directors for managing the acquired business;~~

~~none of which actions may be taken by the Company without such authority. With respect to any proxy statement required to be prepared by the Company in connection with a Business Combination, such proxy statement shall contain substantially the same information as would be required in a proxy statement for an acquisition filed with the U.S. Securities and Exchange Commission provided, however, that the financial statements included in such proxy statement, if permitted by applicable AIM requirements, may be unaudited and may be prepared in accordance with IFRS and reconciled to GAAP. In addition, the proxy statement shall contain the following operational information of the operations acquired: i) the production profile and historical oil and gas production decline figures; ii) the results of a third party reserve report; iii) management’s estimates of effective lifting costs per barrel oil equivalent; iv) the previous owner’s three-year effective lifting cost history plus an additional two years to the extent available; and (v) the implications of approving the Business Combination, including whether the warrants would become exercisable on consummation.~~

~~49.5~~	~~In the event that a Business Combination is approved in accordance with the above Bye-law 49.4 and is consummated by the Company, any shareholder of the Company holding IPO Shares who voted against the Business Combination may demand that the Company convert the Relevant Proportion of their shares held as of the record date used to give notice of the shareholder meeting approving the Business Combination into a share of the Remaining Balance in the Trust Fund as determined in accordance with this Bye-Law 49.5. If so demanded, the Company shall convert such Relevant Proportion of such shareholder’s IPO Shares by purchasing them subject to Section 42A of the Companies Acts at a per share conversion price equal to the Remaining Balance in the Trust Fund as of two business days prior to the proposed consummation of the Business Combination, plus the aggregate total of all previous disbursements paid out of the Trust Fund under Bye-law 49.4.2 above, divided by the total number of IPO Shares then outstanding. Such payment for the repurchased shares shall take place no later than~~

~~the later of two business days after the completion of the Business Combination and the delivery of the shares by the shareholder. Upon completing a Business Combination, the Company shall issue a press release confirming that it has completed the Business Combination.~~
~~49.6~~	~~In the event that the Company does not consummate a Business Combination by the Termination Date, the Company shall convert all the outstanding IPO Shares by purchasing them subject to Section 42A of the Companies Acts at a per share conversion price equal to the Remaining Balance in the Trust Fund as of the Termination Date divided by the total number of IPO Shares then outstanding. Such payment for the repurchased shares shall take place no later than the later of two business days after the completion of the Business Combination and the delivery of the shares by the shareholder. The Company may by Resolution, liquidate the Company as soon as reasonably practicable. In the event that the Company is so dissolved and liquidated, only the holders of IPO Shares shall be entitled to receive liquidating distributions and the Company shall pay no liquidating distributions with respect to any other shares of the capital of the Company. The Board shall have the power by resolution, and shall take all such action necessary, to cancel the Founder Shares.~~
~~49.7~~	~~In the event that the Company consummates a Business Combination prior to the Termination Date, but does not consummate a Qualified Business Combination prior to the Termination Date, the Company shall notify each shareholder on the business day following the Termination Date. Any shareholder of the Company holding IPO Shares may demand within twenty business days following the Termination Date that the Company repurchase the Relevant Proportion of his IPO Shares as of the Termination Date (which shall be the record date for determining the number of shares to be repurchased) subject to Section 42A of the Companies Acts, at a per share conversion price equal to the Remaining Balance in the Trust Fund as of the Termination Date, plus the aggregate total of all previous disbursements paid out of the Trust Fund under Bye-law 49.4.2 above, divided by the total number of IPO Shares then outstanding. On the twenty-second business day following the Termination Date all shareholders of the Company, whether or not they demanded such repurchase, shall be deemed to have given their consent to the release to the Company of all funds remaining in the Trust.~~
~~49.8~~	~~Following a repurchase of IPO Shares pursuant to Bye-Law 49.7, there shall be automatically repurchased by the Company, from each Founder, subject to Section 42A of the Companies Acts, a proportion of his total holding of Founder Shares at a price per share equal to the par value of those Founder Shares. The proportion shall be equal to the number of IPO Shares repurchased pursuant to Bye-Law 49.7 expressed as a proportion of the IPO Shares outstanding immediately prior to such repurchase. The repurchase and cancellation of Founder Shares shall be deemed to occur concurrently with the repurchase of IPO Shares, regardless of whether the certificates in respect of such Founder Shares are delivered up.~~
~~49.9~~	~~A holder of IPO Shares shall be entitled to receive distributions from the Trust Fund only in the event of a liquidation of the Company or pursuant to Bye-Laws 49.3, 49.5 or 49.7 above. In no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Fund.~~
~~49.10~~	~~Prior to the consummation of any Business Combination, the Company shall not pay any compensation to any executive director, but may pay for such directors’ out of pocket expenses related to the performance of their duties.~~
~~49.11~~	~~If at any time the Founder Proportion exceeds twenty-five per cent., there shall be automatically repurchased from each Founder, subject to Section 42A of the Companies Acts, sufficient Founder Shares to reduce the Founder Proportion to twenty-five per cent. The number of Founder Shares repurchased from each Founder shall be in proportion to his or its overall holding of Founder Shares, at a price per share equal to the par value of those Founder Shares. The repurchase and cancellation of Founder Shares shall be deemed to occur concurrently with the repurchase of IPO Shares (if it is a repurchase of IPO shares that has triggered this bye-law 49.11), regardless of whether the certificates in respect of such Founder Shares are delivered up.~~

Notification by Interested Shareholders

50.1	Any holder of ~~shares~~Shares or warrants in the Company must notify the Company without delay, and including particulars of the price, amount and nature of the relevant transaction, if the aggregate nominal amount of ~~shares~~Shares or warrants in which he has an Interest (A) exceeds three per cent by nominal value of the entire issued class of ~~shares~~Shares or warrants of the Company respectively, or (B) changes from an aggregate amount which exceeded three per cent by nominal value of the then issued class of ~~shares~~Shares or warrants of the Company so as to increase or decrease through any single percentage.
50.2	On written request by the Company, a holder of ~~shares~~Shares or warrants in the Company is obliged to notify the Company (within the period and including the particulars required by the Company) of any person who has an Interest in such ~~shares~~Shares or warrants.
50.3	Unless otherwise directed by the Board, for so long as any person is in default of his obligations under this bye-law he shall not be entitled to vote at any meeting of the Company nor receive dividends in respect of his ~~shares~~Shares, and shall not be entitled to exercise his warrants.
50.4	In this bye-law, “Interest” includes an interest of any kind, (whether conditional or absolute) whatsoever in the ~~shares~~Shares or warrants; (and accordingly there are to be disregarded any restraints or restrictions to which the exercise of any right attached to the interest is or may be subject), including:
50.4.1	a joint interest,
50.4.2	a beneficial interest,
50.4.3	a contractual right to purchase;
50.4.4	the right to exercise any right conferred by or the right to control the exercise of such right in ~~shares~~Shares or warrants; or
50.4.5	the right to call for delivery of, the right to acquire or the obligation to take an interest in ~~shares~~Shares or warrants.
50.5	For the purposes of 50.4.4 above, a person is entitled to exercise or control the exercise of any right conferred by the holding of ~~shares~~Shares or warrants if he has a right (whether subject to conditions or not) the exercise of which would make him so entitled, or is under an obligation (whether so subject or not) the fulfillment of which would make him so entitled.

CHARITABLE DONATIONS

51.	The Company shall not make more than $250,000.00 per fiscal year in charitable donations during fiscal years 2006, 2007 and 2008.

APPENDIX B
AMENDED ENERGY XXI SERVICES, LLC
2006 LONG-TERM INCENTIVE PLAN

APPENDIX B

ENERGY XXI SERVICES, LLC

2006 LONG-TERM INCENTIVE PLAN

[Effective Date: October 6, 2006]

ENERGY XXI SERVICES, LLC

2006 LONG-TERM INCENTIVE PLAN

i

ii

ENERGY XXI SERVICES, LLC

2006 Long-term Incentive Plan
As Amended for Fiscal Year 2008

ARTICLE I
INTRODUCTION

1.1  Purpose. The Energy XXI Services, LLC 2006 Long-term Incentive Plan (the “Plan”) is intended to promote the interests of Energy XXI Services, LLC, a Delaware limited liability corporation, (the “Employer”) and its stockholders (the “Stockholders”) by encouraging Employees, Service Providers and Non-Employee Directors (as each is defined below) to acquire or increase their equity interests in Energy XXI (Bermuda) Limited, a Bermuda entity, and any successor entity (the “Company”) thereby giving them an added incentive to work toward the continued growth and success of the Employer and the Company. The Board of Directors of the Company (the “Board”) also contemplates that through the Plan, the Company, the Employer and its Affiliates will be better able to compete for the services of the individuals needed for the continued growth and success of the Company.

1.2  Shares Subject to the Plan. The aggregate number of shares of Common Stock, of the Company (“Common Stock”) that may be issued under the Plan shall not exceed five million (5,000,000) shares. In each calender year, during any part of which the Plan is in effect, a Participant may not be granted (a) Awards (other than Awards designated to be paid only in cash or the settlement of which is not based on a number of shares of Common Stock) relating to more than 5,000,000 shares of Common Stock, subject to adjustment in a manner consistent with any adjustment described below, and (b) Awards designated to be paid only in cash, or the settlement of which is not based on a number of shares of Common Stock, having a value determined on the date of grant in excess of $3,000,000. Notwithstanding the above, however, in the event that at any time after the Effective Date (as defined below) the outstanding shares of Common Stock are subdivided, consolidated, split-up, spun-off, reclassified, recapitalized, or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the Plan (or issuable to any one Participant pursuant to this Plan in any one calendar year) shall be ratably adjusted by the Committee (as defined below), whose determination shall be final and binding upon the Company and all other interested persons. Shares issued pursuant to the Plan (i) may be treasury shares, authorized but unissued shares or, if applicable, shares acquired in the open market and (ii) shall be fully paid and nonassessable.

1.3  Administration of the Plan. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Awards under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award under the Plan in the manner and to the extent that the Committee deems desirable to effectuate the Plan. Any action taken or determination made by the Committee pursuant to this and the other paragraphs of the Plan shall be conclusive on all parties. The act or determination of a majority of the Committee shall be deemed to be the act or determination of the Committee.

1.4  Amendment and Discontinuance of the Plan. The Board may amend, suspend or terminate the Plan; provided, however, that, without the consent of the holder of an Award, no amendment, suspension or termination of the Plan may terminate such Award or adversely affect such person’s rights with respect to such Award in any material respect; provided further, however, that any amendment which would constitute a “material revision” of the Plan (as that term is used in the rules of any exchange on which the Common Stock is traded) shall be subject to Stockholder approval.

1.5  Granting of Awards to Participants. The Committee shall have the authority to grant, prior to the expiration date of the Plan, Awards to such Employees, Service Providers and Non-Employee Directors as may be selected by it on the terms and conditions hereinafter set forth in the Plan. In selecting the persons to receive Awards, including the type and size of the Award, the Committee may consider any factors that it may deem relevant. Notwithstanding the foregoing, any Awards made to members of the Committee or any Service Provider to the Committee or the Board, must be approved by the full Board.

1.6  Term of Plan. The Plan has been adopted by the board of directors of the Employer and the Company. The Plan is effective as of October 6, 2006 (the “Effective Date”), subject to approval by the Stockholders and the shareholders of the Company. The provisions of the Plan are applicable to all Awards granted on or after the Effective Date. If not sooner terminated under the provisions of Section 1.4 hereof, the Plan shall terminate upon, and no further Awards shall be made, after the tenth (10th) anniversary of the Effective Date.

1.7  Leave of Absence. If an Employee is on military, sick leave or other bona fide leave of absence, such person shall be considered an “Employee” for purposes of an outstanding Award during the period of such leave provided it does not exceed ninety (90) days, or, if longer, so long as the person’s right to reemployment is guaranteed either by statute or by contract. If the period of leave exceeds ninety (90) days, such Employee’s Employment (as defined below) shall be deemed to have terminated on the ninety-first (91st) day of such leave, unless the person’s right to reemployment is guaranteed by statute or contract.

1.8  Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

“Affiliate” means (i) any entity in which the Employer directly or indirectly, owns fifty percent (50%) or more of the combined voting power, as determined by the Committee, (ii) any “parent corporation” of the Employer (as defined in Section 424(e) of the Code), (iii) any “subsidiary corporation” of any such parent corporation (as defined in Section 424(f) of the Code) of the Employer and (iv) any trades or businesses, whether or not incorporated which are members of a controlled group or are under common control (as defined in Sections 414(b) or (c) of the Code) with the Employer, but using the threshold of 50% ownership wherever 80% appears; provided, that, for the purpose of issuing Options or Stock Appreciation Rights, “Affiliate” means any corporation or other entity in a chain of corporations and/or other entities in which the Company has a “controlling interest” within the meaning of Treas. Reg. § 1.414(c)-2(b)(2)(i), but using the threshold of 50 percent ownership wherever 80 percent appears.

“Awards” means, collectively, Options, Stock Appreciation Rights, Restricted Stock Unit Awards, Restricted Stock, Performance Awards or Other Stock or Performance Based Awards.

“Board” has the meaning set forth in Section 1.1 hereof.

“Cause” for termination of any Participant who is a party to an agreement of Employment with or provides services to the Employer or the Company shall mean termination for “Cause” as such term is defined in such agreement, the relevant portions of which are incorporated herein by reference. If such agreement does not define “Cause” or if a Participant is not a party to such an agreement, “Cause” means (i) the commission by a Participant of a criminal or other act that causes or is likely to cause substantial economic damage to the Company or an Affiliate or substantial injury to the business reputation of the Company or an Affiliate; (ii) the commission by a Participant of an act of fraud in the performance of such Participant’s duties on behalf of the Company or an Affiliate; or (iii) the failure of a Participant to perform the duties of such Participant to the Company or an Affiliate (other than such failure resulting from the Participant’s incapacity due to physical or mental illness).

“Change of Control” shall be deemed to have occurred upon any of the following events:

(i) any “person” (as defined in Section 3(a)(9) of the 1934 Act, and as modified by Section 13(d) and 14(d) thereof) other than (A) the Company or any of its subsidiaries, (B) any employee benefit plan of the Company or any of its subsidiaries, (C) an Affiliate, (D) a company owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, or (E) an underwriter temporarily holding securities pursuant to an offering of such securities (a “person”), becomes the “beneficial owner” (as defined in Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the shares of voting stock of the Company then outstanding; provided, however, that an initial public offering of Common Stock shall not constitute a Change of Control;

(ii) the consummation of any merger, reorganization, business combination or consolidation of the Company or one of its subsidiaries with or into any other company, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than fifty percent (50%) of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;

(iii) the consummation of a sale or disposition by the Company of the Employer or all or substantially all of the Company’s assets, other than a sale or disposition where the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than fifty percent (50%) of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets, or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(iv) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election to the Board was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of Directors or other solicitation of proxies or consents by or on behalf of a person other than the Board.

Solely with respect to any Award that is subject to Section 409A of the Code and that is payable upon a Change of Control, and to the extent that the above definition does not comply with Section 409A, such definition shall be modified, to the extent required to ensure that this definition complies with the requirements of Section 409A of the Code, as set forth in regulations or other regulatory guidance issued under Section 409A of the Code by the appropriate governmental authority and the Plan shall be operated in accordance with the above definition of Change of Control as modified to the extent necessary to ensure that the above definition complies with the definition prescribed in such regulations or other regulator guidance insofar as the definition relates to any Award that is subject to Section 409A of the Code and payable upon a Change of Control.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

“Committee” means the committee appointed by the Board or, if none, the Board; provided however, that with respect to any Award granted to a Covered Employee which is intended to be “performance-based compensation” as described in Section 162(m)(4)(c) of the Code, to the extent such Award is subject to Section 162(m) of the Code, the Committee shall consist solely of two or more “outside directors” as described in Section 162(m)(4)(c)(i) of the Code; and if the Company is subject to the 1934 Act, the Committee shall mean the compensation committee of the Board, which shall consist of not less than two (2) independent members of the Board, each of whom shall qualify as a “non-employee director” (as that term is defined in Rule 16b-3 of the General Rules and Regulations under the 1934 Act) appointed by and serving at the pleasure of the Board to administer this Plan or, if none, the independent members of the Board.

“Common Stock” has the meaning set forth in Section 1.2 hereof.

“Company” has the meaning set forth in Section 1.1 hereof.

“Covered Employee” shall mean each of the employees/officers of the Company as described in Section 162(m) of the Code and applicable rules, regulations and guidance issued thereunder, as well as any person designated by the Committee, at the time of grant of an Award, who is likely to be a Covered Employee.

“Director” means a director of the Company.

“Disability” means a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last of or a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Employer.

“Effective Date” has the meaning set forth in Section 1.6 hereof.

“Employee” means any employee of the Employer or an Affiliate.

“Employer” has the meaning set forth in Section 1.1 hereof and any other Affiliate which is determined by the Board to be an Employer.

“Employment” includes any period in which a Participant is an Employee or a paid Service Provider to the Employer or an Affiliate.

“Fair Market Value or FMV Per Share” The Fair Market Value or FMV Per Share of the Common Stock shall be the closing price on any national or foreign securities exchange or over-the-counter market, if applicable, for the date of the determination, or if no trade of the Common Stock shall have been reported for such date, the closing sales price quoted on such exchange for the most recent trade prior to the determination date. If shares of the Common Stock are not listed or admitted to trading on any exchange, over-the-counter market or any similar organization as of the determination date, the FMV Per Share shall be determined by the Committee in good faith using a fair application of a reasonable valuation methodology taking into account all available information material to the value of the Company.

“Good Reason” means termination of Employment by an Employee, or termination of service by a Service Provider if such Employee or Service Provider is a party to an agreement for Employment with or services to the Employer or the Company, which agreement includes a definition of “Good Reason” (or similar term or concept) for termination of Employment with or services to the Company, “Good Reason” shall have the same definition for purposes of the Plan as is set forth in such agreement, the relevant portions of which are incorporated herein by reference. If such Employee or Service Provider is not a party to an agreement with the Employer or the Company that defines the term “Good Reason,” (or similar term or concept) such term shall not be applicable to such Employee or Service Provider and any provision of the Plan or an Award referencing “Good Reason” shall not be applicable to such Employee or Service Provider.

“Incentive Option” means any option which satisfies the requirements of Section 422 of the Code and is granted pursuant to Article III of the Plan.

“Incumbent Board” has the meaning set forth in this Section 1.8 in the definition of “Change of Control.”

“Non-Employee Director” means persons who are members of the Board but who are neither Employees nor Service Providers of the Company or any Affiliate.

“Non-Qualified Option” shall mean an option not intended to satisfy the requirements of Section 422 of the Code and which is granted pursuant to Article II of the Plan.

“Option” means an option to acquire Common Stock granted pursuant to the provisions of the Plan, and refers to either an Incentive Option or a Non-Qualified Option, or both, as applicable.

“Option Expiration Date” means the date determined by Committee which shall not be more than ten (10) years after the date of grant of an Option.

“Option Grant Date” means the date on which the Committee grants an Option pursuant to the provisions of the Plan.

“Optionee” means a Participant who has received or will receive an Option.

“Other Stock or Performance-Based Award” means an award granted pursuant to Article VII of the Plan.

“Participant” means any Non-Employee Director, Employee or Service Provider granted an Award under the Plan.

“Performance Award” means an Award granted pursuant to Article VI of the Plan, which, if earned, shall be payable in shares of Common Stock, cash or any combination thereof as determined by the Committee.

“Performance Period” means a period of not less than one year and not more than five years during which the Committee may grant Performance Awards.

“Person” has the meaning set forth in this Section 1.8 in the definition of “Change of Control”.

“Restricted Period” means the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

“Restricted Stock” means any share of Common Stock, prior to the lapse of restrictions thereon, granted under Article V of the Plan.

“Restricted Stock Unit Awards” has the meaning set forth in Section 4.2 hereof.

“Service Provider” means any individual or entity, other than a Director or an Employee, who renders consulting or advisory services to the Company or an Affiliate.

“Stock Appreciation Rights” means an Award described in Section 4.1(a) that is granted pursuant to Article IV of the Plan.

“Stockholder” has the meaning set forth in Section 1.1 hereof.

ARTICLE II
NON-QUALIFIED OPTIONS

2.1  Grants. The Committee may grant Options to purchase Common Stock to any Employee, Service Provider or Non-Employee Director, provided that such grant does not constitute a deferral of compensation within the meaning of section 409A of the Code.

2.2  Calculation of Exercise Price. The exercise price to be paid for each share of Common Stock deliverable upon exercise of each Option granted under this Article II shall not be less than the FMV Per Share on the date of grant of such Option. The exercise price for each Option granted under this Article II shall be subject to adjustment as provided in Section 2.3(d) below.

2.3  Terms and Conditions of Options. Options shall be in such form as the Committee may from time to time approve, shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with this Article II, as the Committee shall deem desirable:

(a)  Option Period and Conditions and Limitations on Exercise. No Option shall be exercisable later than the Option Expiration Date. To the extent not prohibited by other provisions of the Plan, each Option shall be exercisable at such time or times as the Committee in its discretion may determine at the time such Option is granted.

(b)  Manner of Exercise. In order to exercise an Option, the person or persons entitled to exercise it shall deliver to the Company payment in full for the shares being purchased, together with any required withholding taxes. The payment of the exercise price, together with any required withholding taxes, for each Option shall be made (i) in cash or by check payable and acceptable to the Company,

(ii) with the consent of the Committee, by tendering to the Company shares of Common Stock owned by the person for more than six months having an aggregate Fair Market Value as of the date of exercise that is not greater than the full exercise price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the exercise price as provided in (i) above, or (iii) subject to such instructions as the Committee may specify, at the person’s written request the Company may deliver certificates for the shares of Common Stock for which the Option is being exercised to a broker for sale on behalf of the person, provided that the person has irrevocably instructed such broker to remit directly to the Company on the person’s behalf the full amount of the exercise price from the proceeds of such sale. In the event that the person elects to make payment as allowed under clause (ii) above, the Committee may, upon confirming that the Optionee owns the number of additional shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to the person (or not require surrender of) the certificate for the shares being tendered upon the exercise. If the Committee so requires, such person or persons shall also deliver a written representation that all shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such shares.

(c)  Options not Transferable. Except as provided below, no Non-Qualified Option granted hereunder shall be transferable other than by (i) will or by the laws of descent and distribution or (ii) pursuant to a domestic relations order and, during the lifetime of the Participant to whom any such Option is granted, and it shall be exercisable only by the Participant (or his guardian). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Option granted hereunder, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the Option with respect to the shares involved in such attempt. With respect to a specific Non-Qualified Option, the Participant (or his guardian), subject to the consent of the Committee, may transfer, for estate planning purposes, all or part of such Option to one or more immediate family members or related family trusts or partnerships or similar entities.

(d)  Adjustment of Options. In the event that at any time after the Effective Date the outstanding shares of Common Stock are subdivided, consolidated, split-up, spun-off, reclassified, recapitalized, or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares, and the exercise price per share, as to which all outstanding Options granted, or portions thereof then unexercised, shall be exercisable, to the end that after such event the shares subject to the Plan and each Participant’s proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding of share quantities or prices) and with any necessary corresponding adjustment in exercise price per share. Any such adjustment made by the Committee shall be final and binding upon all Participants, the Company and all other interested persons.

(e)  Listing and Registration of Shares. Each Option shall be subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration, or qualification of the shares subject to such Option under any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the
Committee.

2.4  Amendment. The Committee may, without the consent of the person or persons entitled to exercise any outstanding Option, amend, modify or terminate such Option; provided, however, such amendment, modification or termination shall not, without such person’s consent, reduce or diminish the value of such Option determined as if the Option had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination or cause such Option to be subject to adverse tax consequences under section 409A of the Code. The Committee may at any time or from time to time, in its discretion, in the case of any Option which is not then immediately exercisable in full, accelerate the time or times at which such Option may be exercised to any earlier time or times.

2.5  Acceleration of Vesting. Any Option granted hereunder which is not otherwise vested shall vest (unless specifically provided to the contrary by the Committee in the document or instrument evidencing an Option granted hereunder) upon (i) termination of an Employee or Service Provider without Cause or termination by an Employee or Service Provider with Good Reason; (ii) termination, removal or resignation of an Employee, Service Provider or Non-Employee Director for any reason within one (1) year from the effective date of the Change of Control; or (iii) death or Disability of the Participant.

2.6  Other Provisions.

(a)  The person or persons entitled to exercise, or who have exercised, an Option shall not be entitled to any rights as a Stockholder with respect to any shares subject to such Option until he shall have become the holder of record of such shares.

(b)  No Option granted hereunder shall be construed as limiting any right which the Employer, the Company or any Affiliate may have to terminate at any time, with or without cause, the Employment of any person to whom such Option has been granted.

(c)  Notwithstanding any provision of the Plan or the terms of any Option, the Company shall not be required to issue any shares hereunder if such issuance would, in the judgment of the Committee, constitute a violation of any state, local or federal law or of the rules or regulations of any governmental regulatory body.

2.7  No Option Repricing Without Stockholder Approval. With Stockholder approval only, the Committee may grant to holders of outstanding Non-Qualified Options, in exchange for the surrender and cancellation of such Non-Qualified Options, new Non-Qualified Options having exercise prices lower than the exercise price provided in the Non-Qualified Options so surrendered and canceled.

ARTICLE III
INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Article III, all the provisions of Article II hereof shall also be applicable to Incentive Options. Non-Qualified Options shall not be subject to the terms of this Article III.

3.1  Eligibility. Incentive Options may be granted only to Employees of (i) the Employer or the Company, (ii) any “parent corporation” of the Company (as defined in section 424(e) of the Code) or (iii) any “subsidiary corporation” of the Company (as defined in section 424(f) of the Code). Incentive Options may be granted only if the Plan is approved by the Stockholders of the Employer within one year prior to or after the Effective Date.

3.2  Exercise Price.  The exercise price per Share shall not be less than one hundred percent (100%) of the FMV Per Share on the Option Grant Date (subject to adjustment as provided in Section 2.3(d)).

3.3  Dollar Limitation. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of shares of Common Stock for which one or more options granted to any Employee under the Plan (or any other option plan of the Employer, the Company or an Affiliate) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Options shall be applied on the basis of the order in which such Options are granted.

3.4  10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% stockholder of the Company, the Employer or any Affiliate, then the exercise price per share shall not be less than one hundred ten percent (110%) of the FMV Per Share on the Option Grant Date and the option term shall not exceed five (5) years measured from the Option Grant Date.

3.5  Options Not Transferable. No Incentive Option granted hereunder shall be transferable other than by will or by the laws of descent and distribution and shall be exercisable during the Optionee’s lifetime only by such Optionee.

3.6  Compliance with 422. All Options that are intended to be Incentive Options shall be designated as such in the Option grant and in all respects shall be issued in compliance with Code Section 422. No more than five million (5,000,000) Incentive Options may be issued under the terms of the Plan.

3.7  Limitations on Exercise.  No Incentive Option shall be exercisable more than three (3) months after the Optionee ceases to be an Employee for any reason other than death or disability (within the meaning of section 22(e)(3) of the Code), or more than one (1) year after the Optionee ceases to be an Employee due to death or disability (within the meaning of section 22(e)(3) of the Code).

ARTICLE IV
STOCK APPRECIATION RIGHTS AND RESTRICTED STOCK UNIT AWARDS

4.1  Stock Appreciation Rights.  The Committee is authorized to grant Stock Appreciation Rights to Employees, Service Providers or Non-Employee Directors on the following terms and conditions, provided that such grant does not constitute a deferral of compensation within the meaning of section 409A of the Code.

(a)  Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the FMV Per Share on the date of exercise over (B) the FMV Per Share on the date of grant. Such excess may be paid in cash or shares of Common Stock as determined by the Committee and set forth in the Award agreement.

(b)  Rights Related to Options. A Stock Appreciation Right granted in connection with an Option shall entitle a Participant, upon exercise thereof, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Subsection 4.1(a) hereof. That Option shall then cease to be exercisable to the extent surrendered. A Stock Appreciation Right granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable (other than by will or the laws of descent and distribution) except to the extent that the related Option is transferable.

(c)  Right Without Option. A Stock Appreciation Right granted independent of an Option shall be exercisable as determined by the Committee and set forth in the Award agreement governing such Stock Appreciation Right.

(d)  Terms. The Committee shall determine at the date of grant the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including achievement of certain performance goals and/or meeting certain future service requirements), the method of exercise, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award and any other terms and conditions of any Stock Appreciation Right.

(e)  Adjustment of Stock Appreciation Rights. In the event that at any time after the Effective Date the outstanding shares of Common Stock are subdivided, consolidated, split-up, spun-off, reclassified, recapitalized, or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Committee shall make an appropriate and equitable adjustment in the outstanding Stock Appreciation Rights granted, to the end that after such event the Stock Appreciation Rights subject to the Plan and each Participant’s proportionate interest shall be maintained as before the occurrence of such event. Any such adjustment made by the Committee shall be final and binding upon all Participants, the Company and all other interested persons.

4.2 Restricted Stock Unit Awards. The Committee is authorized to grant rights to receive cash or Common Stock equal to the Fair Market Value of specified number of shares of Common Stock at the end of a specified deferral period to Participants (“Restricted Stock Unit Awards”), subject to the following terms and conditions:

(a)  Award and Restrictions. Satisfaction of a Restricted Stock Unit Award shall occur upon expiration of the deferral period specified for such Restricted Stock Unit Award by the Committee. In addition, Restricted Stock Unit Awards shall be subject to such restrictions (which may include a risk of forfeiture), if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, installments or otherwise, as the Committee may determine.

(b)  Forfeiture. Except as otherwise determined by the Committee or as may be set forth in any Award, employment or other agreement pertaining to a Restricted Stock Unit Award, upon termination of Employment or services during the applicable deferral period or portion thereof to which forfeiture conditions apply, all Restricted Stock Unit Awards that are at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Unit Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Unit Awards.

(c)  Adjustment of Restricted Stock Unit Awards. In the event that at any time after the Effective Date the outstanding shares of Common Stock are subdivided, consolidated, split-up, spun-off, reclassified, recapitalized, or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Committee shall make an appropriate and equitable adjustment in the outstanding Restricted Stock Unit Awards granted, to the end that after such event the Restricted Stock Unit Awards subject to the Plan and each Participant’s proportionate interest shall be maintained as before the occurrence of such event. Any such adjustment made by the Committee shall be final and binding upon all Participants, the Company and all other interested persons.

ARTICLE V
RESTRICTED STOCK

5.1  Eligible Persons. All Employees, Service Providers and Non-Employee Directors shall be eligible for grants of Restricted Stock.

5.2  Restricted Period and Vesting.

(a)  A grant of Restricted Stock is a grant of Common Stock to a Participant which is subject to such limitations (including, without limitation, limitations that qualify as a “substantial risk of forfeiture” within the meaning given to that term under Section 83 of the Code) and restrictions on transfer by the Participant and repurchase by the Employer or the Company as the Committee, in its sole discretion, shall determine. Prior to the lapse of such restrictions, the Participant shall not be permitted to transfer such shares. The Employer or the Company shall have the right to repurchase or recover such shares for the lesser of (A) the amount of cash paid therefore, if any or (B) the FMV of the shares at the time of repurchase, if (i) the Participant’s Employment from or services to the Employer or an Affiliate is terminated by the Employer, such Affiliate or the Participant prior to the lapse of such restrictions (unless otherwise provided in the related Award agreement) or (ii) the Restricted Stock is forfeited by the Participant pursuant to the terms of the Award.

(b)  Notwithstanding the foregoing, unless the Award specifically provides otherwise, all Restricted Stock not otherwise vested shall vest upon (i) termination of an Employee or Service Provider without Cause; (ii) termination by an Employee or Service Provider with Good Reason; (iii) termination, resignation or removal of an Employee, Service Provider or Non-Employee Director for any reason within one (1) year from the effective date of a Change of Control; or (iv) death or Disability of the Participant.

(c)  Each certificate representing Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, during the Restricted Period, shall be left in deposit with the Company and a stock power endorsed in blank. Unless otherwise provided in an Award agreement, the grantee of Restricted Stock shall have all the rights of a Stockholder with respect to such shares including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares. Any certificate or certificates representing shares of Restricted Stock shall bear a legend similar to the following:

The shares represented by this certificate have been issued pursuant to the terms of the Energy XXI Services, LLC 2006 Long-term Incentive Plan (as amended and restated) and Restricted Stock Grant Agreement dated ________, 200___ and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as is set forth in the terms of such Plan or grant.

(d)  Adjustment of Restricted Stock. In the event that at any time after the Effective Date the outstanding shares of Common Stock are subdivided, consolidated, split-up, spun-off, reclassified, recapitalized, or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Committee shall make an appropriate and equitable adjustment in the outstanding Restricted Stock granted, to the end that after such event the shares of Restricted Stock subject to the Plan and each Participant’s proportionate interest shall be maintained as before the occurrence of such event. Any such adjustment made by the Committee shall be final and binding upon all Participants, the Company and all other interested persons.

ARTICLE VI
PERFORMANCE AWARDS

6.1  Performance Awards. To the extent the Committee determines that any Award granted pursuant to this Plan shall be contingent upon performance goals or shall constitute performance-based compensation for purposes of Section 162(m) of the Code, the grant or settlement of the Award shall, in the Committee’s discretion, be subject to the achievement of performance goals determined and applied in a manner consistent with this Section 6.1. The Committee may grant Performance Awards based on performance criteria measured over a Performance Period. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to increase the amounts payable under any Award subject to performance conditions except as limited under Section 6.2 hereof in the case of a Performance Award granted to a Covered Employee.

6.2  Performance Goals. The grant and/or settlement of a Performance Award shall be contingent upon the terms set forth in this Section 6.2.

(a)  General. The performance goals for Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Committee. In the case of any Award granted to a Covered Employee, performance goals shall be designed to be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee are such that the achievement of performance goals is “substantially uncertain” at the time the Award is granted. The Committee may determine that such Performance Awards shall be granted and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to the grant and/or settlement of such Performance Awards. Performance goals may differ among Performance Awards granted to any one Participant or for Performance Awards granted to different Participants.

(b)  Business Criteria. One or more of the following business criteria for the Company, an a consolidated basis, and/or for specified subsidiaries, divisions or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for Performance Awards granted to a Participant: (i) earnings per share; (ii) increase in revenues; (iii) increase in cash flow; (iv) increase in cash flow return; (v) return on net assets; (vi) return on assets; (vii) return on investment; (viii) return on capital; (ix) return on equity; (x) economic value added; (xi) gross margin; (xii) net income; (xiii) pretax earnings; (xiv) pretax earnings before interest, depreciation and amortization; (xv) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (xvi) operating income; (xvii) total stockholder return; (xviii) debt reduction; (xix) any other operational criteria determined by the Committee; and (xx) any of the above goals determined on the absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.

(c)  Timing for Establishing Performance Goals. Performance goals in the case of any Award granted to a Participant who is a Covered Employee shall be established not later than ninety (90) days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d)  Settlement of Performance Awards; Other Terms. After the end of each Performance Period, the Committee shall determine the amount, if any, of Performance Awards payable to each Participant based upon achievement of business criteria over a Performance Period. The Committee may not exercise discretion to increase any such amount payable in respect of a Performance Award to a Covered Employee which is designed to comply with Section 162(m) of the Code. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of Employment by the Participant prior to the end of a Performance Period or settlement of Performance Awards.

(e)  Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award, and the achievement of performance goals relating to Performance Awards shall be made in writing in the case of any Award granted to a Participant. The Committee may not delegate any responsibility relating to Performance Awards discussed in this Section 6.2(e).

(f)  Status of Performance Awards under Section 162(m) of the Code. It is the intent of the Employer and the Company that Performance Awards granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. Accordingly, the terms of this Section 6.2 shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

ARTICLE VII
OTHER STOCK OR PERFORMANCE-BASED AWARDS

The Committee is hereby authorized to grant to Employees, Non-Employee Directors and Service Providers of the Company or its Affiliates, Other Stock or Performance-Based Awards, which shall consist of a right which (i) is not an Award described in any other Article and (ii) is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, securities convertible into shares of Common Stock) or cash as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of any such Other Stock or Performance-Based Award.

ARTICLE VIII
CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS

8.1  General. Awards may be granted on the terms and conditions set forth herein. In addition, the Committee may impose on any Award or the exercise thereof, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of Employment by the Participant and terms permitting a Participant to make elections relating to his Award. Notwithstanding the foregoing, the Committee may amend any Award without the consent of the holder if the Committee deems it necessary to avoid adverse tax consequences to the holder under Code Section 409A. The Committee shall retain full power and discretion to accelerate or waive, at any time, any term or condition of an Award that is not mandatory under this Plan; provided, however, that the Committee shall not have discretion to accelerate or waive any term or condition of an Award (i) if such discretion would cause the Award to have adverse tax consequences to the Participant under 409A, or (ii) if the Award is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code and such discretion would cause the Award not to so qualify.

8.2  Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Participant to receive payment from the Company or any Affiliate. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. Notwithstanding anything in the Plan to the contrary, Options granted in substitution or exchange for an option in a corporate transaction shall be granted in accordance with the rules of Treasury Regulations section 1.424-1. In addition, Awards may be granted in lieu of cash compensation, including, but not limited to, in lieu of cash amounts payable under other plans of the Company or any Affiliate.

8.3  Term of Awards. The term or Restricted Period of each Award that is an Option, Stock Appreciation Right, Restricted Stock Unit Award or Restricted Stock shall be for such period as may be determined by the Committee; provided that in no event shall the term of any such Award exceed a period of ten (10) years (or such shorter terms as may be required in respect of an Incentive Option).

8.4  Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or an Affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in a single payment or transfer, in installments or on a deferred basis. The settlement of any Award may, subject to any limitations set forth in the related Award agreement, be accelerated and cash may be paid in lieu of shares in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events; provided, however, such discretion may not be exercised if the exercise of such discretion would result in adverse tax consequences to the Participant under Section 409A of the Code. In the discretion of the Committee, Awards granted pursuant to Article IV or VI hereof may be payable in cash or shares to the extent permitted by the terms of the applicable Award agreement. Installment or deferred payments may be required by the Committee (subject to Section 1.4 hereof, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee; provided, however, that no deferral shall be required or permitted by the Committee if such deferral would result in adverse tax consequences to the Participant under Section 409A of the Code. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of amounts in respect of installment or deferred payments denominated in shares. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company, which plan shall be compliant with Section 409A of the Code. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

8.5  Vested and Unvested Awards. After the satisfaction of all of the terms and conditions set by the Committee with respect to an Award of (i) Restricted Stock, a certificate, without the legend set forth in Section 5.2(c) hereof, for the number of shares that are no longer subject to such restrictions, terms and conditions shall be delivered to the Employee, (ii) Restricted Stock Unit Award, to the extent not paid in cash, a certificate for the number of shares equal to the number of shares of Restricted Stock Unit Award earned, and (iii) Stock Appreciation Rights or Performance Awards, cash and/or a certificate for the number of shares equal in value to the number of Stock Appreciation Rights or amount of Performance Awards vested shall be delivered to the person. Upon termination, resignation or removal of a Participant under circumstances that do not cause such Participant to become fully vested, any remaining unvested Options, shares of Restricted Stock, Restricted Stock Unit Award, Stock Appreciation Rights or Performance Awards, as the case may be, shall either be forfeited back to the Employer or the Company or, if appropriate under the terms of the Award, shall continue to be subject to the restrictions, terms and conditions set by the Committee with respect to such Award. Notwithstanding any other provisions of the Plan, upon or as soon as reasonably practicable following the vesting of a Restricted Stock Unit Award, Peformance Award or Other Stock or Performance Based Award, the distribution of such Award shall occur in a single lump sum no later than the fifteenth (15th) day of the third (3rd) month following the date on which vesting occurs. Should the Participant die before receiving all amounts payable hereunder, the balance shall be paid to the Participant’s estate by this date.

8.6  Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the 1934 Act shall be exempt from Section 16(b) of the 1934 Act pursuant to an applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 under the 1934 Act as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

8.7  Other Provisions. No grant of any Award shall be construed as limiting any right which the Employer, the Company or any Affiliate may have to terminate at any time, with or without cause, the Employment of any person to whom such Award has been granted.

ARTICLE IX
WITHHOLDING FOR TAXES

Any issuance of Common Stock pursuant to the exercise of an Option or payment of any other Award under the Plan shall not be made until appropriate arrangements, satisfactory to the Employer and the Company, have been made for the payment of any tax amounts (federal, state, local or other) that may be required to be withheld or paid by the Employer or the Company with respect thereto. Such arrangements may, at the discretion of the Committee, include allowing the person to tender to the Employer or the Company shares of Common Stock owned by the person, or to request the Employer or the Company to withhold shares of Common Stock being acquired pursuant to the Award, whether through the exercise of an Option or as a distribution pursuant to the Award, which have an aggregate FMV Per Share as of the date of such withholding that is not greater than the sum of all tax amounts to be withheld with respect thereto, together with payment of any remaining portion of such tax amounts in cash or by check payable and acceptable to the Employer or the Company.

Notwithstanding the foregoing, if on the date of an event giving rise to a tax withholding obligation on the part of the Employer or the Company the person is an officer or individual subject to Rule 16b-3 under the 1934 Act, then, to the extent permitted by applicable law, such person may direct that such tax withholding be effectuated by the Employer or the Company withholding the necessary number of shares of Common Stock (at the tax rate required by the Code) from such Award payment or exercise.

ARTICLE X
MISCELLANEOUS

10.1  No Rights to Awards. No Participant or other person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.

10.2  No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Employer, the Company or any Affiliate. Further, the Employer, the Company or any Affiliate may at any time dismiss a Participant from Employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

10.3  Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal law and the laws of the State of Texas, without regard to any principles of conflicts of law.

10.4  Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

10.5  Other Laws. The Committee may refuse to issue or transfer any shares or other consideration under an Award agreement if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration might violate any applicable law.

10.6  409A Compliance — No Guarantee of Tax Consequences. It is the intention of the Employer and the Company that all Awards granted by the Committee be in compliance with Section 409A of the Code in all respects and the Plan shall be so construed; provided, however that the Participant shall be solely responsible for and liable for any tax consequences (including but not limited to any interest or penalties) as a result of participation in the Plan. Neither the Board, nor the Employer, the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder and assumes no liability whatsoever for the tax consequences to the Participants. Notwithstanding anything herein to the contrary, if any amounts payable hereunder are reasonably determined by the Committee to be “nonqualified deferred compensation” payable to a “specified employee” upon “separation from service” (within the meaning of section 409A of the Code) then such amounts that would otherwise be payable upon separation from service shall be held and not be paid by the Company upon separation from service, but shall be paid on the earlier of: (1) the first day that is six months following the Participant’s separation from service; or (2) Participant’s date of death. Such amounts that would otherwise be payable in installments commencing on separation from service shall be accumulated and paid in a lump sum on the date that is the earlier of (1) or (2) above and shall be paid in installments thereafter.

10.7  Shareholder Agreements. The Committee may condition the grant, exercise or payment of any Award upon such person entering into a stockholders’ agreement in such form as approved from time to time by the Board.

ENERGY XXI (BERMUDA) LIMITED

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
November 13, 2007

Please date, sign and mail this proxy card in
the postage-paid return-addressed envelope provided as soon as possible

The person signing on the reverse by this proxy appoints John Daniel Schiller, Jr. and David West Griffen, and each of them (with full power to designate substitutes), proxies to represent, vote and act with respect to all Common Shares of Energy XXI (Bermuda) Limited held of record by the undersigned at the close of business on September 28, 2007 at Energy XXI (Bermuda) Limited’s annual general meeting of shareholders to be held on November 13, 2007 and at any adjournments or postponement thereof. The proxies may vote and act upon the matters designated below and upon such other matters as may properly come before the meeting (including a motion to adjourn the meeting), according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION
OF ALL DIRECTOR NOMINEES AND “FOR” EACH OF PROPOSALS 3, 4 AND 5.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Class II Directors: Paul Davison, David M. Dunwoody and Steven A. Weyel

☐ FOR All Nominees

☐ WITHHOLD Authority for All Nominees

☐ FOR Nominees all except (see instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR all except” and write the name(s) of such individual(s) for whom you wish your vote to be withheld below:

2. Election of one Class I Director: Hill A. Feinberg

☐ FOR         ☐ WITHHOLD Authority for Mr. Feinberg

3. To approve the appointment of UHY LLP as its fiscal year ending June 30, 2008 independent auditors and to authorize the Audit Committee of the Board of Directors to set the auditors’ remuneration.

☐ FOR         ☐ AGAINST         ☐ ABSTAIN

4. To approve amendments to our Bye-Laws as shown in the marked copy of our Bye-Laws attached to the Proxy Statement as Appendix A.

☐ FOR         ☐ AGAINST         ☐ ABSTAIN

5. To approve an amendment to our 2006 Long-Term Incentive Plan to increase the number of common shares available for awards under the plan to 5,000,000, and to restate the eligibility provisions and performance criteria, and establish annual award limits pursuant to Section 162(m) of the Internal Revenue Code.

☐ FOR         ☐ AGAINST         ☐ ABSTAIN

This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted “FOR” the election of all of the director nominees listed in proposals 1 and 2 and “FOR” each of the proposals 3, 4 and 5.

Printed Name of Shareholder as it Exists in the Shareholder Registry:

Signature:

Printed Name and Authority of Person Signing if Not Shareholder Named in Shareholder Registry (e.g., person signing for corporate or fund shareholder):

Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership or limited liability company, please sign in partnership or limited liability company name (as applicable) by authorized person.